As filed with the Securities and Exchange Commission on March 5, 2011
Registration No. 333-177891

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
________________________________

PRE-EFFECTIVE AMENDMENT NO. 2
TO FORM S-3
________________________________

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
________________________________

RBS Commercial Funding Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

06-1565524
(I.R.S. Employer Identification Number)

600 Washington Boulevard
Stamford, Connecticut  06901
(203) 897-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York  10036
(800) 221-0770
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Patrick T. Quinn, Esq.
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York  10281
(212) 504-6000
_____________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
_____________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Mortgage- and Asset-Backed Securities	$1,000,000	100%	$1,000,000	$114.60

(1)	This Registration Statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the Registrant.
(2)	Estimated solely for purposes of calculating the registration fee.
(3)	The $114.60 registration fee was previously paid in connection with the initial filing of this Registration Statement on November 10, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement contains a combined prospectus consisting of a base prospectus and a form prospectus supplement relating to the offer and sale of Commercial Mortgage-Backed Securities of RBS Commercial Funding Inc.  The form of prospectus supplement for the offered certificates follows immediately after this Explanatory Note.  The base prospectus follows immediately after the form of prospectus supplement.

The information in this preliminary prospectus supplement is not complete and may be changed.  The securities described herein may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered.  This preliminary prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [_______]
Prospectus Supplement to Prospectus dated [______], 20[__]

$[_____] (Approximate)
[RBS Commercial Mortgage Securities Trust] [_____]
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

The Royal Bank of Scotland
[_____]
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates,
Series [_____]

The Commercial Mortgage Pass-Through Certificates, Series [_____] will include [_____] classes of certificates that RBS Commercial Funding Inc. is offering pursuant to this prospectus supplement.  The Series [_____] certificates represent the beneficial ownership interests in the issuing entity, which will be RBS Commercial Mortgage Securities Trust [_____].  The trust’s main assets will be a pool of [_____] fixed rate mortgage loans secured by first liens on various types of commercial and multifamily properties.

The Series [_____] certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.  Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Each class of certificates will receive distributions of interest, principal or both monthly, commencing on [_____], 20[__].  Credit enhancement will be provided by the subordination of certain classes of junior certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Only the [__] classes of certificates identified below are being offered by this prospectus supplement. Other classes of certificates may be described in this prospectus supplement but are not offered hereby.

[[Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing [identify credit enhancement, liquidity support or derivatives instrument] with respect to the Class [__] Certificates, as described under “[Description of the Credit Enhancement, Liquidity Support or Derivatives Instrument]” in this prospectus supplement.]

You should carefully consider the risk factors beginning on page S-[__] of this prospectus supplement and page [__] of the prospectus.
	Initial Certificate Principal Amount(1)	Initial Pass-Through Rate(2)	Description	Rated Final Distribution Date
Class [A-1]	$[_______]	[_____]%	[_____]	[_____]
Class [A-2]	$[_______]	[_____]%	[_____]	[_____]
Class [X-A]	$[_______](3)	[_____]%	[_____]	[_____]
Class [X-B]	$[_______](3)	[_____]%	[_____]	[_____]
Class [B]	$[_______]	[_____]%	[_____]	[_____]
Class [C]	$[_______]	[_____]%	[_____]	[_____]
Class [D]	$[_______]	[_____]%	[_____]	[_____]
____________________________
(Footnotes to table begin on page S-10)

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The underwriters, RBS Securities Inc., [_____], [_____] and [_____], will purchase the offered certificates from RBS Commercial Funding Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale.  [See “Plan of Distribution” in this prospectus supplement.]  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System in Europe against payment in New York, New York on or about [_____], 20[__].  RBS Commercial Funding Inc. expects to receive from this offering approximately $[_____], plus accrued interest from [_____], 20[__], before deducting expenses payable by the depositor.

RBS	[______________]

The date of this prospectus supplement is [_____], 20[__]

SUMMARY OF PROSPECTUS SUPPLEMENT	S-11
RISK FACTORS	S-41
RISKS RELATED TO THE OFFERED CERTIFICATES	S-41
The Offered Certificates May Not Be a Suitable Investment for You	S-41
The Offered Certificates Are Limited Obligations	S-41
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely
Affected and May Continue to Adversely Affect the Value of CMBS	S-41
External Factors May Adversely Affect the Value and Liquidity of Your Investment	S-42
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	S-43
Limited Information Causes Uncertainty	S-44
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	S-44
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	S-45
Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded
S-48
Risks Relating to Interest on Advances and Special Servicing Compensation	S-49
Subordination of Subordinate Offered Certificates	S-49
RISKS RELATED TO MORTGAGE LOANS AND MORTGAGED PROPERTIES	S-49
Commercial and Multifamily Lending is Dependent on Net Operating Income	S-49
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	S-49
The Mortgage Loans Have Not Been Reunderwritten By Us	S-50
Static Pool Data Would Not be Indicative of the Performance of this Pool	S-50
Appraisals May Not Reflect Current or Future Market Value of each Property	S-50
Office Properties Have Special Risks	S-51
Retail Properties Have Special Risks	S-51
Hospitality Properties Have Special Risks	S-54
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-55
Multifamily Properties Have Special Risks	S-55
[Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans]	S-57
[Various Limitations and Restrictions Imposed by Residential Cooperative Agreements May Result in Losses on the Mortgage Loans	S-57
Value of Mortgage Loans Secured by Industrial Properties May Be Adversely Affected by Multiple Factors	S-58
Mortgage Loans Secured by Self-Storage Properties Are Subject to Competition and May Become Unprofitable	S-59
Storage Units at Self-Storage Properties Are Not Subject to Environmental Inspections and May Contain Hazardous Substances	S-59
Self-Storage Properties May Be Adversely Affected by Affiliation with Franchises	S-59
Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	S-60
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	S-62
Increases in Real Estate Taxes May Reduce Net Operating Income	S-63
Risks Relating to Enforceability of Cross-Collateralization	S-63
The Performance of a Mortgage Loan and Its Related Mortgaged

Property Depends in Part on Who Controls the Borrower and Mortgaged Property	S-63
The Borrower’s Form of Entity May Cause Special Risks	S-64
A Bankruptcy Proceedings May Result in Losses and Delays in Realizing on the Mortgage Loans	S-64
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-65
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	S-65
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	S-66
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	S-66
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	S-66
Other Financings or Ability To Incur Other Financings Entails Risk	S-66
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date	S-67
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-68
Risks Related to Zoning Non-Compliance and Use Restrictions	S-68
Risks Relating to Inspections of Properties	S-69
Availability of Earthquake, Flood and Other Insurance	S-69
Terrorism Insurance May Not Be Available for All Mortgaged Properties	S-70
Risks Associated with Blanket Insurance Policies or Self-Insurance	S-71
RISKS RELATED TO CONFLICTS OF INTEREST	S-71
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	S-71
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	S-72
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	S-73
[Potential Conflicts of Interest of the Trust Advisor	S-73
Potential Conflicts of Interest of the Subordinate Class Representative [and Non-Trust Mortgage Loan Holder]	S-74
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	S-74
[Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Loan Combinations	S-75
Other Potential Conflicts of Interest May Affect Your Investment	S-75
Special Servicer May Be Directed To Take Actions By An Entity That Has No Duty or Liability to Other Certificateholders	S-76
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	S-76
Rights of the Trust Advisor and the Subordinate Class Representative Could Adversely Affect Your Investment	S-78
OTHER RISKS	S-78
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Is Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	S-78
[Split-Structure Loans Pose Special Risks	S-80
Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans	S-81
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	S-81
[Defaults Under Swap Contract May Adversely Affect Payments on the Class [___] Certificates	S-81
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	S-81
Additional Risks	S-83
DESCRIPTION OF THE MORTGAGE POOL	S-84
General	S-84
Certain Calculations and Definitions	S-85
Statistical Characteristics of the Mortgage Loans	S-85
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans

and Related Borrower Mortgage Loans	S-86
Additional Indebtedness	S-89
Other Additional Financing	S-93
Underwriting Considerations	S-93
Environmental Considerations	S-94
[Litigation Considerations	S-94
Bankruptcy Issues	S-94
Tenant Issues	S-94
Certain Terms of the Mortgage Loans	S-97
[Significant Obligors]	S-105
Representations and Warranties	S-105
Sale of Mortgage Loans; Mortgage File Delivery	S-106
Cures, Repurchases and Substitutions	S-107
Additional Information	S-109
TRANSACTION PARTIES	S-109
The Sponsors	S-109
The Depositor	S-114
The Originators	S-115
The Issuing Entity	S-117
[The Trustee	S-118
[[The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	S-120
Servicers	S-121
The Master Servicer	S-122
[Primary Servicer]	S-123
[Affiliated Sub-Servicers]	S-123
[Significant Sub-Servicers]	S-123
The Special Servicer	S-123
[The Trust Advisor	S-125
Servicing Compensation and Payment of Expenses	S-126
Affiliations and Certain Relationships	S-132
DESCRIPTION OF THE OFFERED CERTIFICATES	S-132
General	S-132
Distributions	S-134
Subordination	S-145
Appraisal Reductions	S-146
Voting Rights	S-149
Delivery, Form and Denomination	S-150
Certificateholder Communication	S-153
[DESCRIPTION OF THE CREDIT ENHANCEMENT, LIQUIDITY SUPPORT OR DERIVATIVES INSTRUMENT]	S-154
YIELD AND MATURITY CONSIDERATIONS	S-154
Yield Considerations	S-154
Yield on the Class [X] Certificates	S-157
Weighted Average Life of the Offered Certificates	S-157
Price/Yield Tables	S-160
THE POOLING AND SERVICING AGREEMENT	S-164
General	S-164
[Servicing of the Loan Combinations	S-164
Assignment of the Mortgage Loans	S-164
Servicing of the Mortgage Loans	S-165
Advances	S-169
Accounts	S-173
Application of Penalty Charges, Modification Fees and Assumption Fees	S-174
Withdrawals from the Collection Account	S-175
Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses	S-175
Transfers of Interests in Borrowers	S-176
Inspections	S-177
Evidence as to Compliance	S-177
Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer [and the Trust Advisor]	S-178
Events of Default	S-180
Rights Upon Event of Default	S-181
Waivers of Events of Default	S-182
Termination of the Special Servicer Without Cause	S-182
Amendment	S-183
Realization Upon Mortgage Loans	S-184
Subordinate Class Representative	S-189
Trust Advisor	S-193
Asset Status Reports	S-197
Termination; Retirement of Certificates	S-199
Optional Termination; Optional Mortgage Loan Purchase	S-199
Reports to Certificateholders; Available Information	S-200
USE OF PROCEEDS	S-205
FEDERAL INCOME TAX CONSEQUENCES	S-205
STATE TAX AND LOCAL CONSIDERATIONS	S-207
ERISA CONSIDERATIONS	S-207
LEGAL INVESTMENT	S-209
PLAN OF DISTRIBUTION	S-209
LEGAL MATTERS	S-210
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-211
[RATINGS]	S-211
INDEX OF SIGNIFICANT DEFINITIONS	S-213

ANNEX A STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX B TOP TEN LOAN SUMMARIES	B-1
ANNEX C MORTGAGE POOL INFORMATION	C-1
ANNEX D STRUCTURAL AND COLLATERAL TERM SHEET	D-1

ANNEX E SPONSOR REPRESENTATIONS AND WARRANTIES	E-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

•	this prospectus supplement, which describes the specific terms of the offered certificates.

The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series [_____] certificates and the issuing entity in abbreviated form:

•	The Overview of the Certificates, commencing on page [__] of this prospectus supplement, which sets forth important statistical information relating to the Series [_____] certificates; and

•
The Summary of Prospectus Supplement, commencing on page S-11 of this prospectus supplement, which gives a brief introduction to the key features of the Series [_____] certificates and a description of the underlying mortgage loans.

Additionally, Risk Factors, commencing on page S-[__] of this prospectus supplement, describes the material risks that apply to the Series [_____] certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-[__] of this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page [110] of the prospectus.

In this prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to RBS Commercial Funding Inc.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

References to “lender” with respect to the mortgage loans generally should be construed to mean the [trustee][certificate administrator] as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under the “The Pooling and Servicing Agreement” in this prospectus supplement.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE” ) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR AND THE UNDERWRITERS HAS AUTHORISED, NOR DOES ANY OF THEM AUTHORISE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

[IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT  WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE RELEVANT IMPLEMENTATION DATE) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)                 TO ANY LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)                 TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE), AS PERMITTED UNDER THE PROSPECTUS DIRECTIVE, SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE ISSUER FOR ANY SUCH OFFER; OR

(C)                 IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE,

PROVIDED THAT NO SUCH OFFER OF CERTIFICATES SHALL REQUIRE THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.]

FOR THE PURPOSES OF THIS PROVISION, [THE EXPRESSION “AN OFFER OF CERTIFICATES TO THE PUBLIC” IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE,] THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A "COLLECTIVE INVESTMENT SCHEME" AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”) THAT IS NOT A "RECOGNISED COLLECTIVE INVESTMENT SCHEME" FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT:

(A)                 IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (i) ARE OUTSIDE THE UNITED KINGDOM, or (ii) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), or (iii) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(a) THROUGH (d) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND

(B)                 IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (i) ARE OUTSIDE THE UNITED KINGDOM, or (ii) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), or (iii) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(a) THROUGH (d) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”)

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(I)      IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(II)      IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations.”  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

SUMMARY OF PROSPECTUS SUPPLEMENT

The following is only a summary.  Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus.  That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates.  To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus.  See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for definitions of capitalized terms.

Overview of the Certificates

The certificates to be issued are known as the RBS Commercial Mortgage Securities Trust [_____], Commercial Mortgage Pass-Through Certificates, Series [_____], which (other than the Class [E], Class [F], Class [G] and Class [R] Certificates) we are offering pursuant to this prospectus supplement.  Each Certificate represents an interest in the mortgage loans included in the trust fund. The table below identifies the respective classes of the series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

Class	Approx. Initial Principal Balance [or Notional Amount](1)	Approx. % of Aggregate Cut-off Date Balance	Approx. Initial Credit Support	Approx. Initial Pass-Through Rate(2)	Pass-Through Rate Description	Weighted Average Life(4)	Expected Principal/ Notional Window
Offered Certificates
[A-1]	$[_____]	[_____]%	[_____](5)%	[_____]%	[_____]	[_____]	[ ]/20[ ] – [ ]/20[ ]
[A-2]	$[_____]	[_____]%	[_____](5)%	[_____]%	[_____]	[_____]	[ ]/20[ ] – [ ]/20[ ]
[X-A]	$[_____](3)	[NAP]	[NAP]	[_____]%	[Variable](6)	[_____]	[NAP]
[X-B]	$[_____](3)	[NAP]	[NAP]	[_____]%	[Variable](6)	[_____]	[NAP]
[B]	$[_____]	[_____]%	[_____]%	[_____]%	[_____](7)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[C]	$[_____]	[_____]%	[_____]%	[_____]%	[_____](7)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[D]	$[_____]	[_____]%	[_____]%	[_____]%	[_____](7)	[_____]	[ ]/20[ ] – [ ]/20[ ]
Non-Offered Certificates
[E]	$[_____]	[_____]%	[_____]%	[_____]%	[_____](8)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[F]	$[_____]	[_____]%	[_____]%	[_____]%	[_____](8)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[G]	$[_____]	[_____]%	[_____]%	[_____]%	[_____](8)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[R](9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	Approximate as of the closing date.
(3)
The Class [X-A] and Class [X-B] certificates will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class [X-A] and Class [X-B] certificates at their respective pass-through rate based upon their respective notional amount.  The notional amount of the Class [X-A] certificates will initially be $[_____], which will be equal to the aggregate initial principal amounts of the Class [A-1] and Class [A-2] certificates.  The notional amount of the Class [X-B] certificates will initially be $[_____], which will be equal to the aggregate initial principal amounts of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] certificates.

(4)	Assuming no prepayments and according to the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.
(5)	The credit support percentages set forth for the Class [A-1] and Class [A-2] certificates are represented in the aggregate.
(6)
The pass-through rate on the Class [X-A] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class [A-1] and Class [A-2] certificates as described in this prospectus supplement.  The pass-through rate on the Class [X-B] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] certificates as described in this prospectus supplement.

(7)
For any distribution date, the pass-through rates on the Class [B], Class [C] and Class [D] certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)
For any distribution date, the pass-through rates on the Class [E], Class [F] and Class [G] certificates will each be equal to a per annum rate equal to the lesser of [___]% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)
The Class [R] certificates will not have a certificate principal amount, notional amount, pass-through rate, [rating] or rated final distribution date.  The Class [R] certificates represent the residual interests in each trust REMIC, as further described in this prospectus supplement.  The Class [R] certificates will not be entitled to distributions of principal or interest.

The Class [E], Class [F], Class [G] and Class [R] certificates are not offered by this prospectus supplement.

Transaction Parties and Dates

Issuing Entity
RBS Commercial Mortgage Securities Trust [_____], a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement.  For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
RBS Commercial Funding Inc., a Delaware corporation.  As depositor, RBS Commercial Funding Inc. will acquire the mortgage loans from the [sponsors][mortgage loan sellers] and deposit them into the issuing entity.  The depositor’s address is 600 Washington Boulevard, Stamford, Connecticut 06901 and its telephone number is (203) 897-2700.  Neither we nor any of our affiliates has insured or guaranteed the offered certificates.  See “Transaction Parties—The Depositor” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors, Mortgage Loan
Sellers and Originators
The Royal Bank of Scotland [(which term, as used herein comprises two affiliated companies:  The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation)], and [_____], a [insert entity type and jurisdiction of organization].  The sponsors have organized and initiated the transactions in which the certificates will be issued.  Those entities or their affiliates originated the mortgage loans.

Those entities, as mortgage loan sellers, are selling the mortgage loans to the depositor as set forth below:
Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties*	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
The Royal Bank of Scotland(1)	The Royal Bank of Scotland(1)	[ ]	[ ]	$[__________]	[____]%
[_______________]	[_______________]	[ ]	[ ]	$[__________]	[____]%
Total:		[ ]	[ ]	$[__________]	100.0%

(1)
With respect to the mortgage loans originated and being sold to the trust by The Royal Bank of Scotland, (a) [____] mortgage loan, identified on Annex A to this prospectus supplement as [____], having a cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated by The Royal Bank of Scotland plc and RBS Financial Products Inc., and is being sold to the trust jointly by The Royal Bank of Scotland plc and RBS Financial Products Inc., (b) [____] mortgage loans, having an aggregate cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the Trust, only by The Royal Bank of Scotland plc and (c) [____] mortgage loans, having an aggregate cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were originated, and are being sold to the trust, only by RBS Financial Products Inc.]

See “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Trustee
[_____], a [insert entity type and jurisdiction of organization].  The Trustee will initially act as trustee, [custodian, paying agent, certificate registrar and authenticating agent].  The principal corporate trust offices of [_____] are located at [_____]. See “Transaction Parties—The Trustee” in this prospectus supplement.

Certificate Administrator
[_____], a [insert entity type and jurisdiction of organization].  [The certificate administrator will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent.]  The principal corporate trust office of [_____] are located at [_____].  See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

[Trust Advisor
[_____], a [insert entity type and jurisdiction of organization].  [The Trust Advisor will perform certain review duties on a platform basis that will generally include a limited annual review of and report regarding the special servicer to the certificate administrator.  The review and report generally will be based on one or more of: (a) during a subordinate control period, a single, final “asset status report” (if any), (b) during a collective consultation period or senior consultation period, certain additional information and/or (c) during a senior consultation period, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform basis in light of the Servicing Standard.  In addition, during any “collective consultation period” or “senior consultation period”, the special servicer must seek to consult with the trust advisor (in addition to the subordinate class representative, during a “collective consultation period”) in connection with material special servicing actions with respect to specially serviced mortgage loans.  Furthermore, under certain circumstances, but only during a “senior consultation period”, the trust advisor may recommend the replacement of the special servicer, in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense.  See “Transaction Parties—The Trust Advisor” and “Pooling and Servicing Agreement—Asset Status Reports” and “—The Trust Advisor” in this prospectus supplement.  See “The Pooling and Servicing Agreement—Trust Advisor—Termination of the Trust Advisor Without Cause” in this prospectus supplement.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the trust advisor must consider the Servicing

Standard in its analysis, the trust advisor will not itself be bound by the Servicing Standard.  The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement.  See  “The Pooling and Servicing Agreement—Trust Advisor” in this prospectus supplement.

The trust advisor is required to deliver its reports at the times and in the manner described in this prospectus supplement and the pooling and servicing agreement.  In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders.

The trust advisor will have certain rights to compensation and indemnification by the trust fund.  See “Transaction Parties—The Trust Advisor” in this prospectus supplement.

Master Servicer
[_____], a [insert entity type and jurisdiction of organization].  The master servicer will initially service all of the mortgage loans (other than with respect to the non-serviced mortgage loan) either directly or through a sub-servicer pursuant to the pooling and servicing agreement.  The servicing offices of [_____] are located at [_____].  See “Transaction Parties—The Master Servicer” and “—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

[Primary Servicer
[_____] will act as primary servicer with respect to those mortgage loans sold to issuing entity by [_____].  See “Transaction Parties—[Primary Servicer]” in this prospectus supplement.  [The master servicer will pay the fees of its related primary servicer or servicers.]]

[Affiliated Sub-Servicers	Each of the following entities will be or is expected to be a sub-servicer of mortgage loans and is affiliated with one of the sponsors:

Affiliated Sub-Servicer	Number of Mortgage Loans	% of Initial Mortgage Pool Balance	Affiliate
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]

See “Transaction Parties—[Affiliated Sub-Servicers]” in this prospectus supplement.]

[Significant Sub-Servicers	Each of the following entities will be or is expected to be a sub-servicer of 10% of mortgage loans and is not affiliated with us, one of the sponsors or one of the underwriters:
Sub-Servicer	Number of Mortgage Loans	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]

See “Transaction Parties—[Significant Sub-Servicers]” in this prospectus supplement.]

Special Servicer
[_____], a [insert entity type and jurisdiction of organization].  The special servicer will initially service all of the mortgage loans (other than with respect to the non-serviced mortgage loan) pursuant to the pooling and servicing agreement.  The servicing offices of [_____] are [_____] and its telephone number is [_____].  See “Transaction Parties—The Special Servicer” and “—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Underwriters
[RBS Securities, Inc.], [_____] and [_____] are the underwriters of the offered certificates.  [RBS Securities, Inc.] and [_____] are acting as co-lead bookrunning managers in the following manner:  [RBS Securities, Inc.] is acting as sole bookrunning manager with respect to [_____]% of [each class] of offered certificates and [_____] is acting as sole bookrunning manager with respect to [_____]% of [each class] of offered certificates.  [_____], [_____]and [_____] are acting as co-managers.  See “Method of Distribution” in this prospectus supplement.

Subordinate Class
Representative
The subordinate class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is (i) during a “subordinate control period”, the most subordinate class of the Class [E], Class [F] and Class [G] certificates that has an outstanding certificate principal amount, as reduced or notionally reduced by any realized losses and appraisal reductions allocated to such class, that is equal to or greater than [25]% of the initial certificate principal amount of that class of certificates (as reduced by payments of principal) and (ii) during a “collective consultation period”, the most subordinate class of the Class [E], Class [F] and Class [G] certificates that has an outstanding certificate principal amount, without regard to any realized losses and appraisal reductions allocated to such class, that is equal to or greater than [25]% of the initial certificate principal amount of that class of certificates (as reduced by payments of principal).  See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.  No other class of certificates will be eligible to act as the controlling class or appoint a subordinate class representative.

During a “subordinate control period”, the subordinate class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During a “collective consultation period”, the consent rights of the subordinate class representative will terminate, and the subordinate class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

During a “senior consultation period”, all of these rights of the subordinate class representative will terminate.  See “The Pooling and Servicing Agreement—Subordinate Class Representative” in this prospectus supplement.

“Subordinate control period”, “collective consultation period” and “senior consultation period” are defined under “— Control and Consultation Periods” below.

It is anticipated that [_____], will be the initial subordinate class representative.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative [or the non-trust mortgage loan holder, as applicable], take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  Additionally, the special servicer may be removed without cause by the subordinate class representative[, or with respect to [identify Non-Trust Mortgage Loans], the non-trust mortgage loan holder].  As a result of these rights, the subordinate class representative [and the holder of the non-trust mortgage loan] may have interests in conflict with those of the other certificateholders.  See “Risk Factors—Potential Conflicts of Interest of the Subordinate Class Representative [and Non-Trust Mortgage Loan Holder]” in this prospectus supplement.

Control and
Consultation Periods
The rights of various parties to replace the special servicer and approve or consult with respect to certain material actions of the special servicer will vary according to defined periods and other provisions, as summarized below.  [In the case of the [____________] loan combination, the provisions summarized below will be subject to the rights of the holder of the related non-trust mortgage loan.]

•
Subordinate Control Period.  A “subordinate control period” will exist when the Class [  ] certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than [__]% of its initial principal balance.  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause.  [The trust advisor generally will have no rights to approve or consult with respect to actions of the special servicer during a subordinate control period.]

•
Collective Consultation Period.  A “collective consultation period” will exist when the Class [  ] Certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than [__]% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is [__]% or more of its initial principal balance.  In general, during a collective consultation period, the special servicer will be required to consult with [each of the subordinate class representative and the trust advisor] in connection with asset status reports and material special servicing actions.  The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

•
Senior Consultation Period.  A “senior consultation period” will exist when the Class [  ] Certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than [__]% of its initial principal balance.  [In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions.]  During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than [75]% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than [25]% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than [75]% of the appraisal-reduced voting rights of all certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard.

[Non-Trust Mortgage
Loan Holders
The mortgaged properties identified on Annex A to this prospectus supplement as [______] and [______] each also secure a non-trust mortgage loan that will not be included in the trust fund.  The holder of each non-trust mortgage loan will generally have (i) consent rights over material servicing matters affecting the related trust mortgage loan prior to a Non-Trust Mortgage Loan Control Appraisal Event, (ii) the right to remove the special servicer with respect to the related loan combination only, with or without cause, (iii) the right to purchase the related trust mortgage loan following certain events of default under the related loan combination at a par price and (iv) cure rights with respect to the related trust mortgage loan.  See “Description of the Mortgage Pool—Non-Trust Mortgage Loan” in this prospectus supplement.  It is anticipated that, as of the Closing Date, each non-trust mortgage loan will be held by a third party unaffiliated with the related mortgage loan seller.  However, any such mortgage loan seller may instead initially retain and hold any non-trust mortgage loan, in which case it will reserve the right to sell its non-trust mortgage loan to a third party at any time.

For purposes of its rights, powers and privileges under the servicing provisions of the pooling and servicing agreement, no non-trust mortgage loan holder will have any duty to the certificateholders.  See “Risk Factors—Potential Conflicts of Interest of the Subordinate Class Representative and Non-Trust Mortgage Loan Holder”

See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

The non-trust mortgage loan holder for the loan combination will not be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loans.  See “Risk Factors—Split-Structure Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Subordinate Class Representative and Non-Trust Mortgage Loan Holder ” and “The Pooling and Servicing Agreement—Subordinate Class Representative” in this prospectus supplement.

As of the cut-off date, the non-trust mortgage loan holder for the [_____] loan combination was [_____].]

Significant Affiliations
and Relationships
The Royal Bank of Scotland Group plc and its affiliates are playing several roles in this transaction.  [RBS Commercial Funding Inc.], is the depositor and an affiliate of The Royal Bank of Scotland, a sponsor and an originator, and RBS Securities Inc., one of the underwriters for the offering of the certificates.  [Disclose any other affiliations with parties to the securitization.]

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

[Significant Obligors
The borrowers related to the mortgage loans identified on Annex A to this prospectus supplement as [_____], [_____] and [_____], [are affiliated and] represent [__]%of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  See “Description of the Mortgage Pool—[Significant Obligors]” in this prospectus supplement.  [Include for any borrower representing 10% of more of pool, if any.]

The mortgaged properties related to the underlying mortgage loans identified on Annex A to this prospectus supplement as [_____], [_____] and [_____], [are related and] represent [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  See “Description of the Mortgage Pool—[Significant Obligors]” in this prospectus supplement.  [Include for any mortgaged property representing 10% of more of pool, if any.]

Certain of the lessees occupying all or a portion of the mortgaged properties related to the underlying mortgage loans identified on Appendix I to this prospectus supplement as [______], [_____] and [_____], [are affiliated and] and represent [__]% of the [cash flow of the] initial mortgage pool, as determined by the applicable Sponsor.  See “Description of the Mortgage Pool—[Significant Obligors]” in this prospectus supplement.  [Include for any lessors accounting for 10% or more of cash flow, if any.]

[Swap Counterparty
[[_____] (“[_____]”), a [insert entity type and jurisdiction of organization].  [_____] [is an affiliate of the depositor, and of [_____], [one of] the sponsor[s], and [_____], one of the underwriters.] [_____], a [insert entity type and jurisdiction of organization].]

Significant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the later of the due date in [_____] 20[__] for that mortgage loan and the date of origination for that mortgage loan.

Closing Date	On or about [_____], 20[__].

Determination Date
The determination date will be the [__]th day of each month, or, if that day is not a business day, the next succeeding business day.  The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the [fourth] business day following the related determination date, commencing in [_____], 20[__].  The first distribution date is anticipated to be [_____], 20[__].

Expected Final
Distribution Date
Set forth in the table below is the distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the Closing Date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.  The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Class	Assumed Final Distribution Date*
[_]	[___________________]
[_]	[___________________]
[_]	[___________________]
[_]	[___________________]
[_]	[___________________]
[_]	[___________________]
[_]	[___________________]
[_]	[___________________]
[_]	[___________________]
[_]	[___________________]
__________________
*	Calculated based on a [0]% CPR and the structuring assumptions described under “Yield and Maturity Considerations” in this prospectus supplement.

Rated Final
Distribution Date	As to each class of certificates, the distribution date in [_____] 20[__].

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the related distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  This common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of [_____], 20[__], among the depositor, the master servicer, the special servicer and the [certificate administrator][trustee].  The master servicer will service the mortgage loans [and the related non-trust mortgage loan] (other than the specially serviced mortgage loans [and the non-serviced mortgage loans]) in accordance with the pooling and servicing agreement and provide information to the [certificate administrator][trustee] as necessary for the [certificate administrator][trustee] to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

•	All numerical information provided with respect to any mortgage loan or loans is provided on an approximate basis.

•
All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances.  We will transfer the cut-off date principal balance for each mortgage loan to the trust fund.

•
In presenting the cut-off date principal balances of the mortgage loans, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date have been received on or before their respective due dates or before the expiration of any grace periods, and no prepayments or other unscheduled collections of principal are received with respect to any mortgage loan during the period from [__], 20[__] up to and including the cut-off date.

•	[With respect to the [__] mortgage loan, with respect to which the related mortgaged property also secures a non-

trust mortgage loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and loan per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that reflects the mortgage loan without regard to the related non-trust mortgage loan.]

•
Some of the mortgage loans are part of a group of mortgage loans that are cross-collateralized and cross-defaulted with each other.  In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them was secured only by the related mortgaged properties identified on Annex A to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement.  None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund [(except as described in this prospectus supplement with respect to the mortgage loans secured by the mortgaged properties respectively identified on Annex A to this prospectus supplement as [__])].

•
The information for mortgage loans secured by more than one mortgaged property in this prospectus supplement is generally based on allocated loan amounts as stated in Annex A when information is presented relating to mortgaged properties and not mortgage loans.

General
Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

Initial Pool Balance(1)	$[__]
Number of mortgage loans	[__]
Number of mortgaged properties	[__]
Percentage of multi-property mortgage loans	[__]%
Largest cut-off date principal balance	$[__________]
Smallest cut-off date principal balance	$[__________]
Average cut-off date principal balance	$[__________]
Highest mortgage interest rate	[__]%
Lowest mortgage interest rate	[__]%
Weighted average mortgage interest rate	[__]%
Longest original term to maturity or anticipated repayment date	[___] months
Shortest original term to maturity or anticipated repayment date	[___] months
Weighted average original term to maturity or anticipated repayment date	[___] months
Longest remaining term to maturity or anticipated repayment date	[___] months
Shortest remaining term to maturity or anticipated repayment date	[___] months
Weighted average remaining term to maturity or anticipated repayment date	[___] months

	Highest debt service coverage ratio, based on underwritten net cash flow(2)	[__]
	Lowest debt service coverage ratio, based on underwritten net cash flow(2)	[__]
	Weighted average debt service coverage ratio, based on underwritten net cash flow(2)	[__]
	Highest cut-off date loan-to-value ratio(2)	[__]%
	Lowest cut-off date loan-to-value ratio(2)	[__]%
	Weighted average cut-off date loan-to-value ratio(3)	[__]%
	Highest maturity date loan-to-value ratio(2)	[__]%
	Lowest maturity date loan-to-value ratio(2)	[__]%
	Weighted average maturity date loan-to-value ratio(2)	[__]%
	Highest underwritten NOI debt yield ratio(2)	[__]%
	Lowest underwritten NOI debt yield ratio(2)	[__]%
	Weighted average underwritten NOI debt yield ratio(2)	[__]%
	Highest underwritten NCF debt yield ratio(2)	[__]%
	Lowest underwritten NCF debt yield ratio(2)	[__]%
	Weighted average underwritten NCF debt yield ratio(2)	[__]%

(1) Subject to a permitted variance of plus or minus 5%.
(2)
[In the case of the [___________________ ] mortgage loan, with respect to which the related mortgaged property also secures a Non-Trust Mortgage Loan, the debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the related Non-Trust Mortgage Loan.  Considering the annualized monthly debt service payable as of the cut-off date under each loan combination, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be [___]x, [___]x and [___]x, respectively.  Considering the aggregate principal balance of each loan combination, the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be [___]%, [___]% and [___]%, respectively.]

Other than as described above or otherwise noted, debt service coverage ratio, loan-to-value and debt yield information for the mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Pari Passu, Subordinate and/or Other Financing—Property-Secured Financing and Mezzanine and Similar Financing” in this prospectus supplement for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related mezzanine indebtedness outstanding

See “Description of the Mortgage Pool—Additional Information”, “Risk Factors—Risks Related to the Mortgage Loans— Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”, and Annex A for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios that are presented in this prospectus supplement.

[Split Loan Structures	[_____] of the mortgage loans included in the mortgage pool, identified on Annex A to this prospectus supplement as [_____], representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is the senior note in a split loan structure for which the same mortgage instrument also secures a subordinate loan that will not be included in the issuing entity.  The subordinate loan not included in the issuing entity relating to this mortgage loan is subordinate in right of payment to the related mortgage loan to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.  This subordinate note is referred to in this prospectus supplement as a “non-trust mortgage loan” and the non-trust mortgage loan, together with the related mortgage loan held by the issuing entity, as the “loan combination”. For convenience of reference, we refer to this mortgage loan as a “split-structure mortgage loan” and the related loan combination as a “split-structure loan” or “loan combination”.  The split-structure loan will be serviced under the [_____] pooling and servicing agreement.

[With respect to [_] of the mortgage loans in a split loan structure, each of the subordinate loans that is part of the split loan structure but not included in the trust is generally pari passu in right of payment prior to certain defaults (i.e., the pooled mortgage loans and their respective subordinate non-trust mortgage loans are entitled to their respective pro rata share of all payments of principal and/or interest) and subordinate in right of payment after these defaults. With respect to [_] of the mortgage loans in a split loan structure, the other loan that is part of the split loan structure but not included in the trust is pari passu in right of payment with the related pooled mortgage loan in the trust.

The mortgage loans that are part of a split loan structure are in the following chart:

Split Loans
Mortgage Loan	Trust Mortgage Cut-off Date Loan Balance	Trust Mortgage Loan as a % of Initial Mortgage Pool Balance	Subordinate Non-Trust Mortgage Original Balance	Pari Passu Non-Trust Mortgage Original Loan(s) Balance
[_____]	$[_____]	[__]%	$[_____]	$[_____]
[_____]	$[_____]	[__]%	$[_____]	$[_____]
[_____]	$[_____]	[__]%	$[_____]	$[_____]
[_____]	$[_____]	[__]%	$[_____]	$[_____]

For more information regarding the split loan structure mortgage loans, see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]

Encumbered and
Other Interests	The table below shows the number of, and percentage of the Initial Pool Balance secured by, mortgaged properties for which the interest is as indicated:

Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Fee	[__]	[__]	[__]%
Leasehold	[__]	[__]	[__]%
Fee in Part and Leasehold in Part	[__]	[__]	[__]%
Total:	[__]	[__]	100.0%

Property Types	The table below shows the number of, and percentage of the Initial Pool Balance secured by, mortgaged properties operated primarily for each indicated purpose:
Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
[Retail]	[__]	[__]	[__]%
[Office]	[__]	[__]	[__]%
[Mixed Use]	[__]	[__]	[__]%
[Industrial/ Warehouse]	[__]	[__]	[__]%
[Other][(1)]	[__]	[__]	[__]%
[Self Storage]	[__]	[__]	[__]%
[Multifamily]	[__]	[__]	[__]%
[Manufactured Housing Community]	[__]	[__]	[__]%
[Hospitality]	[__]	[__]	[__]%
[____________]	[__]	[__]	[__]%
Total:	[__]	[__]	100.0%
_______________
[(1)	Consists of fee interests in land that are subject to a ground lease granted by the borrower to another party, which party owns the improvements.]

State Concentrations	Set forth in the table below are the states in which the mortgaged properties are located:
State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
[__]	[__]	[__]	[__]%
[__]	[__]	[__]	[__]%
[__]	[__]	[__]	[__]%
[__]	[__]	[__]	[__]%
[__]	[__]	[__]	[__]%
[__]	[__]	[__]	[__]%
[__]	[__]	[__]	[__]%
Other States(1)	[__]	[__]	[__]%
Total:	[__]	$[__]	100.0%
_______________
(1)	Includes [ ] other states.

Amortization
Characteristics	The table below shows the amortization characteristics of the mortgage loans:
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Amortizing Balloon	[___]	$ [_______]	[__]%
Interest-Only, Amortizing Balloon	[___]	$ [_______]	[__]%
Interest-Only	[___]	$ [_______]	[__]%
Total:	[__]	$ [_______]	100.0%

Prepayment
Restrictions	Set forth in the table below is an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Lockout/Defeasance/Open	[__]	[__]	[__]%
Lockout/Greater of Prepayment Premium or Yield Maintenance/Open	[__]	[__]	[__]%
Lockout/Defeasance or Greater of Prepayment Premium or Yield Maintenance/ Open	[__]	[__]	[__]%
Lockout/Greater of Prepayment Premium or Yield Maintenance /Defeasance/ Open	[__]	[__]	[__]%
Total:	[__]	$[__]	100.0%
_______________
(1)	See Annex A to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.
(2)	Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions”.

Other Mortgage
Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

•	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

•
[______] (_) groups of mortgage loans (excluding groups of cross-collateralized loans) were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The [__] (_) largest groups represent [__]%,[__]%,[__]%,[__]% and [__]%, respectively of the aggregate Initial Pool Balance. See Annex A to this prospectus supplement.

•	[_____] (_) mortgaged properties, securing mortgage loans representing [__]% of the aggregate Initial Pool Balance, are either wholly owner-occupied or 100.0% leased to a single tenant.

•
[The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described on the footnotes to Annex A in this prospectus supplement.]

•
[Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.]

•
[No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such loan).]

Removal of Loans from
the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor or loan seller for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect affecting such mortgage loan under circumstances described in this prospectus supplement or (b) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “—Sale of Defaulted Mortgage Loans and REO Properties”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The Offered Certificates

General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series [_____]:

•	Class [A-1]
•	Class [A-2]
•	Class [X-A]
•	Class [X-B]
•	Class [B]
•	Class [C]
•	Class [D]

The Series [_____] will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the prospectus:  Class [E], Class [F], Class [G] and Class [R] certificates.

Certificate Principal Amounts
or Notional Amounts	Your certificates will have the approximate aggregate initial principal amount or notional amounts set forth below, subject to a variance of plus or minus 5%:

Class [A-1]	$[_____]
Class [A-2]	$[_____]
Class [X-A]	$[_____](1)
Class [X-B]	$[_____](1)
Class [B]	$[_____]
Class [C]	$[_____]
Class [D]	$[_____]
_________________
(1) Notional Amount.

See “Description of the Offered Certificates—General” in this prospectus supplement.

The certificates that are not offered in this prospectus supplement and the prospectus (other than the [Class [V] and Class [R] Certificates) will have the initial aggregate certificate balances or notional balances, as applicable, as set forth under “Overview of the Certificates” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates
Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class (in every case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months).  The initial pass-through rate for each class of certificates is set forth below:

Class [A-1]	[_____]%
Class [A-2]	[_____]%(1)
Class [X-A]	[_____]%(2)
Class [X-B]	[_____]%(3)
Class [B]	[_____]%(4)
Class [C]	[_____]%(4)
Class [D]	[_____]%(4)
Class [E]	[_____]%(5)
Class [F]	[_____]%(5)
Class [G]	[_____]%(5)
_______________

(1)
For any distribution date, the pass-through rate on the Class [A-2] certificates will equal a per annum rate equal to the lesser of [___]% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(2)
The pass-through rate on the Class [X-A] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class [A-1] and Class [A-2] certificates as described in this prospectus supplement.

(3)
The pass-through rate on the Class [X-B] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months), over (ii) the weighted average of the pass-through rates of the Class [B], Class [C],

Class [D], Class [E], Class [F] and Class [G] certificates as described in this prospectus supplement.

(4)
For any distribution date, the pass-through rates on the Class [B], Class [C] and Class [D] certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(5)
For any distribution date, the pass-through rates on the Class [E], Class [F] and Class [G] certificates will each be equal to a per annum rate equal to the lesser of [__]% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Interest Rate Calculation
Convention
Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, (also known as a “30/360” basis).  For purposes of calculating the pass-through rates on the Class [X-A] and Class [X-B] certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the WAC rate [(which calculation does not include the related non-trust mortgage loan rate)], the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

In addition, the interest rate for each mortgage loan for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Distributions

[A. General
The [certificate administrator][trustee] will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order	Class
1st	[ ], [ ], [ ] and [ ]*
2nd	[ ]
3rd	[ ]
4th	[ ]
5th	[ ]
6th	[ ]
7th	[ ]

____________
*
Allocation of interest distributions among these classes is pro rata based on the respective amounts of interest distributable on such classes on each distribution date.  Allocations of principal distributions among the Class [  ]

and [  ] Certificates is described under “—Distributions—C. Distributions of Principal” below.  The Class [  ] and [  ] Certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensations payable to the parties to the pooling and servicing agreement, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.]

[B. Interest and
Principal Entitlements
On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates bearing an earlier alphabetical designation (except in respect of the distribution of interest among the Class [_], Class [_], Class [_], Class [_], Class [_], Class [_], Class [_] and Class [_] Certificates, which will have the same senior priority and except that distributions to the Class [_] Certificates are paid after distributions to the foregoing classes, provided that if any interest is distributed to the Class [_] Certificates it will be applied first to the Class [_] Certificates up to its interest entitlement and then to the Class [_] Certificates up to its interest entitlement), and

(ii)
if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class [_] Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement, and provided, that the Class [_] Certificates receive distributions only after distributions are made to the Class [_], Class [_], Class [_], Class [_], Class [_], and Class [_] Certificates; and provided, further, that principal distributed to the Class [_] Certificates will be applied first to the Class [_] Certificates until reduced to zero and then to the Class [_] Certificates until reduced to zero.]

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.  The Class

[_] and Class [_] certificates will not be entitled to any distributions of principal.

C. Servicing and
Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans [(or loan combinations, if applicable)] in the case of the master servicer, and from the collection account in the case of the special servicer.  The master servicing fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan in the issuing entity [and each non-trust mortgage loan], and the master servicing fee rate which ranges from [_____]% to [_____]% per annum [(although with respect to the non-trust mortgage loan, the master servicing fee may be lower than the indicated rate)].  [The master servicing fee rate includes the servicing fee payable to the master servicer under the [_____] pooling and servicing agreement with respect to the non-serviced loan.]  The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan [(or loan combination, if applicable)] that is a specially serviced mortgage loan and the special servicing fee rate, which is equal to [_____]%.  The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees.

The [certificate administrator][trustee] fee for each distribution date is calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the [certificate administrator][trustee] fee rate which is equal to [_____]% per annum for each mortgage loan.  [The trust advisor fee for each distribution date is calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trust advisor fee rate which is equal to [___]% per annum for each mortgage loan]  Each of the master servicing fee rate, the special servicing fee rate, the [certificate administrator][trustee] fee rate [and the trust advisor fee rate] will be calculated on a 30/360 basis and prorated for any partial period.  See “Transaction Parties—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the master servicing fee rate, the [trust advisor fee rate] and the [certificate administrator][trustee] fee rate, and is set forth on Annex A to this prospectus supplement for each mortgage loan.  The [certificate administrator][trustee] fees, the master servicing fees [and the trust advisor fees] will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount" in this prospectus supplement.

D. Prepayment Premiums	The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class [X-A] and Class [X-B] certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

[E. Liquidation or Other
Performance Triggers	[Insert description of any liquidation or performance triggers, if any.]]

[F. Overcollateralization
[The principal balance of mortgage loans in the trust fund at the cut-off date exceeds the initial principal balance of the certificates by [__]%.] [[Interest payments on the mortgage loans in excess of that required to make interest payments on the certificates (referred to as excess cash) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any Class of Certificates.  To the extent the excess cash is not used to offset such principal losses and delinquencies, after the principal balances of [all of the Classes of Certificates] have been paid in full, such excess cash will be paid to the holders of the Class [_], [_], and [_] Certificates.]]

Advances

A. Principal and
Interest Advances
The master servicer is required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate) [or (c) delinquent monthly payments on non-trust mortgage loans].  The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges.  In the event that the master servicer fails to make any required advance, the [certificate administrator][trustee] will be required to make that advance.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the [certificate administrator’s][trustee’s] fee.  The master servicer or [certificate administrator][trustee], as applicable will be entitled to reimbursement from the collection account for advances made and determined to be non-recoverable.  This may result in losses on your certificates.

B. Property Protection
Advances
The master servicer also is required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to all mortgage loans other than the non-serviced mortgage loan.  In the event that the master servicer fails to make a required advance of this type, the [certificate administrator][trustee] will be required to make that advance.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable.  In addition, the special servicer may elect to make certain property protection advances on an emergency basis.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  The master servicer or [certificate administrator][trustee], as applicable will be entitled to reimbursement from the collection account for advances determined to be non-recoverable.  This may result in losses on your certificates.

C. Interest on Advances	The master servicer, the special servicer and the [certificate administrator][trustee], as applicable, will be entitled to interest as described in this prospectus supplement on these advances.

The master servicer or the [certificate administrator][trustee] will each be entitled to receive interest on Advances they make at the Prime Rate, compounded annually.  If the interest on such advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  Neither the master servicer nor the [certificate administrator][trustee] will be entitled to interest on advances made with respect to principal or interest due on a mortgage loan until any grace period applicable to the mortgage loan has expired.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

[D. Advances on the
Non-Serviced Loan
The master servicer under the [_____] pooling and servicing agreement that controls servicing for the non-serviced loan is required to make property protection advances with respect to the mortgaged property related to the non-serviced loan, unless that master servicer determines that those advances would not be recoverable from collections on the non-serviced loan.  If that master servicer is required to but fails to make a required property protection advance, then the [certificate administrator][trustee] under the [_____] pooling and servicing agreement that controls servicing for the non-serviced loan will be required to make that property protection advance.

The master servicer under the pooling and servicing agreement is not required to advance delinquent monthly mortgage loan payments with respect to any Non-Trust Mortgage Loan.]

Subordination	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class [A] and Class [X] certificates).  Among the Class [A] and Class [X] certificates, payment rights of certain classes will be as more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with other Series [_____] certificates that are not being offered by this prospectus supplement).  (However, no principal payments or loan losses will be allocated to the Class [X] certificates, although loan losses will reduce the notional amount of the Class [X] certificates and, therefore, the amount of interest they accrue.)

____________
*	Class [X-A] and Class [X-B] certificates are interest only.
**	Other than the Class [X-A] and Class [X-B] certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class.  No such losses will be allocated to the Class [R], Class [X-A] or Class [X-B] certificates, although loan losses will reduce the notional amount of the Class [X-A] certificates (to the extent such losses are allocated to the Class [A-1] or Class [A-2] certificates) and Class [X-B] certificates (to the extent such losses are allocated to the Class [B], Class [C], Class [D], Class [E], Class [F] or Class [G] certificates) and, therefore, the amount of interest they accrue.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses.  These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities.  In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall allocated to your certificates with interest at the pass-through rate on your certificates.

[To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Principal Balances in Connection with Trust Advisor Expenses” below.  The pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.]

Information Available to
Certificateholders	On each distribution date, the [certificate administrator][trustee] will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity and the certificates, including the periodic and other public reports required to be filed with the SEC such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.
.

Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than [10]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan).  Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class [A-1], Class [A-2], Class [B], Class [C] and Class [D] certificates have been reduced to zero, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class [X-B] certificates (but excluding the Class [X-A] and Class [R] certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Required Repurchase
of Mortgage Loans
Under the circumstances described in this prospectus supplement, the related [sponsor][mortgage loan seller] will be required to repurchase or substitute for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect affecting such mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans and REO properties and (subject to the subordinate class representative’s right of first refusal) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders [and any related non-trust mortgage loan holder (as a collective whole as if such certificateholders and non-trust mortgage loan holders constituted a single lender)].  [Pursuant to the intercreditor agreement with respect to the split-structure loan, the non-trust mortgage loan holder has a right to purchase the related defaulted mortgage loan as described in “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement

[Swap Contract; Credit
Enhancement or Other
Derivative Instrument]	[Insert Description of Swap Contract, Credit Enhancement, or Other Derivative Instrument.]

Other Investment Considerations

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

•	the ownership of any certificates by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer or any of their affiliates;

•	the relationships, including financial dealings, of the mortgage loan sellers, master servicer, special servicer or any of their affiliates with any borrower or sponsor;

•	the obligation of the special servicer to take actions at the direction of the directing holder;

•
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•
[the opportunity of the initial investor in the [Class __], [Class __], and [Class __] certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans]; and

•	the activities of the master servicer, special servicer, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “[—Potential Conflicts of Interest of the Trust Advisor,]” “—Potential Conflicts of Interest of the Subordinate Class Representative and Non-Trust Mortgage Loan Holder,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “[—Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Loan Combinations” and “—Other Potential Conflicts of Interest May Affect Your Investment”] in this prospectus supplement.

Federal Income Tax
Consequences
[Two (2)] separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the issuing entity.  The designations for each REMIC in the issuing entity (each, a trust REMIC) are as follows:

•	The lower-tier REMIC will hold the mortgage loans and certain other assets and will issue certain classes of uncertificated regular interests to the upper-tier REMIC.

•
The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class [A-1], Class [A-2], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [X-A] and Class [X-B] certificates as classes of regular interests in the upper-tier REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute REMIC “regular interests.”

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated that for federal income tax purposes, (i) the offered certificates, other than the Class [__] and Class [__] certificates, will be issued at a premium, (ii) the Class [__] and Class [__] certificates will be issued with a de minimis amount of original issue discount and (iii) the Class [X-A] and Class [X-B] certificates will be issued with original issue discount.

For information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the code should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to RBS Securities Inc. (known at the time such exemption was granted as Greenwich Capital Markets, Inc.), Prohibited Transaction Exemption 90-59 (September 6, 1990), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b) , transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which RBS Securities Inc.
serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met.  See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings
The depositor expects that the offered certificates will receive credit ratings from two nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.]

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility,” “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement and in the prospectus, and “Description of the Certificates” and “Yield Considerations” in the prospectus.]

Legal Investment
[The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.] [All of the offered certificates] [The Class [__] certificates] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, [commonly known as SMMEA,] so long as they are rated in one of the two highest rating categories by [_____], [_____], [_____] or another nationally recognized statistical rating organization.  [The Class [__] certificates will not constitute “mortgage related securities” for purposes of SMMEA.]  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” in this prospectus supplement and in the prospectus.

Denominations
We intend to deliver the Class [__], [__], [__], [__], [__], [__], [__] and [__] Certificates in minimum denominations of $[10,000].  We intend to deliver the Class [__] and [__] Certificates in minimum denomination of $[__].  Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.    See “Description of the Offered

Certificates—Delivery, Form and Denomination” in this prospectus supplement.

Clearance
and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe.  See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive

Certificates” in the accompanying prospectus.  See “Description of the Offered Certificates—Delivery, Form and Denomination,” and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the prospectus.  We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

RISKS RELATED TO THE OFFERED CERTIFICATES

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and have the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, [the certificate administrator,] the trustee] or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in decreased occupancy, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

A substantial number of United States mortgage loans backed by commercial and multifamily properties, many with balloon payment obligations in excess of their respective current property values, will mature in the future.  Additionally, the lack of credit liquidity, correspondingly higher mortgage rates and decreases in the value of commercial and multifamily properties have prevented many commercial mortgage borrowers from refinancing their mortgages. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events may affect general economic conditions and financial markets:

•	Wars, revolts insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates.

•
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. These conditions could recur.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire;

•	investors’ perceptions regarding the commercial and multifamily real estate markets, the capital markets or the economy in general; and

•	the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, your ability to sell such certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  In addition, under certain circumstances, you may be entitled to certain other information regarding the issuing entity and the offered certificates, including the periodic and other public reports required to be filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

Except as regards their status under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

•
Member States of the European Economic Area (“EEA”) have implemented new Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after December 31, 2010 and, in certain circumstances, to securitizations issued prior to that date.  Among other provisions, Article 122a restricts investments by an EEA-regulated credit institution (and in some cases, consolidated group entities) in securitizations that fail to comply with certain requirements concerning retention by the originator, sponsor or original lender of the securitized assets of a portion of the securitization’s credit risk.  Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA-regulated credit institution if that securitization fails to meet the requirements of Article 122a.  Requirements similar to the retention requirement in

Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers.  None of the originators, the sponsors, the depositor or the issuing entity have taken, or intend to take, any steps to comply with the requirements of Article 122a.  The fact that the certificates have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market.  This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments.  No such regulations have yet been adopted.  When such regulations are adopted, investments in CMBS by such institutions may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the treatment of CMBS for regulatory capital purposes.

•
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•
For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, [commonly known as SMMEA,] [the offered certificates will not constitute “mortgage related securities”] [all of the offered certificates] [the Class [__] certificates will constitute “mortgage related securities” for so long as they are rated in one of the two highest rating categories by [_____], [_____], [_____] or another nationally recognized statistical rating organization.  [The Class [__] certificates will not constitute “mortgage related securities” for purposes of SMMEA.]

•
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the offered certificates; and

•	the allocation of shortfalls and losses on the mortgage loans to the offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of mortgage loans backed by commercial and multifamily properties.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties due to document defects [or purchases by a non-trust mortgage loan holder] or mezzanine holder pursuant to a purchase option or purchases of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable.  Additionally, mezzanine lenders [and holders of the related non-trust mortgage loan in split-structure loans will] (or in the case of any mezzanine lender, may) have the option to purchase the related mortgage loan after certain defaults, and the purchase price will (or in the case of a mezzanine lender, may) not include any yield maintenance payments or prepayment charges.  [In some cases, the related intercreditor agreement for a subordinate non-trust mortgage loan permits prepayment of such subordinate non-trust mortgage loan provided, that, among other things, no collateral securing the related mortgage loan is released.]  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer, the special servicer [, the certificate administrator] or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it made and has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the master servicer, the special servicer [, the certificate administrator] or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

[Pass-Through Rates

The pass-through rates on the class [___] and class [___] certificates will be variable and will be equal to or limited by the weighted average of the net interest rates on the mortgage loans from time to time.  The weighted average of the net interest rates on the mortgage loans would decline if the rate of principal payments on the underlying mortgage loans with higher net interest rates was faster than the rate of principal payments on the underlying mortgage loans with lower net interest rates.  Accordingly, the yields on each of those classes of offered certificates will (or in the case of the class [___] certificates, may) be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.  The weighted average of the net interest rates on the mortgage loans will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.]

Yield on the Interest—Only Certificates Will Be Highly Sensitive to Prepayments

The interest-only certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amounts. Because the notional amount of those certificates is based upon the outstanding certificate principal amounts of certain classes of certificates that pay principal, the yield to maturity on the interest-only certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates with principal balances.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure of an investor to recoup the initial investment in the interest-only certificates. Investors in the certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

The ratings assigned to the offered certificates by the nationally recognized statistical rating organizations hired by us to rate the offered securities:

•	are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•
may reflect assumptions by the rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by the rating agencies hired by us to rate the offered certificates, whether upon initial issuance of such class or as a result of a ratings downgrade, could affect the ability of a benefit plan  or other investor to purchase  or retain those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Further, certain actions provided for in loan agreements may require that a no downgrade confirmation be obtained from each rating agency hired by us to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due On Sale’ and ‘Due On Encumbrance’ Provisions” in this prospectus supplement.

See “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining ratings for the offered certificates.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer or the [certificate administrator][trustee], as applicable, will be entitled to receive interest on unreimbursed advances at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class [A-1], Class [A-2], Class [X-A] or Class [X-B] certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with a higher distribution priority.  In addition, because their Notional Amount is based upon the Certificate Principal Amount of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates, the Class [X-B] Certificates will be adversely affected by losses allocated to such Classes of Certificates.  See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

RISKS RELATED TO MORTGAGE LOANS AND MORTGAGED PROPERTIES

Commercial and Multifamily Lending is Dependent on Net Operating Income

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  [The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.]  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus supplement, Underwritten Net Cash Flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor.  No representation is made that the Underwritten Net Cash Flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows.  You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining Underwritten Net Cash Flow.  The actual net cash flow could be significantly different than the Underwritten Net Cash Flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the Underwritten Net Cash Flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement  for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans [or the related loan combinations] to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines..  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under  “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans [or the related loan combinations], to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

[A review will be conducted of the assets in the pool as required under Rule 193 of the Securities Act.][Provide disclosure regarding the nature of the review performed with regard to assets in the pool and the findings and conclusions of such review as required under Item 1111(a)(7) of Regulation AB.  Provide disclosure if any assets in the pool deviate from the disclosed underwriting criteria as required under Item 1111(a)(8) of Regulation AB.]

Static Pool Data Would Not be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan [(or related loan combination, if applicable)] or at or around the time of the acquisition of the mortgage loan by the related sponsor.  See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

[In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the related mortgaged property may reflect only the “as-stabilized” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.]

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  [Additionally, with respect to the appraisals setting forth assumptions as to the “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-

stabilized” value will be the value of the related mortgaged property at any time in the future.]  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—Third Party Reports—Appraisal and Loan-to-Value Ratio” in this prospectus supplement for additional information regarding the appraisals.

Office Properties Have Special Risks

[__] office properties secure [__] of the mortgage loans, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenant;

•
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

•
in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Retail Properties Have Special Risks

[__] retail properties secure [__] of the mortgage loans, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.  However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants.  An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged proper, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self owned anchor; or

•
the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.  In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents.  In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced.  If an anchor tenant goes dark, generally the borrower's only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans [(or related loan combinations)] that identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower.  We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing.  Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.  Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail mortgaged properties, including the mortgaged properties identified on Annex C to this prospectus supplement as [_____] and [_____], representing in the aggregate approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date in the aggregate, have theaters as part of the mortgaged property.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  See “Risk Factors—Performance of Your Investment Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in this prospectus supplement.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

[Certain of the mortgaged properties, including [__] of the mortgaged properties securing the mortgage loan identified as [_____] on Annex C to this prospectus supplement, which mortgaged property represents approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, have health clubs as part of the mortgaged property.  Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.]

Hospitality Properties Have Special Risks

Various factors may adversely affect the economic performance of a hospitality property, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the quality of hospitality property management;

•	the presence or construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	The lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.  Furthermore, the previous terrorist attacks in the United States and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person.  In the event of a foreclosure of a hospitality property that holds a liquor license, the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  There can be no assurance that a replacement franchise could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.

Multifamily Properties Have Special Risks

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the quality of property management;

•	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the presence of competing properties and residential developments in the local market;

•
the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

•
in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•
adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

[Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans]

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.]

[Various Limitations and Restrictions Imposed by Residential Cooperative Agreements May Result in Losses on the Mortgage Loans

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation.  The cooperative owns all the units in the building and all common areas.  Its tenants own stock, shares or membership certificates in the corporation.  This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive.  These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property.  Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents,

which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.]

Value of Mortgage Loans Secured by Industrial Properties May Be Adversely Affected by Multiple Factors

[__] industrial properties secure [__] of the mortgage loans, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Mortgage Loans Secured by Self-Storage Properties Are Subject to Competition and May Become Unprofitable

[__] self-storage properties secure, in whole or in part, [__] of the mortgage loans representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.  Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	age of improvements; or

•	other factors,

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Storage Units at Self-Storage Properties Are Not Subject to Environmental Inspections and May Contain Hazardous Substances

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit.  No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Self-Storage Properties May Be Adversely Affected by Affiliation with Franchises

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease or reduce rent due under such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Borrower Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code a tenant has the option of assuming (continuing) or rejecting (terminating) or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant.  The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Leases That are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding purchase options and rights of first refusal with respect to mortgaged properties securing the top 10 mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination rights by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations & Expirations” in this prospectus supplement for information on tenant lease expirations and early termination options

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Term to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgage Loans representing more than 5%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by [List property types [retail, office, hospitality]] properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in pool.  For a description of the risks relating to the specific property types, see “Risk Factors—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Multifamily Properties Have Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgage Loans representing more than 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by mortgaged properties located in [list states]. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•
if a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the [certificate administrator’s][trustee’s] obligation to make advances for monthly payments) for an indefinite period; or

•
if mortgaged properties owned by the same borrower or related borrowers may to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceedings May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan [(or loan combination)] will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan [(or loan combination)] may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan [(or loan combination)] is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  Although terms of certain of the mortgage loans require that the borrowers be single purpose entities, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan [(or related loan combination, as applicable)] their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property or may be a “recycled” single purpose vehicle, that previously had other liabilities. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceedings May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including federal bankruptcy law and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  The delay and consequences thereof caused by the automatic stay can be significant. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See  “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Bankruptcy Issues” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in [______], [______], [______] and [______] represent security for [__]%, [__]%, [__]% and [__]%, respectively, of the Initial Pool Balance.  Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

•
For example, included in the Mortgage Pool are properties located in [_____], [_____] or [_____], which may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

•
Mortgaged properties located in coastal states, which includes in the mortgage pool properties located in, for example, [_____], [_____] and [_____], also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and

•
the associated flooding. The Mortgage Loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•	[Insert other regional issues]

In addition, certain of the mortgaged properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  [See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.]

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan [(or loan combination, if applicable)] or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may fall as a result;

•
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” [and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations”] in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan [(or loan combination)] on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan [(or loan combination)] or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial and multifamily real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged properties;

•	the fair market value of the related mortgaged properties;

•	the borrower’s equity in the related mortgaged properties;

•	significant tenant rollover at the related mortgaged properties (see “Risk Factors—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in the prospectus).

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are[ part of a condominium regime] [or subject to ground lease], [the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime].  Additionally, any vacancy with respect to [hotels, self-storage facilities, hospitality properties, bowling alleys, restaurants, theater space, automobile dealerships, medical offices, health clubs and warehouses] would not easily be converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

[Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “—Multifamily Properties Have Special Risks” in this prospectus supplement.]

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in  the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Additionally, certain of the mortgaged properties are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, [_____] mortgaged properties, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 14%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the certificates could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”).  See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

•	premiums for terrorism insurance coverage will likely increase;

•
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

•
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.  See “Top Ten Loan Summaries” in Annex B to this prospectus supplement for a description of the requirement for terrorism insurance for each of the ten (10) largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant is allowed to provide self-insurance against risks.

For example, in the case of [_____] mortgage loans, identified as [_____], [_____] and [_____], representing approximately [__]%, [__]% and [__]%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower maintains insurance under blanket policies.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant.

RISKS RELATED TO CONFLICTS OF INTEREST

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of The Royal Bank of Scotland, one of the sponsors) on the Closing Date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of certificates.  This offering of certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for their investment represented by the certificates, if they initially retain their certificates or for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” below.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of certificateholders.  The Underwriter Entities are part of a global banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

If the Underwriter Entities becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that they take in their capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the [trust advisor] [, the certificate administrator] or the trustee and will have no authority to advise the master servicer, the special servicer, the [trust advisor] [, the certificate administrator] or the trustee or to direct their actions.

Furthermore, the Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  RBS Securities Inc., one of the Underwriters, is the affiliate of RBS Commercial Funding Inc., the depositor, and The Royal Bank of Scotland, a sponsor, mortgage loan seller, and an originator.

See “Summary of Prospectus Supplement—Title, Registration and Denomination of Certificates—Transaction Parties and Dates—Significant Affiliations and Relationships” in this prospectus supplement for a description of certain affiliations and relationships between the Underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates [or Non-Trust Mortgage Loans], or has financial interests in or other financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series [_____] non-offered certificates [or the related Non-Trust Mortgage Loans].

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

[Potential Conflicts of Interest of the Trust Advisor

[__________] has been appointed as the initial trust advisor. See “The Pooling and Servicing Agreement—Trust Advisor” in this prospectus supplement.  During a Collective Consultation Period or a Senior Consultation Period, the trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer[, except that such consultation is not permitted in connection with any split-structure mortgage loan at any time when the holder of a non-trust mortgage loan is the directing holder for such mortgage loan]. Additionally, during a Subordinate Consultation Period and a Senior Consultation Period, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an trust advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders

(as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Trust Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.]

Potential Conflicts of Interest of the Subordinate Class Representative [and Non-Trust Mortgage Loan Holder]

It is expected that [_____], will be the initial subordinate class representative.  [It is expected that, with respect to the split-structure loan, [_____], the holder of the non-trust mortgage loan, will be the initial directing holder with respect to the non-trust mortgage loan.]  In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative [or the directing holder with respect to the non-trust mortgage loan, as applicable,] take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  [In connection with the split-structure mortgage loan, at any time when the holder of the non-trust mortgage loan is the directing holder for such mortgage loan, such holder does not have any duties to the holders of any class of certificates.]  The subordinate class representative will be controlled by the controlling class certificateholders.  The subordinate class representative [and the holder of the non-trust mortgage loan] may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the subordinate class representative [and/or the holder of the non-trust mortgage loan] may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus supplement, the special servicer may be removed without cause by the subordinate class representative.  See “The Pooling and Servicing Agreement—Subordinate Class Representative” and “—Termination of the Special Servicer Without Cause” in this prospectus supplement.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class [__], Class [__] and Class [__] certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  [The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.]

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class [__], Class [__] and Class [__] certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial subordinate class representative.  The subordinate class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—Subordinate Class Representative” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

[Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Loan Combinations

With respect to certain of the loan combinations, the holders of the applicable non-trust mortgage loans may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement and appoint a special servicer for one or more mortgage loans.  The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of non-trust mortgage loans or other parties for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for a description of these rights to terminate a special servicer.]

Other Potential Conflicts of Interest May Affect Your Investment

[The special servicer may enter into one or more arrangements with the subordinate class representative, a controlling class certificateholder, the non-trust mortgage loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of [______] as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on the right of such person to replace the special servicer.]

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.  The borrowers may have other relationships and affiliations, and the borrowers under the mortgage loan identified as [_____] on Annex A to this prospectus supplement, representing [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, may have relationships or affiliations with the related residual value insurer or one or more parties to the pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions By An Entity That Has No Duty or Liability to Other Certificateholders

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder.  [Similarly, the special servicer may, at the direction of the majority of the holders of a subordinate non-trust mortgage loan, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]  See “The Pooling and Servicing Agreement—Subordinate Class Representative” in this prospectus supplement.  The subordinate class representative will be controlled by the controlling class certificateholders.  [Each of] the (i) subordinate class representative [and (ii) in the case of each subordinate non-trust mortgage loan, the related subordinate non-trust mortgage loan holder], may have interests in conflict with those of the certificateholders of the classes of offered certificates.  As a result, it is possible that the subordinate class representative [or, in the case of each subordinate non-trust mortgage loan, the related subordinate non-trust mortgage loan holder,] may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates.  However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

[With respect to certain mortgage loans with related non-trust mortgage loans, similar rights under a pooling and servicing agreement that controls the servicing of the loans may be exercisable by the holders of pari passu non-trust mortgage loans, the subordinate non-trust mortgage loans, and the related controlling class of certificateholders of any related trust or trust advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates.  The interests of any of these holders or controlling class of certificateholders or Trust Advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates.  As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates.  No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests.  See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the [certificate administrator][trustee], as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

During a Subordinate Control Period, the subordinate class representative will have the right to replace the special servicer [(other than with respect to the split-structure loan for as long as the holder of the related non-trust mortgage loan is the directing holder with respect to the split-structure loan)].

During a Collective Consultation Period or a Senior Consultation Period, the holders of at least 25% of the voting rights of the certificates (other than the Class [R] certificates) may request a vote to replace the special servicer [(other than with respect to the split-structure loan for as long as the holders of the related non-trust mortgage loans are the directing holder with respect to the split-structure loan)].  The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least [75]% of the voting rights of the certificates (other than the Class [R] certificates), or (b) more than [50]% of the voting rights of each class of certificates other than the Class [X-A], Class [X-B] and Class [R] certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than [25]% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal), vote affirmatively to so replace.  Notwithstanding the foregoing, in the case of the [_____] mortgage loan that is part of a split-structure loan where there is a related B-note outside the issuing entity, for so long as the holder of that related B-note is the directing holder with respect to that split-structure loan, only the holder of that related B-note may, without cause, replace the special servicer for that split-structure loan.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” [and “Description of the Mortgage Pool—The Loan Combinations”] in this prospectus supplement.

In addition, the subordinate class representative [(and, for as long as the holder of the non-trust mortgage loan is the directing holder with respect to the split-structure loan, such non-trust mortgage loan holder)] will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the subordinate class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Subordinate Class Representative” in this prospectus supplement.

In addition, while there is an trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no control or consultation rights over actions by the special servicer during a Subordinate Control Period.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders. Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the trust advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Trust Advisor and the Subordinate Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, the special servicer generally will be required to obtain the consent of the subordinate class representative [(other than in the case of the split-structure mortgage loan if the holder of the related non-trust mortgage loan is the directing holder of the split-structure loan, in which case the subordinate class representative (until a Senior Consultation Period) will have consultation rights relating to major decisions in connection with the servicing of the loan combination)].  During a Collective Consultation Period, the special servicer generally will be required to consult with the subordinate class representative (until a Senior Consultation Period) [and (other than in the case of the split-structure mortgage loan if the holder of the related non-trust mortgage loan is the directing holder of the split-structure loan)], the Trust Advisor. These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Subordinate Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the trust advisor and the subordinate class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the subordinate class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the subordinate class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

OTHER RISKS

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Is Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

[The Royal Bank of Scotland plc is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency.  Under the Banking Act 2009, the Secretary of State, Financial Services Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions.  One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme).  Further, under the Banking Act 2009, the UK Treasury, the Financial Services Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised.  These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc. An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.]

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or [certificate administrator][trustee] in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the receivables rather than a sale.  An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the bankruptcy code.  Nevertheless, we cannot assure you a bankruptcy [certificate administrator][trustee] or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was not a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. Under the OLA, the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company’s assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.  The Acting General Counsel’s Opinion further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the Acting General Counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the Acting General Counsel’s Opinion would remain in effect. If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, or if it were independently to be appointed as receiver of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur. In addition, because the transfer of the mortgage loans will occur after the expiration of the transition period, you may not be able to rely on the Acting General Counsel’s Opinion unless it is extended to cover transfers made after the transition period. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

[Split-Structure Loans Pose Special Risks

General

In connection with the servicing of the loan combinations related to split-structure mortgage loans, the holders of a subordinate non-trust mortgage loan in the split-structure loans will be entitled to advise, grant or withhold approvals or direct the master servicer and the special servicer with respect to material servicing actions, including the actions taken by the special servicer with respect to the related loan combination, and servicing actions could adversely affect the holders of some or all of the classes of certificates.

Realization on the Split-Structure Mortgage Loan May Be Adversely Affected by the Rights of the Holder of the Non-Trust Mortgage Loan

•
Any sale of the split-structure mortgage loan by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holder of the non-trust mortgage loan; these constraints on a prospective purchaser’s ability to control a workout or other resolution of the loan combination may adversely affect the ability of the special servicer to sell the related mortgage loan after a loan default.

•
The net proceeds of any such sale that does occur may be substantially less than would have been realized if the loan were in the form of a loan combination and otherwise identical to such mortgage loan.

Potential Conflicts of Interest of the Split-Structure Loan Directing Holder; Rights of Holders of Non-Trust Mortgage Loans Related to Split-Structure Mortgage Loans Could Adversely Affect Your Investment

•	Each related non-trust mortgage loan holder may have interests in conflict with those of some or all of the classes of certificates.

•
Although the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the loan documents, it is possible that the related non-trust mortgage loan holder may direct the special servicer to take actions which conflict with the interests of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder for each split-structure mortgage loan:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the directing holder or any director, officer, employee, agent or principal of the directing holder for having so acted.]

[You Will Not Have Any Control Over the Servicing of The Non-Serviced Loans

Some loans may be secured by mortgaged properties that also secure one or more non-trust mortgage loans that are not assets of the trust and are serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the related pooling and servicing agreement, and according to the servicing standard provided for in the related separate pooling and servicing agreement.  As a result, you will have less control over the servicing of these non-serviced loans than you would if these non-serviced loans were being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.  See “The Pooling and Servicing Agreement—Servicing of The Loan Combinations” in this prospectus supplement.

See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  Neither we nor any of our affiliates (except The Royal Bank of Scotland in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the issuing entity fund to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates“ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

[Defaults Under Swap Contract May Adversely Affect Payments on the Class [___] Certificates

The ability of the holders of the Class [_____] certificates to obtain the payment of interest at their floating Pass-Through Rate will depend on payment by the swap counterparty pursuant to the swap contract.  See “[Description of the Credit Enhancement, Liquidity Support or Derivatives Instrument]]—[The Swap Counterparty]” in this prospectus supplement.  We cannot assure you that the swap counterparty (or its credit support provider) will maintain the rating described above or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract. See “[Description of the Credit Enhancement, Liquidity Support or Derivatives Instrument]]” in this prospectus supplement for a description of the swap contract and the rights and remedies available to the trust in the event of a default by the swap counterparty.]

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan [or non-trust mortgage loan] pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any net income from such operation (other than qualifying “rents from real property”), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Federal Income Tax Consequences” in this prospectus supplement and  “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the Internal Revenue Service (the “IRS”) issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations have been issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”),  which modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations).  The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release  is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  This could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code, for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the [certificate administrator][trustee], the sponsors, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the [certificate administrator][trustee], the Trust Advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund created pursuant to the Pooling and Servicing Agreement (the “Issuing Entity”) will consist of a pool of fixed rate mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the later of the due date for such Mortgage Loan in [_____] or the date of origination of such Mortgage Loan (the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $[_____] (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes (each a “Mortgage Note”) and secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a [retail, office, hospitality, multifamily, industrial, self storage or other commercial property] (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower’s other assets.

[In general, the Mortgage Loans secured by Mortgaged Properties located in Maryland have each been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.]

The Mortgage Loans to be included by the Issuing Entity were originated by the following parties:
Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties*	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
The Royal Bank of Scotland(1)	The Royal Bank of Scotland	[ ]	[ ]	$[_______]	[____]%
[__________]	[__________]	[ ]	[ ]	$[_______]	[____]%
Total:		[ ]	[ ]	$[_______]	100.0%
________________

(1)
[The originator referred to herein as "The Royal Bank of Scotland" comprises two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc.  With respect to the mortgage loans shown as originated by The Royal Bank of Scotland, (a) [____] mortgage loan, identified on Annex A to this prospectus supplement as [____], having a cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated by The Royal Bank of Scotland plc and RBS Financial Products Inc., and is being sold to the trust jointly by The Royal Bank of Scotland plc and RBS Financial Products Inc., (b) [____] mortgage loans, having an aggregate cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the Trust, only by The Royal Bank of Scotland plc and (c) [____] mortgage loans, having an aggregate cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were originated, and are being sold to the trust, only by RBS Financial Products Inc.]

The Royal Bank of Scotland and [_____] are referred to in this prospectus supplement as the “Originators”.  The Mortgage Loans originated by The Royal Bank of Scotland were originated for sale to RBS Commercial Funding Inc (the “Depositor”). The Depositor will acquire the Mortgage Loans from [_____], [_____], [_____] and [_____] (collectively, the “Sponsors”) on or about [_____], 20[__] (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the [Certificate Administrator][Trustee] pursuant to the Pooling and Servicing Agreement.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B, Annex C and Annex D to this prospectus supplement with respect to the Mortgage Loans [(or Loan Combinations, if applicable)] and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related Underwritten Net Cash Flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.  The statistics in Annex A, Annex B, Annex C and Annex D to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

See Annex A for certain definitions used in the calculations in the prospectus supplement.

[All information presented in this prospectus supplement with respect to a Mortgage Loan with Non-Trust Mortgage Loan(s) is calculated without regard to the related Non-Trust Mortgage Loan(s), unless otherwise indicated.]

Where the appraisal or value of a Mortgaged Property or a Phase I environmental report, a Phase II environmental report, a seismic or property condition report (each a “Third Party Report”) is referred to.  The Third Party Reports were prepared prior to the date of this prospectus supplement.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

Initial Pool Balance(1)	$[__]
Number of mortgage loans	[__]
Number of mortgaged properties	[__]
Percentage of multi-property mortgage loans	[__]%
Largest cut-off date principal balance	$[_________ ]
Smallest cut-off date principal balance	$[_________ ]
Average cut-off date principal balance	$[_________ ]
Highest mortgage interest rate	[__]%
Lowest mortgage interest rate	[__]%
Weighted average mortgage interest rate	[__]%
Longest original term to maturity or anticipated repayment date	[___] months
Shortest original term to maturity or anticipated repayment date	[___] months
Weighted average original term to maturity or anticipated repayment date	[___] months
Longest remaining term to maturity or anticipated repayment date	[___] months
Shortest remaining term to maturity or anticipated repayment date	[___] months
Weighted average remaining term to maturity or anticipated repayment date	[___] months

Highest debt service coverage ratio, based on underwritten net cash flow(2)	[__]
Lowest debt service coverage ratio, based on underwritten net cash flow*	[__]
Weighted average debt service coverage ratio, based on underwritten net cash flow(2)	[__]
Highest cut-off date loan-to-value ratio(2)	[__]%
Lowest cut-off date loan-to-value ratio(2)	[__]%
Weighted average cut-off date loan-to-value ratio(2)	[__]%
Highest maturity date loan-to-value ratio(2)	[__]%
Lowest maturity date loan-to-value ratio(2)	[__]%
Weighted average maturity date loan-to-value ratio(2)	[__]%
Highest underwritten NOI debt yield ratio(2)	[__]%
Lowest underwritten NOI debt yield ratio(2)	[__]%
Weighted average underwritten NOI debt yield ratio(2)	[__]%
Highest underwritten NCF debt yield ratio(2)	[__]%
Lowest underwritten NCF debt yield ratio(2)	[__]%
Weighted average underwritten NCF debt yield ratio(2)	[__]%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
[In the case of the [___________________ ] mortgage loan, with respect to which the related mortgaged property also secures a Non-Trust Mortgage Loan, the debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the related Non-Trust Mortgage Loan.  Considering the annualized monthly debt service payable as of the cut-off date under each loan combination, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be [___]x, [___]x and [___]x, respectively.  Considering the aggregate principal balance of each loan combination, the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be [___]%, [___]% and [___]%, respectively.]

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Largest Single Mortgage Loan	$[_____]	[_____]%
Largest 5 Mortgage Loans	$[_____]	[_____]%
Largest 10 Mortgage Loans	$[_____]	[_____]%
Largest Group of Crossed Loans	$[_____]	[_____]%
Largest Related-Borrower Concentration(1)	$[_____]	[_____]%
Next Largest Related-Borrower Concentration(1)	$[_____]	[_____]%

(1)	Excluding single mortgage loans.

[Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans or groups of cross-collateralized Mortgage Loans represents no more than [__]% of the Initial Pool Balance. See “Top Ten Loan Summaries” on Annex B to this prospectus supplement for more information on the largest ten (10) Mortgage Loans.]

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

An aggregate of [______] (_) individual mortgage loans are secured by two or more properties, and [________________] (_) cross-collateralized mortgage loans, which represent [___]% of the Initial Pool Balance.  However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax.  In such instances, the mortgage amount may equal a specified percentage (generally ranging from [100]% to [150]%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties.  This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

See Annex A to this prospectus supplement for information regarding each individual mortgage loan that is secured by two or more mortgaged properties.

Some groups of mortgage loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  The table below shows each group of two or more mortgage loans that are not cross-collateralized or cross-defaulted (except as indicated below), but have the same or affiliated borrowers/owners.

Related Borrower Loans
Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Group [A]:
[_____________________]	$ [______________]	[___]%
[_____________________]	[______________]	[___]%
Total for Group [A]:	$ [______________]	[___]%

Group [B]:(1)
[_____________________]	$ [______________]	[___]%
[_____________________]	[______________]	[___]%
Total for Group [B]:	$ [______________]	[___]%

(1)
The sponsor of the borrower also owns a non-controlling interest in the mortgaged property identified as Annex A to this prospectus supplement as [________________], which represents security for [___]% of the Initial Pool Balance.

[Certain mortgaged properties are secured in whole or in part by recently constructed mortgaged properties or recently acquired properties that have no prior operating history and lack historical financial figures and information.  See “Risk Factors—Limited Information Causes Uncertainty” in this prospectus supplement.]

Property Type Concentrations

This table shows the property type concentrations of the mortgaged properties:

Property Type Distribution
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
[Retail]	[__]	$[_____]	[___]%
[Office]	[__]	$[_____]	[___]%
[Hospitality]	[__]	$[_____]	[___]%
[Multifamily]	[__]	$[_____]	[___]%
[Industrial]	[__]	$[_____]	[___]%
[Self-Storage]	[__]	$[_____]	[___]%
[Other]	[__]	$[_____]	[___]%

With respect to the Property Types set forth in the above chart, among other things:

•
[_____] of the Mortgaged Properties, securing Mortgage Loans representing approximately [__]% of the a Initial Pool Balance, are retail properties that are considered by the applicable sponsor to have an “anchor tenant.”  [_____] of the Mortgaged Properties, securing Mortgage Loans representing approximately [__]% of the Initial Pool Balance, are retail properties that are considered by the applicable sponsor to be “shadow anchored.”  [_____] of the Mortgaged Properties, securing Mortgage Loans representing approximately [__]% of the Initial Pool Balance, are retail properties that are considered by the applicable sponsor to be “unanchored.”

•	[[______] of the Mortgage Loans indicated above as secured by a multifamily property, representing approximately [___]% of the Initial Pool Balance, is secured by a residential cooperative property.

•
[[_____] of the hospitality properties that secure Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, are affiliated with a franchise or hotel management company through a franchise or management agreement.

•	[Insert Other Property Type Disclosure]

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5%:

Geographic Distribution
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
[_____]	[__]	$[_____]	[___]%
[_____]	[__]	$[_____]	[___]%
[_____]	[__]	$[_____]	[___]%
[_____]	[__]	$[_____]	[___]%
[_____]	[__]	$[_____]	[___]%

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

•
For example, include in the mortgage pool are properties located in [_____], [_____] or [_____], which may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

•
Mortgaged properties located in coastal states, which includes in the mortgage pool properties located in, for example, [_____], [_____] and [_____], also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•
The mortgage pool also includes mortgaged properties , representing [__]% of the Initial Pool Balance, located in, among other places, [_____], [_____], [_____] or [_____], which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

In addition, certain of the mortgaged properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Other

[[__] of the Mortgage Loans are re-financings of mortgage loans that were previously delinquent.]

Tenancies In Common

[[_____] Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as [_____], [_____] and [_____], collectively representing approximately [__]% of the Initial Pool Balance, have borrowers that own the related Mortgaged Properties as tenants in common. See “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

[Condominium Structures

[[_____] of the Mortgage Loans secured by Mortgaged Properties identified on Annex A to this prospectus supplement as [_____],[_____],[_____],[_____] and [_____]l, representing approximately [__]%,[__]%,[__]%,[__]% and [__]%, respectively, of the Initial Pool Balance, respectively, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium.  With respect to all such mortgage loans [(other than as described below)], the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.] See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus.]

Ground Leases

A leasehold interest under a ground lease secures a portion of the Mortgage Loan identified as [_____] on Annex A to this prospectus supplement, representing approximately [__]% of the Initial Pool Balance. For purposes of the prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.  See “Risk Factors—Risks Related to Ground Leases and Other Leasehold Interests” in the prospectus.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower; and

•
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

[Split Loan Structures

The Loan Combinations

General.  [____] of the Mortgage Loans (each a “Loan Combination”), representing approximately [__]% of the Initial Pool Balance, are part of a split loan structure. [____] of the Loan Combinations, identified on Annex A to this prospectus supplement as [____] (the “Non-Serviced Loan”), with a principal balance as of the Cut-off Date of $[____] and representing approximately [__]% of the Initial Pool Balance, is part of a split loan structure where the related Mortgage Loan and one Non-Trust Mortgage Loan that is pari passu in right of payment with the related Mortgage Loan (the “Pari Passu Non-Trust Mortgage Loan”) are secured by the same mortgage instrument on the related Mortgaged Property.  The Mortgage Loan and the related Pari Passu Non-Trust Mortgage Loan have the same interest rate, maturity date and amortization term.  [____] of the Loan Combinations (the “Serviced Loan Combinations”) have a split loan structure where the related Mortgage Loan and or one or more Non-Trust Mortgage Loans that are subordinate in right of payment with the related Mortgage Loan (each a “Subordinate Non-Trust Mortgage Loan”, and together with the Pari Passu Non-Trust Mortgage Loan, the “Non-Trust Mortgage Loans”) are secured by the same mortgage instrument on the related Mortgaged Property.  [____] of the Serviced Loan Combinations permits a portion of the related Subordinate Non-Trust Mortgage Loan to become pari passu in right of payment with the Mortgage Loan if certain requirements are met.

The Non-Serviced Loan will be serviced in accordance with the pooling and servicing agreement to be entered into in connection with the issuance of [____], which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, by the master servicer (“[____]”) and special servicer (the “[____]”) that are parties to the [____] Pooling and Servicing Agreement, and subject to the servicing standard provided for in the [____] Pooling and Servicing Agreement.

The Serviced Loan Combinations will be serviced pursuant to the Pooling and Servicing Agreement. Any Non-Trust Mortgage Loan that is part of a Serviced Loan Combination is referred to in this prospectus supplement as a “Serviced Non-Trust Mortgage Loan”.

The following table presents certain information regarding the loan combinations:
Loan Combination Name	Cut-off Date Principal Balance of Trust Mortgage Loan	Cut-off Date Principal Balance of Non-Trust Mortgage Loan	Aggregate Cut-off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Trust Mortgage Loan	Cut-off Date LTV Ratio of Loan Combination	Trust Mortgage Loan Interest Rate	Non-Trust Mortgage Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination

[Insert description of each intercreditor agreement for any loan combination].]

Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following paragraphs summarize information regarding existing secondary financing secured by the mortgaged properties and/or existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

[Describe existing secondary financing secured by the mortgaged properties and/or existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower]

The following table sets forth certain combined loan-to-value ratio and debt service coverage ratio information for the Mortgage Loans that have related mezzanine indebtedness outstanding.
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date LTV Ratio(1)	Interest Rate for Mortgage Loan	Mortgage Loan U/W DSCR	Interest Rate for Mezzanine Loan	Total Debt U/W DSCR(2)

(1)
The combined cut-off date loan-to-value ratio of the mortgage loan and mezzanine loan is equal to the ratio of their aggregate cut-off date principal balances to the Appraised Value of the related mortgaged property(ies).

(2)
The combined underwritten debt service coverage ratio of the mortgage loan and/or mezzanine loan is equal to the ratio of the Underwritten Net Cash Flow for the related mortgaged property(ies) to the sum of the annual debt service due under the mortgage loan and the annual debt service due under the mezzanine loan.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the Mortgage Loan from the Issuing Entity if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed in the following chart.

The applicable Sponsors have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur future mezzanine debt, as described below.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x
[__________]	$[_____]	[___]%	[___]x

[Insert required footnotes]

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower.  The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Inter-creditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)

Total:

(1)
Indicates the maximum principal amount (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents.  Except as otherwise noted in connection with a mortgage loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include delivery of confirmation from the nationally recognized statistical rating organizations (“NRSROs”) within the meaning of Section 3(a)(62) of the Exchange Act, hired by the Depositor to rate the Offered Certificates (collectively, the (“Rating Agencies”)) that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates.

Other Additional Financing

Some of the Mortgage Loans permit certain affiliates of the borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  The loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure.  For example, see the summaries of the [________________] Mortgage Loan, representing [___]% of the Initial Pool Balance, and the [__________________] Mortgage Loan, representing [___]% of the Initial Pool Balance, in the Summaries of the [______] Largest Mortgage Loans attached as Annex B to this prospectus supplement, for a description of such lines of credit or credit facilities with respect to those Mortgage Loans.

The Mortgage Loan secured by the Mortgaged Property identified in Annex A to this prospectus supplement as [____________], which represents [___]% of the Initial Pool Balance, allows the borrower to obtain an unsecured loan from its guarantors or affiliates in an amount of up to $[________________] in connection with funding [__________________] at the Mortgaged Property.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than [5]% of the loan balance) of trade payables and unsecured indebtedness in the ordinary course of business.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Underwriting Considerations

 [Describe the nature of any material exceptions granted by the originators to their underwriting guidelines, including the number and percentage of loans with such exceptions.]

[[_____] Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, are secured in whole or in part by Mortgaged Properties recently constructed [within [__] calendar months] of the cut off date that, in each case either have no prior operating history or do not have historical financial information.]

[[_____] Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, are secured in whole or in part by Mortgaged Properties that were recently acquired by the related borrowers [within [__] calendar months] of the cut off date that, in each case either have no prior operating history or do not have historical financial information.]

[Additionally, [_____] Mortgage Loans, representing approximately [__]% of the Initial Pool Balance that were constructed or acquired prior to the cut off date, are secured in whole or in part by Mortgaged Properties that were underwritten based [solely] on projections of future income.][Insert description of assumptions used in underwriting recently constructed or acquired properties or other properties underwritten based on projections of future income, to the extent material.]]

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than [__] months prior to the Cut-off Date.  See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property.  It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of the environmental reports prepared for each Mortgaged Property and environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

[Insert any specific environmental issues/disclosures.]

[Litigation Considerations

[Insert any specific litigation issues/disclosures.]

Bankruptcy Issues

[Discuss any current tenant bankruptcies.]

[Discuss any prior borrower/sponsor bankruptcies.]

[Discuss any other loan specific bankruptcy issues.]

Tenant Issues

Tenant Concentrations.  Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each Mortgaged Property.

The Mortgaged Properties have certain single tenant concentrations as set forth below:

•
[_____] of the mortgaged properties securing [_____] mortgage loans, representing in the aggregate approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date by allocated loan amount, are leased to a single tenant.

•
No Mortgaged Property leased to a single tenant secures a mortgage loan representing more than approximately [_____]% of the aggregate principal balance of the pool of mortgage loans as of the cut off date.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.

The Mortgaged Properties have certain tenant concentrations across the Mortgage Pool as set forth below:

•
[_____] is a tenant at [__] of the Mortgaged Properties securing [_____] Mortgage Loans, representing in the aggregate approximately [_____]% of the aggregate principal balance of the pool of Mortgage Loans as of the Cut-off Date by allocated loan amount.

•	[Other]

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations & Expirations

Expirations.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.  Even if none of the top five tenants at a particular mortgaged property have leases that expire before the maturity of the related mortgage loan, there may be a significant percentage of leases at a particular mortgaged property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a mortgage loan.  Furthermore, some of the mortgaged properties have significant leases or a significant concentration of leases that expire before the maturity of the related mortgage loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

•	[In certain cases, the lease of a major or anchor tenant at a multi tenanted mortgaged property expires prior to the maturity date of the related mortgage loan.]

•	[Describe/List].

Terminations.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant's use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant's use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights:

•
[Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.]

•	Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.]

•	[Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.]

•
[Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  For example, with respect to the mortgage loan identified as [_____] on Annex A to this prospectus supplement, representing approximately [__]% of the aggregate principal balance of the pool of mortgage loans as of the cut off date, [__]% of the tenants by rentable square foot have termination options based on failure to meet certain sales targets.]

•
[Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.]

•
In addition to termination options tied to certain triggers as set forth above common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

•
[Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, have material lease early termination options.  In particular, [Insert description of material lease termination options].]

Other.  [Tenants under certain leases included in the net underwritten cash flow may not be in occupancy as set forth below:

•
[Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy. [Discuss/List]  In these cases we cannot assure you that these tenants will take occupancy of the related mortgaged properties.

•
In addition, in some cases, tenants at a mortgaged property may have signed a letter of intent but not executed a lease with respect to the related space.  [Discuss/List] We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related mortgaged property.

•	In addition, the underwritten occupancy and net cash flow for some of the mortgage loans may reflect rents from tenants whose lease terms are under negotiation but not yet signed. [Discuss/List]

If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re leasing costs that may adversely affect cash flow on the related mortgage loan.]

Purchase Options And Rights Of First Refusal

Below are certain purchase options and rights of first refusal with respect to Mortgaged Properties securing the top 10 Mortgage Loans.

[Insert any applicable descriptions]

Borrower Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates as set forth below:

•	[Discuss/List]

[In some cases this affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the mortgaged property.  These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.]

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest.  Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%
[___]	[___]	[___]	[___]%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  See Annex A for information on the number of days before late payment charges are due under the Mortgage Loan.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).  [_____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from [_____] months to [_____] months.  One [_____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates.  The remaining [_____] Mortgage Loans, representing approximately [__]% of the Mortgage Loans (of the Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a “Balloon Mortgage Loan”).  These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

Single Purpose Entity Covenants.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.   For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.  The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.  As demonstrated in the General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.  Additionally, there are certain mortgage loans, particularly most or all mortgage loans with principal balances less than $20,000,000, for which there is no independent director in place with respect to the related borrower.

In [all cases][specify number of SPE loans] (generally other than with respect to the borrower under the mortgage loan secured by a residential cooperative property)], the terms of the borrowers’ organizational documents or the terms of the mortgage loans limit the borrower’s activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loans in the pool.  However, we cannot assure you that such borrowers will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments. All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan [(or Loan Combination, if applicable)] is prepaid within a specified period (ranging from approximately 3 to 7 months) prior to the stated maturity date.

With respect to [_____] Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as [_____], [_____], [_____], [_____] and [_____], representing approximately [__]%,[__]%,[__]%,[__]% and [__]%, respectively, of the Initial Pool Balance, each have earnout escrows that were established at origination in amounts equal to $[_____], $[_____], $[_____], $[_____] and $[_____], respectively.  If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay or partially defease the related Mortgage Loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant, the related Mortgage Loans may be prepaid in part prior to the expiration of a defeasance lockout provision. See “—Additional Indebtedness” above.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the Mortgage Loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the Mortgage Loan and the remaining unpaid balance of the Mortgage Loan may be re-amortized over the remaining amortization term.  For more detail with respect to such Mortgage Loans, see Annex A to this prospectus supplement.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers and the transfer or pledge of less than a controlling portion of the partnership, members’ or other non-managing member equity interests in a borrower.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

 Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

(i) no event of default has occurred,

(ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property,

(iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

(iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

(v) the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer.  See “Description of the Mortgage Pool—Additional Indebtedness” above.

[In addition, there are in some cases pending transfers of interests in a related mortgage borrower that have been approved or are anticipated to be approved but have not been, or may not be, completed, or may be completed at a later date.]

The Master Servicer (with respect to non-Specially Serviced Mortgaged Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to the approval of the Subordinate Class Representative.  See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

A “No Downgrade Confirmation” is a written confirmation from each Rating Agency then in business that was engaged by or on behalf of the Depositor to initially rate the Certificates that each credit rating of each Class of Certificates, as applicable, to which it has assigned a rating immediately prior to the occurrence of the event with respect to which the No Downgrade Confirmation is sought, will not be qualified, downgraded or withdrawn as a result of the occurrence of the event, which confirmation may be waived, granted or withheld in that Rating Agency’s sole and absolute discretion.  Any party requesting a No Downgrade Confirmation shall provide 10 days prior written notice of such request to each Rating Agency and shall provide to each Rating Agency at least 5 days prior to the date of such requested No

Downgrade Confirmation, to the extent within such requesting party’s reasonable control, a follow-up request together with all information and documents with respect to the applicable Mortgage Loan, the applicable Mortgaged Property, the applicable borrower or such action for which No Downgrade Confirmation is required that would be reasonably required for such Rating Agency to provide such No Downgrade Confirmation with respect to the proposed action.  If a Rating Agency provides a written waiver or other written acknowledgment indicating its decision not to review the matter for which such confirmation is sought, a No Downgrade Confirmation will not be required from that Rating Agency.  If a Rating Agency has not replied to a request for a No Downgrade Confirmation within five days of the follow-up request described above, the applicable No Downgrade Confirmation requirement will be deemed to have been waived.

Defeasance; Collateral Substitution.  The terms of [_____] of the Mortgage Loans (the “Defeasance Loans”), representing approximately [__]% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  With respect to [all] of the Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the “Release Date”) (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan [(or, in the case of a split structure mortgage loan, the related Loan Combination)] up to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)16 of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral) providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

Certain of the mortgage loans permit partial defeasance as described under “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments.

•
[_____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance permit the borrower after a lockout period to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium.

•
[_____] Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, permit the related borrower after a lockout period to either (a) prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral and obtain a release of the mortgaged property.

•
[_____] Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, permit the related borrower to either (a) prepay the Mortgage Loan with the greater of a yield maintenance charge or a prepayment premium at any time during the term of the Mortgage Loan or (b) substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property at any time after the expiration of a defeasance lockout provision.

•
[_____] Mortgage Loan, representing approximately [__]% of the Initial Pool Balance, permit prepayment at any time after the related closing date (or after a lockout period that has already expired) with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:
Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance
[__] to [__]	[__]	[_______________]	[___]%
[__] to [__]	[__]	[_______________]	[___]%
[__]	[__]	[_______________]	[___]%
Total:	[__]	$[_______________]	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases.  The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as [_____], [_____], [_____], [_____], [_____], [_____] and [_____], representing approximately [__]%, [__]%, [__]%, [__]%, [__]%, [__]% and [__]%, respectively, of the Initial Pool Balance, are secured by more than one Mortgaged Property and permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or in certain cases partial prepayment, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (1) deliver defeasance eligible collateral to the lender or in certain cases partially prepay the loan (with prepayment consideration determined pursuant to the related Mortgage Loan documents) in an amount generally equal to between [110]% and [125]% of the allocated loan amount or other specified release price for the Mortgaged Property or release parcel, as applicable, [with 100%] (or lower specified percentage) of the net sale or refinancing proceeds, after taking into account paying defeasance costs out of sale proceeds, and/or (2) satisfy certain debt service coverage tests and/or loan-to-value ratio tests with respect to the remaining Mortgaged Properties or condominium units after the partial defeasance or partial prepayment (in some cases the partial defeasance or partial prepayment amount may be increased in order to satisfy debt service coverage and/or loan-to-value tests with respect to the remaining undefeased debt).  In addition, the cross-collateralized and cross-defaulted Mortgage Loans (identified as loan nos. [_____], [_____] and [_____] and loan nos. [_____], [_____] and [_____] on Annex A to this prospectus supplement), each, as a group, collectively representing approximately [__]% and [__]%, respectively, of the Initial Pool Balance, permit the partial defeasance and release of an individual Mortgaged Property, subject generally to the criteria listed above for Mortgage Loans secured by more than one Mortgaged Property, except that the

Mortgage Loan being defeased will be fully defeased and the remaining Mortgage Loans will be partially defeased.  The defeased note and the undefeased notes will remain cross-collateralized and cross-defaulted.

In addition, certain Mortgage Loans provide for the release or substitution of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process.  Additionally, certain Mortgage Loans permit the release or substitution of portions of the Mortgaged Property that were given no value or minimal value in the underwriting process, but that may be improved in the future, provided, however, that the borrower satisfies additional loan-to-value and debt service coverage ratio tests.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Escrows. [____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

[____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

[____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

[____] of the Mortgage Loans, representing approximately [__]% of the Initial Pool Balance, that are secured by office, retail, industrial and mixed use properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Many of the Mortgage Loans provide for other escrows and releases, including, in certain cases, reserves for debt service, operating expenses and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Cash Management Agreements/Lockboxes.

[____] of the Mortgage Loans, representing [__]% of the Initial Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management or lockbox arrangement.

Annex A to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan.  The following is a description of each type of provision:

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Hard/Upfront Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

•
Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•
Soft/Upfront Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•
Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the Mortgage Loan documents will require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•
Springing (With Established Account).  A lockbox account is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents,  the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•
Springing (Without Established Account).  No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund . Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•
None.  Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash and “over-the-counter” receipts may be deposited into the lockbox account by the property manager.  Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the trust fund.

Additional Mortgage Loan Information.  Each of the tables presented in Annex C sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date.  For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.  For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see Annex B to this prospectus supplement.

[Significant Obligors]

[Include information required by Item 1112 of Reg. AB, if applicable – with respect to any obligor that represents 10% or more of the pool balance.]

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E to this prospectus supplement, subject to the exceptions described on Annex E and in the mortgage loan purchase agreements, each to be dated on or about [_____], 20[__] (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for reunderwriting the Mortgage Loans; and

•
in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although the sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable mortgage loan purchase agreement).

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Sponsor will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the [Certificate Administrator][Trustee] for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to the [Certificate Administrator][Trustee] or to a document custodian appointed by the [Certificate Administrator][Trustee] (a “Custodian”), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the [Certificate Administrator][Trustee] (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office), with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the [Certificate Administrator][Trustee] or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the [Certificate Administrator][Trustee] or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or mortgage note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of the related guaranty of payment under, or a copy of the original letter of credit in connection with, a Mortgage Loan, if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the [Certificate Administrator][Trustee]; [(xvi) in the case of a Loan Combination, a copy of the related intercreditor agreement]; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the [Certificate Administrator][Trustee] and UCC-2 and/or UCC-3 assignment financing statements in favor of the [Certificate Administrator][Trustee]; (xviii) an original or copy of any mezzanine intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) copies of any letters of credit relating to a Mortgage Loan and any related assignment thereof; and (xxi) copies of any franchise agreement and related comfort letters relating to such Mortgage Loan and any related assignment thereof.

Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the [certificate administrator][trustee] will be required to be prepared or delivered.  Instead, the related mortgage sponsor will be required to take all actions as are necessary to cause the [certificate administrator][trustee] to be shown as (and the [certificate administrator][trustee] will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicers.

As provided in the Pooling and Servicing Agreement, the [Certificate Administrator][Trustee] or a Custodian or other appropriate party under the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

 If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor, will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution, or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (“Repurchase Price”) generally equal to the sum of—

(i) the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

(ii) all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

(iii) all unreimbursed property protection advances relating to that Mortgage Loan, plus

(iv) all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the [Certificate Administrator][Trustee] with respect to that Mortgage Loan, plus

(v) to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional trust fund expenses related to that Mortgage Loan, plus

(vi) if the affected Mortgage Loan is not repurchased by the Sponsor within 180 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the affected Mortgage Loan.

A “Material Document Defect” is a document defect that materially and adversely affects the value of the Mortgage Loan (or any related REO Mortgage Loan) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on a 30/360 Basis); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the [Certificate Administrator][Trustee] has received prior No Downgrade Confirmation from each Rating Agency (the cost, if any, of obtaining the No Downgrade Confirmation to be paid by the applicable Sponsor); (n) have been approved, during a Subordinate Control Period, by the Subordinate Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on either the Upper-Tier REMIC or the Lower-Tier REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Loan Rate (net of the Servicing Fee and the [Certificate Administrator][Trustee] Fee) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to or based on the WAC Rate) of any Sequential Pay Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the [Certificate Administrator][Trustee] and, during a Subordinate Control Period or a Collective Consultation Period, the Subordinate Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the series [_____] certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee], any other Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

Additional Information

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus supplement.

TRANSACTION PARTIES

The Sponsors

The Royal Bank of Scotland and [______] are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

The Royal Bank of Scotland

General.  The Royal Bank of Scotland, as used herein, refers to two affiliated companies (together, “The Royal Bank of Scotland”):  The Royal Bank of Scotland plc, which contributed [__] mortgage loans representing [__]% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which contributed [__] mortgage loans representing [__]% of the Cut-off Date Pool Balance.  The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.  The Royal Bank of Scotland is an affiliate of the Depositor and an affiliate of RBS Securities Inc., one of the Underwriters.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program.  The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of mortgage loans related to commercial real estate that The Royal Bank of Scotland originates:

•
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties.  These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

•
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, including RBS Commercial Mortgage Funding Inc., or another entity that acts in a similar capacity, who in turn transfers those mortgage loans to the issuing trust fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, [and] [the trustee] [and] [the certificate administrator], and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998.  During the period commencing on January 1, 1998 and ending on September 30, 2011, The Royal Bank of Scotland affiliates were the sponsors of 35 commercial mortgage-backed securitization transactions.  Approximately $40.9 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, [2009 and 2010 and the period from January 1, 2011 through September 30, 2011].  The Royal Bank of Scotland and its affiliates have not sponsored the securitization of any floating rate commercial or multifamily mortgage loans since 2007.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2011(1)	$1,360,225,178
2010	$237,100,000
2009	$0

(1)	Through September 30, 2011

Underwriting Standards

Each of the Mortgage Assets originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage Asset, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  The Royal Bank of Scotland originates mortgage loans principally for securitization.

General.  The Royal Bank of Scotland originates mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia.  Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis.  Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland.  The borrower’s and property manager’s experience and presence in the subject market are also received.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated by The Royal Bank of Scotland must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization.  Prior to closing loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee.  If deemed appropriate a member of the real estate credit department will visit the subject property.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow` and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements.  Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A to this free writing prospectus for instances in which reserves were not taken):

•
Taxes— Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•
Insurance— If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth

•	individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

•
Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

•
Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Other Factors—Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

[Review of the Pool Assets.  [As required by Rule 193 under the Securities Act, a review will be conducted of the assets in the pool.][ Provide disclosure regarding the nature of the review performed with respect to assets in the pool and the findings and conclusions of such review as contemplated in Item 1111(a)(7) of Regulation AB.]

[Exceptions.  Notwithstanding the discussion under “—The Royal Bank of Scotland’s Underwriting Standards” above, one or more of the mortgage loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland [or another originator] may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors.  In particular, [Provide disclosure regarding any assets that deviate from the disclosed underwriting criteria as contemplated in Item 1111(a)(8) of Regulation AB.]  For any material exceptions to The Royal Bank of Scotland’s underwriting guidelines described above in respect of its mortgage loans, see “Description of the Mortgage Pool—Underwriting Considerations” above.]

Repurchase Requests

The Royal Bank of Scotland

The following table provides information possessed by the Depositor or The Royal Bank of Scotland regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by The Royal Bank of Scotland during the period from [___________________] to [______________________].  [We have, in part, relied on third parties to provide certain information concerning the demand, repurchase and replacement history described above.  To obtain such third-party information, we have made written requests to such third parties for such information, [in some cases] pursuant to a contractual obligation of such parties to provide such information to us.  We have relied on such parties to provide accurate and complete information.  There are no additional measures that we can take to independently verify the accuracy or completeness of such information without incurring unreasonable effort and expense.]

Name of Issuing Entity	Check if Regis-tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%

			#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%

[Insert disclosure regarding the most recent Form ABS-15G filed by the securitizer and the CIK number of the securitizer.]

Neither The Royal Bank of Scotland nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against The Royal Bank of Scotland for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by The Royal Bank of Scotland in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

[Insert Sponsor Disclosure Including all Information Required by Item 1104 of Regulation AB for any other entity meeting the definition of a “Sponsor”]

[Provide a brief description of any legal proceedings pending against any Sponsor as contemplated in Item 1100(d)(1) of Reg. AB, or of which any property of the foregoing is the subject, that is material to Certificateholders; include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a) the sum of any proceeds received from the sale of the Certificates to investors, the sale of servicing rights to [__________] the servicing of the Mortgage Loans [or, if applicable, the Loan Combinations], over

(b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan [or related Loan Combination] and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans [or related Loan Combinations].

The Depositor

RBS Commercial Funding Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a Delaware corporation and was formed in 1999 as Greenwich Capital Commercial Funding Corp., for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates.  The Depositor changed its name to RBS Commercial Funding Inc. on July 8, 2009. The sole shareholder of the Depositor is [The Royal Bank of Scotland plc] [RBS TO CONFIRM].  The Depositor’s executive office’s are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number: (203) 897-2700. The Depositor will not have any material assets.  The Depositor is an affiliate of The Royal Bank of Scotland, [a Sponsor and an Originator] and an affiliate of RBS Securities Inc., one of the Underwriters.

The Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties will include:  (i) the duty to appoint a successor [certificate administrator][trustee] in the event of the removal of the [Certificate Administrator][Trustee], (ii) pay any ongoing fees of the Rating Agencies, (iii) to promptly deliver to the [Certificate Administrator][Trustee] any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) to provide information in its possession with respect to the certificates to the [Certificate Administrator][Trustee] to the extent necessary to perform REMIC and grantor trust tax administration, (vi) to indemnify the Issuing Entity, the [Certificate Administrator][Trustee], the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement, (vii) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity, and (viii) to mail the notice of a succession of [Certificate Administrator][Trustee] to all Certificateholders.

On the Closing Date, the Depositor will acquire the mortgage loans from each Sponsor and will simultaneously transfer the mortgage loans, without recourse, to the [Certificate Administrator][Trustee] for the benefit of the Certificateholders.  See “The Depositor” in the prospectus.

The Originators

The Royal Bank of Scotland and [_____] are referred to as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Sponsors, Originators and their underwriting standards has been provided by the Sponsors and Originators.

The Royal Bank of Scotland

The Royal Bank of Scotland is a mortgage loan seller and an Originator. See “—The Sponsors-The Royal Bank of Scotland” above.

[INSERT DISCLOSURE FOR ANY ADDITIONAL ORIGINATOR]

Third Party Reports

General.  In addition to or as part of the application origination guidelines or reviews described above, in the course of originating their respective Mortgage Loans, the Originators generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Property Analysis.  Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  Each Originator typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan to value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Environmental Report.  Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Originator.  Each Originator or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  Each Originator generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by a structural engineering firm approved by such Originator.  Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and each Originator or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Each Originator typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

The Issuing Entity

The Issuing Entity with respect to the Offered Certificates will be the RBS Commercial Mortgage Securities Trust [_____] (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the closing date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the [Certificate Administrator][Trustee] may make advances of delinquent monthly debt service payments and servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the [Certificate Administrator][Trustee], the Master Servicer, the Special Servicer [and the Trust Advisor].  A discussion of the duties of the [Certificate Administrator][Trustee], the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Master Servicer,” “—The Special Servicer” and [“The Pooling and Servicing Agreement—Trust Advisor”] and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the [Certificate Administrator][Trustee], the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the [Certificate Administrator][Trustee], the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust.”

[The Trustee

[_____] (the “Trustee”) will act as trustee on behalf of the Certificateholders under the Pooling and Servicing Agreement.  The Trustee is [insert entity type and jurisdiction of organization][and a wholly-owned subsidiary of [_____]].  The Trustee’s principal corporate trust offices are located at [_____] and its office for certificate transfer services is located at [_____].

The Trustee has provided corporate trust services since [_____].  As of [_____], 20[__], the Trustee was acting as trustee on more than [_____] series of commercial mortgage-backed securities with an aggregate principal balance of approximately $[___] billion.  In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

There have been no material changes to the Trustee’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.  In the past three years, the Trustee has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

[The Trustee is acting as custodian of the Mortgage Loan Files pursuant to the Pooling and Servicing Agreement (in such capacity, the “Custodian”).  In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  The Custodian has been engaged in the mortgage document custody business for more than [__] years.  The Custodian maintains its commercial document custody facilities in [_____].  As of [_____], 20[__], [_____] was acting as custodian of more than [_____] mortgage loan files.]

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, the Trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and the filing of annual reports on Form 10-K and other reports on Form 8-K (in accordance with the Pooling and Servicing Agreement) that are required to be filed with the SEC on behalf of the Issuing Entity.  The Trustee has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of [__] years and in connection with commercial mortgage-backed securities since [_____].  It has acted as securities administrator with respect to more the [__] series of commercial mortgage-backed securities, and, as of [_____], 20[__], was acting as securities administrator with respect to more than $[___] billion of outstanding commercial mortgage-backed securities.

The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies.  However, no such resignation shall be effective until a successor has been appointed.  Upon such notice, the Depositor will appoint a successor Trustee reasonably acceptable to the Master Servicer.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling and Servicing Agreement.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and a No Downgrade Confirmation must be obtained.

As compensation for the performance of its routine duties, the Trustee will be paid a fee (the “Trustee Fee”).  The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the “Trustee Fee Rate”) equal to [___]% which, together with the Servicing Fee Rate[ and the Trust Advisor Fee Rate], is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”, with respect to each Mortgage Loan and the Stated Principal Balance of the Mortgage Loans and will be calculated on the basis of 30 days in a month, assuming a 360-day year (“30/360 Basis”) and prorated for any partial periods.  The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

The Trustee (except for the information under the first [____] paragraphs of “—The Trustee” above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, the Trustee, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.]

[[The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

The Certificate Administrator

[[______] will act as certificate administrator pursuant to the Pooling and Servicing Agreement (in such capacity, the “Certificate Administrator”).

[Insert specific disclosure including any disclosure required by Item 1109 and if applicable Item 1108 of Regulation AB]

The Certificate Administrator may resign at any time by giving written notice to, among others, the Depositor, the Master Servicer, the Trustee, the Special Servicer, the Trust Advisor and the Rating Agencies.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all the Certificates may remove the Certificate Administrator upon written notice to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.  Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  Any successor Certificate Administrator must have a combined capital and surplus of at least $[_____] and a Rating Agency Confirmation must be obtained.

As compensation for the performance of its routine duties, the Certificate Administrator will be paid a fee (the “Certificate Administrator Fee”).  The Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at [___]% per annum (the “Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate and the Trust Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”.  The Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.  The Certificate Administrator also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator (in its capacity as Certificate Administrator) be required to perform, or be responsible for the manner of performance of, any of the obligations of the Trustee, the Master Servicer, the Special Servicer or the Trust Advisor under the Pooling and Servicing Agreement.]

Servicers

General.  Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans [(including the Serviced Loan Combinations, but excluding any Non-Serviced Loans)] for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party sub-servicers.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the [Certificate Administrator][Trustee], Certificateholders [and the holders of the Serviced Non-Trust Mortgage Loans] for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.  Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

[With respect to each Non-Serviced Loan, the Non-Serviced Loan and the related Non-Trust Mortgage Loans are being serviced and administered in accordance with the [_____] Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan and the related Non-Trust Mortgage Loans will be effected in accordance with the [_____] Pooling and Servicing Agreement and the related intercreditor agreements).  Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to any Non-Serviced Loan, but instead such servicing and administration of the Non-Serviced Loan will be governed by the [_____] Pooling and Servicing Agreement.]

The Master Servicer

The Initial Master Servicer.  [_____] (the “Master Servicer” or will be the master servicer under the Pooling and Servicing Agreement. [_____] is a [insert entity type and jurisdiction of organization][and is a wholly-owned subsidiary of [_____]  [_____]’s principal servicing offices are located at [_____].

[_____] has been servicing commercial and multifamily mortgage loans in excess of [_____] years.  As of [_____], 20[__], [_____] was responsible for servicing approximately [_____] commercial and multifamily mortgage loans, totaling approximately $[_____] in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

There are no legal proceedings pending against [_____], or to which any property of [_____] is subject, that are material to the Certificateholders, nor does [_____] have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning [_____] has been provided by it.

The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor REO Mortgage Loan), and will accrue at a rate (the “Servicing Fee Rate”), which together with the [Certificate Administrator][Trustee] Fee Rate [and the Trust Advisor Fee Rate] is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer, including without limitation, the [___]% per annum primary servicing fee required to be paid to the primary servicer under the [_____] Pooling and Servicing Agreement with respect to the [_____].

In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers (other than that accrued on Specially Serviced Mortgage Loans), but only on the related Mortgage Loan to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Issuing Entity expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) that are outstanding with respect to the related Mortgage Loan at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the related Mortgage Loan.  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the Mortgage Loans and the Servicing Fee Rate will be calculated on a 30/360 Basis and will be prorated for partial periods.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.

[Add disclosure required by Item 1108 of Regulation AB with respect to master servicer.]

[Primary Servicer]

Except with respect to certain Mortgage Loans sold to the Depositor by [_____], the master servicers will be responsible for the primary servicing of all of the Mortgage Loans.  [_____], a [specify entity type and jurisdiction], will act as primary servicer with respect to the Mortgage Loans sold to the Depositor by [_____].

[Add disclosure required by Item 1108 of Regulation AB with respect to any applicable primary servicer.]

The information set forth in this prospectus supplement concerning the primary servicer has been provided by them.

[Affiliated Sub-Servicers]

See “Summary of Prospectus Supplement — Transaction Parties and Dates — Affiliated Sub-Servicers” in this prospectus supplement.

[Add disclosure required by Item 1108 of Regulation AB.]]

[Significant Sub-Servicers]

See “Summary of Prospectus Supplement — Transaction Parties and Dates — Significant Sub-Servicers” in this prospectus supplement.

[Add disclosure required by Item 1108 of Regulation AB.]

The Special Servicer

[_____], a [insert entity type and jurisdiction of organization][and a wholly-owned subsidiary of [_____]], will initially be appointed as Special Servicer (the “Special Servicer”of the underlying Mortgage Loans under the Pooling and Servicing Agreement. The principal servicing offices of [_____] are located at [_____] and its telephone number is [_____]. [_____].

As of [_____], 20[__], [_____] and its affiliates specially serviced a portfolio that included approximately [____] assets with a then-current face value in excess of $[_____], all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which [_____] was acting as special servicer has experienced an event of default as a result of any action or inaction performed by [_____] as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by [_____] with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which [_____] was acting as special servicer.  From time to time, [_____] and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. [_____] does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The information set forth herein regarding the Special Servicer has been provided by [_____].

The Pooling and Servicing Agreement provides that the Subordinate Class Representative, at its expense, may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies [except as described in this prospectus supplement with respect to certain Loan Combinations under “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement].

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to [__]% per annum (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans on a 30/360 Basis and will be prorated for partial periods, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties in the Issuing Entity.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of [__]% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on that Corrected Mortgage Loan.  The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan again becomes a Corrected Mortgage Loan.

Any successor Special Servicer will not be entitled to any portion of those Workout Fees.  If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans that were Corrected Mortgage Loans at the time of the termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of [__]% to the related payment or proceeds.  Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within [___] days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than [___] days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), [or if applicable under the related intercreditor agreement, the holder of the related Non-Trust Mortgage Loan] or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees,  (2) late payment charges and default interest paid by the borrowers accrued on Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Issuing Entity expenses that are outstanding at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage Loans.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the [Certificate Administrator][Trustee], without charge and within two business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan[, Loan Combination], or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan [or Loan Combination] and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan [(or Loan Combination, if applicable)], the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicing compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement in the form of late payment charges, Net Default Interest, assumption fees, loan service transaction fees, beneficiary statement charges, assumption application fees or any interest or other income earned on deposits in the REO Accounts.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan[, Loan Combination] or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

[Add disclosure required by Item 1108 of Regulation AB with respect to any special servicer.]

[The Trust Advisor

[_____], a [insert entity type and jurisdiction of organization][and a wholly-owned subsidiary of [_____]], will initially be appointed as Trust Advisor (the “Trust Advisor”of the underlying Mortgage Loans under the Pooling and Servicing Agreement. The principal offices of [_____] are located at [_____] and its telephone number is [_____]. [_____].

[INSERT DISCLOSURE REGARDING TRUST ADVISOR]

Servicing Compensation and Payment of Expenses

The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the Mortgage Loans [(or Loan Combinations, if applicable)] (or any successor REO Mortgage Loan [or successor REO Non-Trust Mortgage Loan]).  With respect to each Mortgage Loan [or Loan Combination] (or any successor REO Mortgage Loan [or successor REO Non-Trust Mortgage Loan]), the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a rate (the “Servicing Fee Rate”), which together with the [Certificate Administrator][Trustee] Fee Rate [and the Trust Advisor Fee Rate] is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan [(or Loan Combination, if applicable)]; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary servicer or sub-servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation  [__]% of any assumption application fees with respect to non-Specially Serviced Mortgage Loans and any fee actually paid by a borrower in con`nection with the defeasance of a Mortgage Loan [(or Loan Combination, if applicable)].  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the pool of Mortgage Loans [and Non-Trust Mortgage Loans] in accordance with the Servicing Standard above and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

“Consent Fees” means, with respect to any Mortgage Loan [(or Loan Combination, if applicable)], any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan [or Loan Combination] documents that does not involve a modification, assumption, extension, waiver or amendment of the terms of the Mortgage Loan [or Loan Combination] documents.

“Modification Fees” means, with respect to any Mortgage Loan [(or Loan Combination, if applicable)], any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan [or Loan Combination documents] (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan [(or Loan Combination, if applicable)] (or successor REO Mortgage Loan [or successor REO Non-Trust Mortgage Loan]), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest[, and excluding any amounts allocable to a Non-Trust Mortgage Loan pursuant to the related intercreditor agreement].

“Ancillary Fees” means, with respect to any Mortgage Loan [(or Loan Combination, if applicable)], any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, assumption fees and assumption application fees) actually received from the borrower.

"Assumption Fees" means, with respect to any Mortgage Loan [(or Loan Combination, if applicable)], any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to [__]% per annum calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loan on the same basis as interest is calculated on the related Specially Serviced Mortgage Loans and will be prorated for partial periods, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a per annum rate of [__]% to each collection of interest and principal received on that Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Mortgage Loan under clause (g) of the definition of “Specially Serviced Mortgage Loan” and no event of default actually occurs, unless the Mortgage Loan [or Loan Combination] is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.  The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by the amount of any Modification Fees earned by the Special Servicer with respect to any modification, extension, waiver or amendment of such Specially Serviced Mortgage Loan closed within the prior 6 months and any Modification Fees with respect to this particular workout, in each case to the extent paid by the related borrower and received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan, but only to the extent (1) those Modification Fees have not previously been deducted from a Workout Fee or Liquidation Fee and (2) at the time the Specially Serviced Mortgage Loan was modified, amended or extended (or any term of such Specially Serviced Mortgage Loan waived), a mortgage loan event of default (or event that, with the passage of time or the giving of notice, or both, would constitute a mortgage loan event of default) under the Mortgage Loan [(or Loan Combination)] had occurred.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the Mortgage Loan [(or Loan Combination, if applicable)] again becomes a Corrected Mortgage Loan.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans [and Loan Combinations] that were Corrected Mortgage Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of [__]% to the related payment or proceeds.  Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within [___] days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than [___] days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), [or if applicable under the related intercreditor agreement, the holder of the related Non-Trust Mortgage Loan] or (iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees,  (2) late payment charges and default interest paid by the borrowers accrued on Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Issuing Entity expenses that are outstanding at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage Loans.nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Type / Recipient	Amount	Frequency	Source of Payment
Fees
Servicing Fee / Master Servicer	the Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate [calculated on the same basis as interest accrues on the related Mortgage Loan]	monthly	Interest payment on the related mortgage loan
Additional Master Servicing	• prepayment interest excess	time to time	Any actual prepayment interest excess

Type / Recipient	Amount	Frequency	Source of Payment
Compensation / Master Servicer

• all late payment fees and net default interest accrued on non-Specially Serviced Mortgage Loans [(other than Non-Trust Mortgage Loans)] not used to pay interest on Advances and certain Trust Expenses

• [__]% of loan modification, extension and assumption fees on non-Specially Serviced Mortgage Loans [and the related Non-Trust Mortgage Loans] where the consent of the Special Servicer is not required ([50]% where the consent of the Special Servicer is required)

• [__]% of loan service transaction fees, beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges) on non-Specially Serviced Mortgage Loans where the consent of the Special Servicer is not required ([__]% where the consent of the Special Servicer is required)
		time to time	The related fees
	• all investment income earned on amounts on deposit in the Collection Account and certain reserve accounts	monthly	the investment income

Special Servicing Fee / Special Servicer	the Stated Principal Balance of each Specially Serviced Mortgage Loan multiplied by the Special Servicing Fee Rate [calculated on the same basis as interest accrues on the mortgage loan]	monthly	collections on the related mortgage loan
Workout Fee / Special Servicer	[__]% of each collection of principal and interest on	monthly	the related collection of principal or interest

Type / Recipient	Amount	Frequency	Source of Payment
each Corrected Mortgage Loan
Liquidation Fee / Special Servicer	[__]% of each recovery of liquidation proceeds, except as specified under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”	upon receipt of liquidation proceeds	the related liquidation proceeds
Additional Special Servicing Compensation / Special Servicer
• all late payment fees and net default interest accrued on Specially Serviced Mortgage Loans [(other than Non-Trust Mortgage Loans)] not used to pay interest on Advances and certain Trust expenses

• [__]% of loan modification, extension and assumption fees on non-Specially Serviced Mortgage Loans [and the related Non-Trust Mortgage Loans] where the consent of the Special Servicer is required and [100]% of such fees on Specially Serviced Mortgage Loans [and the related Non-Trust Mortgage Loans]

• [__]% of loan service transaction fees, beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges) on non-Specially Serviced Mortgage Loans where the consent of the Special Servicer is required and [__]% of such fees on Specially Serviced Mortgage Loans [and the related Non-Trust Mortgage Loans]
		from time to time	the related fees

• all investment income received on funds in any REO Account	monthly	the investment income
[Certificate Administrator][Trustee] Fee / [Certificate Administrator][Trustee]	• the [certificate administrator][trustee] fee rate multiplied by the Stated Principal Balance of the Mortgage Loans [calculated on the same	monthly	payment of interest on the related mortgage loan

Type / Recipient	Amount	Frequency	Source of Payment
basis as interest accrues on the mortgage loan]
Expenses
Property Advances / Master Servicer and Special Servicer / [Certificate Administrator][Trustee]	to the extent of funds available, the amount of any Property Advances.	time to time	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Collection Account.
Interest on Servicing Advances / Master Servicer and Special Servicer / [Certificate Administrator][Trustee]	at Prime Rate	when Advance is reimbursed	first from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Collection Account
P&I Advances / Master Servicer / [Certificate Administrator][Trustee]	to the extent of funds available, the amount of any P&I Advances	time to time	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from collections in the Collection Account.
Interest on P&I Advances / Master Servicer / [Certificate Administrator][Trustee]	at Prime Rate	when Advance is reimbursed	first from late payment charges and default interest in excess of the regular interest rate, and then from all collections in the Collection Account.
Indemnification Expenses / Depositor, [Certificate Administrator], Trustee, [Trust Advisor,] Master Servicer and Special Servicer	amounts for which the depositor, [certificate administrator], trustee, the master servicer and the special servicer are entitled to indemnification.		all collections in the Collection Account
Trust Fund Expenses not Advanced (may include environmental remediation costs, appraisals, independent contractor to operate REO)	Based on third party charges	from time to time	all collections in the Collection Account

Trust Advisor Compensation.  An Trust Advisor fee (the “Trust Advisor Fee”) will be payable to the Trust Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at a rate of [__]% ([__] basis points) per annum (the “Trust Advisor Fee Rate”) with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

An Trust Advisor Consulting Fee will be payable to the Trust Advisor with respect to each Major Decision on which the Trust Advisor has consultation rights.  The “Trust Advisor Consulting Fee” will be a fee for each such Major Decision equal to $[_____] or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan [(or Loan Combination, if applicable)]; provided that the Trust Advisor may in its sole discretion reduce the Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Trust Advisor Fee and the Trust Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Trust Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Trust Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall either of them take any enforcement action with respect to the collection of such Trust Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Trust Advisor prior to any such waiver or reduction.

Affiliations and Certain Relationships

The depositor is an affiliate of The Royal Bank of Scotland, a mortgage loan seller [,originator] and sponsor, and RBS Securities Inc., one of the underwriters.  [Disclose any other affiliate arrangements including those between sponsors, depositor, Issuing Entity, servicers, special servicer, any other servicer contemplated by Item 1108(a)(3) of Regulation AB (Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red.  Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time; “Regulation AB”), [certificate administrator,] trustee, specify significant obligor contemplated by Item 1112 of Regulation AB, or any other material parties related to deal.]  [If applicable, provide the information required by Item 1119(b) of Regulation AB with respect to business relationships, etc., outside the ordinary course of business or not on arm’s length basis between the [Sponsor] [Depositor] [Issuing Entity] and any of the other parties listed in the preceding sentence or their affiliates that exist currently or existed within the past two years, if material to an understanding of the certificates.]  [If applicable, provide the information specified in Item 1119(c) of Regulation AB regarding specific relationships relating to the transaction or the mortgage loans between the [Sponsor] [Depositor] [Issuing Entity] and any of the other parties listed above or their affiliates that exist currently or existed within the past two years, if material.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of [__] classes (each, a “Class”), to be designated as the Class [A-1] Certificates and the Class [A-2] Certificates (collectively, the “Class A Certificates”), the Class [X-A] Certificates and the Class [X-B] Certificates (collectively, the “Class X Certificates”), the Class [B] Certificates, the Class [C] Certificates and the Class [D] Certificates, the Class [E] Certificates, the Class [F] Certificates, the Class [G] Certificates and the Class R Certificates (collectively, the “Certificates”).  Only the Class [A-1], Class [A-2], Class [X-A], Class [X-B], Class [B], Class [C], Class [D] Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class [E], Class [F], Class [G] and Class [R] certificates are not offered in this prospectus supplement.  The Class [X] certificates collectively consist of the Class [X-A] and Class [X-B] certificates.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), [but in the case of the Loan Combination, only to the extent of the Issuing Entity’s interest therein], or, in the case of the Non-Serviced Loan, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of the Non-Serviced Loan under the [_____] Pooling and Servicing Agreement; (iii) all of the [Certificate Administrator’s][Trustee’s] rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an “REO Account”), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties [and (vii) with respect to the Class [_____] Certificates, the Swap Contract, the Class [____] Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account].  The Certificates do not represent an interest in or obligation of the Depositor, the sponsors, the Originators, the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee], the Underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class [A-1], Class [A-2], Class [B], Class [C] and Class [D] Certificates (collectively, the “Sequential Pay Certificates”) will have the following Certificate Principal Amounts and the Class [X-A] and Class [X-B] Certificates will have the Notional Amounts shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class [A-1]	$[________]
Class [A-2]	$[________]
Class [X-A]	$[________]
Class [X-B]	$[________]
Class [B]	$[________]
Class [C]	$[________]
Class [D]	$[________]

The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Amount of each Class of Sequential Pay Certificates will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below.  In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class [X] Certificates will not have a Certificate Principal Amount.  The Class [X] Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional principal amounts (each, a “Notional Amount”).  The Notional Amount of the Class [X-A] Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class [A-1] and Class [A-2] Certificates.  The Notional Amount of the Class [X-B] Certificates will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates immediately prior to such Distribution Date.  The Notional Amount of the Class [X-B] Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates.

Distributions

Method, Timing and Amount.  Distributions on the Certificates are required to be made monthly on the [_____]th Business Day following the related Determination Date, commencing in [_____] 20[__];(each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the [Certificate Administrator][Trustee] to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the [Certificate Administrator][Trustee] with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Offered Certificate will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class.

The aggregate distribution to be made on the Certificates on any Distribution Date will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

 (x)           the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

(1) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(2) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

(3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(4) with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(5) all yield maintenance charges and prepayment premiums;

(6) all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(7) any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(y)      all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the [Certificate Administrator][Trustee], as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(z)       for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in [_____],[_____],[_____] or [_____] or any of the jurisdictions in which the respective primary servicing offices of the master servicer and the special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in [_____], beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the [____] day of the calendar month of the related distribution date or, if the [_____] day is not a Business Day, the next Business Day.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Certificates will be made on a 30/360 Basis.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the immediately preceding Distribution Date.

The “Pass-Through Rate” for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period.  The initial Pass-Through Rates are as follows:

The Pass-Through Rate on the Class [A-1] Certificates is a per annum rate equal to [__]%.

The Pass-Through Rate on the Class [A-2] Certificates is a per annum rate equal to [__]%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class [B] Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class [C] Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class [D] Certificates is a per annum rate equal to the WAC Rate.

The Pass-Through Rate on the Class [E] Certificates is a per annum rate equal to [___]%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class [F] Certificates is a per annum rate equal to [___]%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class [G] Certificates is a per annum rate equal to [___]%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class [X-A] Certificates for any Interest Accrual Period is variable and, for each Distribution Date, will equal the weighted average of the Class [X] Strip Rates for the Class [A-1] and Class [A-2] Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The Pass-Through Rate on the Class [X-B] Certificates for any Interest Accrual Period is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date). The approximate initial Pass-Through Rate on each of the Class [X-A] and Class [X-B] Certificates is set forth in the table on the cover page of this prospectus supplement.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

The “Regular Certificates” are the Class [A-1], Class [A-2], Class [X-A], Class [X-B], Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan

Rate minus the related Administrative Fee Rate.  However, with respect to all Mortgage Loans that accrue on an Actual/360 Basis, (i) the Net Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the Withheld Amounts, and (ii) the Net Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan as of any date of determination will be equal to the sum of the Servicing Fee Rate [and the Trust Advisor Fee Rate].  [In addition, for the Loan Combination, the Administrative Fee Rate will equal a fixed rate per annum for each Mortgage Loan equal to the Servicing Fee Rate [and the Trust Advisor Fee Rate] and for each Non-Trust Mortgage Loan will equal the Servicing Fee Rate for such Non-Trust Mortgage Loan, in each case will be calculated on the same basis as interest is calculated on the related Mortgage Loan.]

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note or intercreditor agreement in each case without giving effect to the default rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date.  The Stated Principal Balance of a Mortgage Loan [(or Loan Combination, if applicable)] may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan [(or Loan Combination, if applicable)] or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan will be zero.

 The “Principal Distribution Amount” for any Distribution Date will be equal to (a) the sum, without duplication, of:

(i) the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date immediately preceding such Distribution Date (if received, or (other than balloon payments) advanced by the Master Servicer or [Certificate Administrator][Trustee], in respect of such Distribution Date);

(ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(iii) Unscheduled Payments on deposit in the Collection Account as of the related Determination Date; and

(iv) the Principal Shortfall, if any, for such Distribution Date, less

 (b)           the sum, without duplication, of the amount of any reimbursements of:

(i) Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts that were previously allocated as a Realized Loss to reduce the Certificate Principal Amount of any Class of Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Issuing Entity expenses incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property or a beneficial interest in a Mortgaged Property acquired upon a foreclosure of a Non-Serviced Loan under the [_____] Pooling and Servicing Agreement.

[An “REO Non-Trust Mortgage Loan” is any Non-Trust Mortgage Loan as to which the related Mortgaged Property has become an REO Property.]

 On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class [A-1], Class [A-2], Class [X-A] and Class [X-B] Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class [A-1] and Class [A-2] Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)        to the Class [A-1] Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Principal Amount of the Class [A-1] Certificates is reduced to zero, and

(ii)        to the Class [A-2] Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class [A-2] Certificates is reduced to zero;

Third, to the Class [A-1] and Class [A-2] Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class [B] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class [B] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Sixth, to the Class [B] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Seventh, to the Class [C] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class [C] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Ninth, to the Class [C] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Tenth, to the Class [D] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class [D] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twelfth, to the Class [D] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Thirteenth, to the Class [E] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class [E] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class [E] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class [F] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class [F] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such

Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class [F] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class [G] Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class [G] Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class [G] Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-second, to the Class [R] Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class [A-1] and Class [A-2] Certificates) is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), between the Class [A-1] and Class [A-2] Certificates.

All references to “pro rata” in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

Prepayment Premiums.  On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, yield maintenance charges collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date are required to be distributed to Certificateholders as follows: (1) pro rata, between the (x) the group (the “YM Group A”) of Class [A-1], Class [A-2] and Class [X-A] Certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class [B], Class [C], Class [D] and Class [X-B] Certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the Classes of Certificates in each YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of yield maintenance charges equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the aggregate amount of such yield maintenance charges collected during the one-month period ending on the related Determination Date and allocated to such YM Group, and (B) any yield maintenance charges allocated to such YM Group collected during the one-month period ending on the related Determination Date and remaining after such distributions will be distributed to the Class of Class [X] Certificates in such YM Group.   If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class [A-1], Class [A-2], Class [B], Class [C] and Class [D] Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class [E] Certificates, the Class [F] Certificates, the Class [G] Certificates or the Class [R] Certificates.  Instead, after the Certificate Principal Amounts or Notional Amount, as applicable, of the Class [A-1], Class [A-2], Class [X-A], Class [B], Class [C] and Class [D] Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class [X-B] Certificates.  No Mortgage Loan permits voluntary prepayment with the payment of a yield maintenance charge or prepayment premium.  However, certain involuntary prepayments may require such yield maintenance charge or prepayment premium.  We cannot assure you that any such yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

 Allocation Priority of Mortgage Loan Collections.  Absent express provisions in the loan documents or the related intercreditor agreement, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, liquidation proceeds, condemnation proceeds or insurance proceeds in the absence of such express provisions and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived) will be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal [(if both Consent Fees and Trust Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Trust Advisor Consulting Fees)]; and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan [(including any Loan Combination)] exceeds 125% must be applied to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan [(including any Loan Combination)] exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions.

 Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property [and, if applicable, exclusive of any amounts payable to the holder of any related Non-Trust Mortgage Loan pursuant to the related intercreditor agreement]) will be allocated for purposes of collecting amounts due under the deemed REO Mortgage Loan in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal [(if both Consent Fees and Trust Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Trust Advisor Consulting Fees)].

Realized Losses.  The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee] from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  Any such write-offs will be applied to the following Classes of Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero:

•	first, to the Class [G] Certificates;

•	second, to the Class [F] Certificates;

•	third, to the Class [E] Certificates;

•	fourth, to the Class [D] Certificates;

•	fifth, to the Class [C] Certificates;

•	sixth, to the Class [B] Certificates and, finally,

•	pro rata, to the Class [A-1] and Class [A-2] Certificates, based on their respective Certificate Principal Amounts.

The Notional Amount of the Class [X-A] Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class [A] Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class [X-B] Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer, Special Servicer or [Certificate Administrator][Trustee] (or a servicer under the [_____] Pooling and Servicing Agreement) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the Classes of Sequential Pay Certificates in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes.

Prepayment Interest Shortfalls.  If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Certificates (other than the Class [R] Certificates), in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the [Certificate Administrator][Trustee] for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of [___]% per annum for the related Distribution Date with respect to each and every Mortgage Loan and REO Mortgage Loan for which such Servicing Fees are being paid in such Collection Period and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.  No Compensating Interest Payments will be made by the Master Servicer for the Non-Serviced Loan and no Master Servicer under the [_____] Pooling and Servicing Agreement will be required to make Compensating Interest Payments on the Non-Serviced Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class [A-1], Class [A-2], Class [X-A] and Class [X-B] Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class [A-1], Class [A-2], Class [X-A] and Class [X-B] Certificates.  The Class [B] Certificates will likewise be protected by the subordination of the Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates.  The Class [C] Certificates will likewise be protected by the subordination of the Class [D], Class [E], Class [F] and Class [G] Certificates.  The Class [D] Certificates will likewise be protected by the subordination of the Class [E], Class [F] and Class [G] Certificates.  The Class [E] Certificates will likewise be protected by the subordination of the Class [F] and Class [G] Certificates.  The Class [F] Certificates will likewise be protected by the subordination of the Class [G] Certificates.

On and after the Cross Over Date, allocation of principal will be made to the Class [A-1] and Class [A-2] Certificates, pro rata until their respective Certificate Principal Amounts have been reduced to zero.  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class [A-1] and Class [A-2] Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class [A-1] and Class [A-2] Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class [A-1] and Class [A-2] Certificates, the percentage interest in the Issuing Entity evidenced by the Class [A-1] and Class [A-2] Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates other than the Class A Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class [A-1] and Class [A-2] Certificates by the Sequential Pay Certificates other than the Class A Certificates.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses:

•	first, to the Class [G] Certificates;

•	second, to the Class [F] Certificates;

•	third, to the Class [E] Certificates;

•	fourth, to the Class [D] Certificates;

•	fifth, to the Class [C] Certificates;

•	sixth, to the Class [B] Certificates and, finally,

•	to the Class [A-1] and Class [A-2] Certificates, pro rata, based on their respective Certificate Principal Amounts.

No other form of credit enhancement will be available with respect to any Class of Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class [A-1] and Class [A-2] Certificates, pro rata.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan [(or Loan Combination, if applicable)] on the earliest of:

•
the date on which a modification of the Mortgage Loan [(or Loan Combination)] that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan [(or Loan Combination)], or changes any other material economic term of the Mortgage Loan [(or Loan Combination)] or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan [(or Loan Combination)] following the occurrence of a Servicing Transfer Event,

•	that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

•
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur),

•	that date on which the related Mortgaged Property became an REO Property,

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property,

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

•	the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser.  [Subject to the discussion under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement with respect to the Loan Combination,] no appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan [(including a Loan Combination)] as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan [(or Loan Combination)] as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan [(or Loan Combination)] as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the [Certificate Administrator][Trustee], all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate [(and with respect to the Loan Combination, interest on the Non-Trust Mortgage Loan at the related interest rate)], (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan [(or Loan Combination)] (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or [Certificate Administrator][Trustee], as applicable, and/or for which funds have no been escrowed).  The Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  [Any Appraisal Reductions with respect to a Loan Combination will be allocated to notionally reduce the outstanding principal balance of the Non-Trust Mortgage Loan prior to any allocation to the related Mortgage Loan.]

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class [G] Certificates, then to the Class [F] Certificates, then to the Class [E] Certificates, then to the Class [D] Certificates, then to the Class [C] Certificates, then to the Class [B] Certificates, and then, pro rata based on interest entitlements, to Class [A-1], Class [A-2], Class [X-A] and Class [X-B] Certificates.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Mortgage Loan [or Serviced Loan Combination] as to which an Appraisal Reduction has occurred (unless the Mortgage Loan [or Serviced Loan Combination] has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan [or Serviced Loan Combination]) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan [or the Loan Combination] during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan [or Loan Combination].

[In connection with the Loan Combination, the holder of the Non-Trust Mortgage Loan will be entitled to require additional appraisals for the purposes of determining the identity of the [Non-Trust Mortgage Loan] Directing Holder.  See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]

Any Mortgage Loan [or Serviced Loan Combination] previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Controlling Class, Appraisal Reductions will be allocated to each class of Regular Certificates (other than the Class [X] Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class [G] Certificates, then to the Class [F] Certificates, then to the Class [E] Certificates, then to the Class [D] Certificates, then to the Class [C] Certificates, then to the Class [B] Certificates, and then, pro rata based on principal balance, to the Class [A-1] and Class [A-2] Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority of any Class of Certificates that is determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and shall ensure that such appraisal is prepared on an “as-is” basis by an Appraiser reasonably acceptable to the Special Servicer.  Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted shall recalculate such Appraisal Reduction based upon such second appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  [The right of any Appraised-Out Class to require a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred is limited to one appraisal with respect to each Mortgaged Property relating to such Mortgage Loan; provided that if such Mortgage Loan is or becomes a Specially Serviced Mortgage Loan at the time of, or subsequent to, the related Appraisal Reduction, and then becomes a Corrected Mortgage Loan and then, more than one year after initially becoming a Specially Serviced Mortgage Loan, such Corrected Mortgage Loan again becomes a Specially Serviced

Mortgage Loan, then the Appraised-Out Class will have the right to require an appraisal of such Specially Serviced Mortgage Loan as though it had not previously exercised such right.]  Any Appraised-Out Class for which the Requesting Holders are challenging the Special Servicer’s Appraisal Reduction determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates, if any, immediately senior to such Appraised-Out Class, if any, during such period.

The “Control Eligible Certificates” will be any of the Class [__], Class [__] and Class [__] Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the Class [X-A] and Class [X-B] Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “—Trust Advisor—Termination of the Trust Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by Non-Reduced Certificates.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee], the Trust Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee], the Trust Advisor or any of their affiliates will be deemed to be outstanding, provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee] or the Trust Advisor or any of their affiliates, in which case such

Certificate will be deemed not to be outstanding.  Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer or the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the controlling class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee] or the Trust Advisor that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee] or the Trust Advisor, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the [Certificate Administrator’s][Trustee’s] website representing that such person executing the certificate is a Certificateholder, a beneficial owner or a prospective purchaser of a Certificate and that (i) for purposes of obtaining certain information and notices pursuant to the Pooling and Servicing Agreement, such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer [, the Certificate Administrator], the Trustee, the Trust Advisor or an affiliate of any of the foregoing; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer [, the Certificate Administrator], the Trustee or the Trust Advisor, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer], the Certificate Administrator [, the Trustee or the Trust Advisor, as applicable.

Delivery, Form and Denomination

The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $[_____] initial Certificate Principal Amount or Notional Amount, as applicable, and in multiples of $1 in excess of $[_____].

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  Certificateholder will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The [Certificate Administrator][Trustee] will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the [Certificate Administrator][Trustee] through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the [Certificate Administrator][Trustee] to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates (“Certificate Owners”).  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the [Certificate Administrator][Trustee], the

Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor [, the Certificate Administrator], the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the “Euroclear Operator”), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the “Cooperative”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Definitive Certificates

Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.  Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the [Certificate Administrator][Trustee], Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement.  Distributions of principal of and interest on the Definitive Certificates will be made by the [Certificate Administrator][Trustee] directly to holders of Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses. Upon the written request of any Certifying Certificateholder[, any Non-Trust Mortgage Loan Holder] or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices. Upon the written request of any certifying certificateholder, the [Certificate Administrator][Trustee] will transmit a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder.  The [Certificate Administrator][Trustee] will be entitled to reimbursement from the certifying certificateholder for the reasonable expenses of posting such special notices.

[DESCRIPTION OF THE CREDIT ENHANCEMENT,
LIQUIDITY SUPPORT OR DERIVATIVES INSTRUMENT]

[Name of Credit Enhancement Provider, Liquidity Provider or Derivatives Provider] will be providing a [identify credit enhancement, liquidity support or derivatives instrument] with respect to the [Class [__]] Certificates.  [Provide disclosure required by Item 1114(a) or 1115(a) of Regulation S-K].  [Insert for derivatives covered by Item 1115(a):  The “significance percentage” with respect to the [identify derivative instrument] is [less than 10%][at least 10% but less than 20%] [20% or more].  “Significance percentage” means the percentage that the amount of the “significance estimate” (as described below) represents of the [initial aggregate Certificate Balance of the Class [__] Certificates] [the Initial Pool Balance].  The “significance estimate” has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the [Sponsor’s] [Sponsors’] internal risk management process in respect of similar derivative instruments.] [If credit enhancement, liquidity support or derivative (whose primary purposes is to provide credit enhancement) provider(s) meets 10% threshold in Item 1114 (b) of Regulation S-K, provide the disclosure required by such Item 1114(b).]  [If derivative (whose primary purpose is not to provide credit enhancement) provider(s) meets the 10% significance percentage in Item 1115(b) of Regulation S-K, provide the disclosure required by such Item 1115(b).]]

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amount of the related Classes of Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amount of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Sequential Pay Certificates (which will also reduce the Notional Amount of a Class of Class X Certificates (Class [X-A] Certificates in the case of the Class [A-1] and Class [A-2] Certificates and Class [X-B] Certificates in the case of each other Class of Sequential Pay Certificates)), the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Sequential Pay Certificates (which will also reduce the Notional Amount of one or both of the respective Classes of Class X Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement[, or in the case of a Loan Combination, the exercise of a defaulted loan purchase option by the holder of the related Non-Trust Mortgage Loan] or the exercise of purchase options by the holder of a mezzanine loan.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Sequential Pay Certificates as well as the amount of interest that would have accrued on the Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates.  Realized Losses are likely to occur only in connection with a default on a Mortgage Loan, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or [Certificate Administrator][Trustee] of a Non-Recoverable Advance on a Distribution Date.  Any reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates as the result of the application of Realized Losses will also reduce the Notional Amount of a Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  See Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayment on Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.  Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

In addition, if the Master Servicer or the [Certificate Administrator][Trustee] reimburses itself out of general collections on the Mortgage Loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the Certificates and will result in a reduction of the Certificate Principal Amount of the Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the Master Servicer or the [Certificate Administrator][Trustee] reimburses itself out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates and extending the weighted average life of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates, may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be [_____], 20[__].

Yield on the Class [X] Certificates

The yield to maturity of the Class [X-A] Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class [A-1] and Class [A-2] Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  The yield to maturity of the Class [X-B] Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.  Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class [R] Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of a class of Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in any Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):

•
each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options,

•	there are no delinquencies,

•
(scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables,

•	no prepayment premiums or yield maintenance charges are collected,

•
no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement,

•	(no Mortgage Loan is required to be purchased from the Issuing Entity,

•	the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this prospectus supplement with respect to each Mortgage Loan,

•	there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Offered Certificates,

•	distributions on the Certificates are made on the [___] day (each assumed to be a business day) of each month, commencing in [_____],

•	the Certificates will be issued on [_____], 20[__],

•	partial payments on the Mortgage Loans are permitted, but are assumed not to affect the amortization term,

•
the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement (including any applicable footnotes) and

•
all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity and any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification.

The weighted average life of any Class [A-1], Class [A-2], Class [B], Class [C] and Class [D] Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor (or, in the case of a Class [X] Certificate, each dollar of its Notional Amount is reduced to zero).  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of (or, in the case of a Class [X] Certificate, reduce the Notional Amount of) such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Sequential Pay Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each Class of Sequential Pay Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class [A-1], Class [A-2], Class [B], Class [C] and Class [D] certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class [A-1] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR
Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [A-2] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR
Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [B] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR
Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [C] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR
Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Percentages of the Initial Certificate Principal Amount of
the Class [D] Certificates at the Specified CPRs
0% CPR during lockout, defeasance, yield maintenance —
otherwise at indicated CPR
Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____], 20[__] and thereafter	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (in years)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each such Class of Offered Certificates are expressed as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including [_____] to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the such classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class [A-1] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (yrs.)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [A-2] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (yrs.)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [X-A] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (yrs.)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [X-B] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (yrs.)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [B] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (yrs.)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [C] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (yrs.)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Pre-Tax Yield to Maturity (CBE) for the Class [D] Certificates at the Specified CPRs

0% CPR During Lockout, Defeasance, Yield Maintenance — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
[_____]-[_____]	[___]%	[___]%	[___]%	[___]%	[___]%
Weighted Average Life (yrs.)	[___]	[___]	[___]	[___]	[___]
First Principal Payment Date	[___]	[___]	[___]	[___]	[___]
Last Principal Payment Date	[___]	[___]	[___]	[___]	[___]

Notwithstanding the assumed prepayment rates reflected in the preceding tables in this “Yield, Prepayment and Maturity Considerations” section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of [_____], 20[__] (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, [the Trust Advisor] and the [Certificate Administrator][Trustee].

The servicing of the Mortgage Loans [(including the Serviced Loan Combinations but not the Non-Serviced Loan)] and any REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loan) and any REO Properties.  The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loan) and any REO Properties, provided that the information in this prospectus supplement supplements any information set forth in the prospectus.

[Servicing of the Loan Combinations

In general, the Serviced Loan Combination and the related Non-Trust Mortgage Loan will be serviced and administered under the Pooling and Servicing Agreement and the intercreditor as though the Non-Trust Mortgage Loan was a part of the Mortgage Pool.  If the Non-Trust Mortgage Loan of a Serviced Loan Combination becomes a Specially Serviced Mortgage Loan, then the related Serviced Loan Combination shall become a Specially Serviced Mortgage Loan.  For more detailed information, including any termination rights with respect to the Special Servicer, please see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

In general, the Non-Serviced Loan and the related Non-Trust Mortgage Loan will be serviced and administered under the [_____] Pooling and Servicing Agreement.  The Master Servicer, the Special Servicer and the [Certificate Administrator][Trustee] have no obligation or authority to supervise the [_____] Master Servicer and/or the [_____] Special Servicer under the [_____] Pooling and Servicing Agreement or to make property protection advances with respect to the related Non-Serviced Loan.  The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the Non-Serviced Loan is dependent on its receipt of the same from the applicable party under the [_____] Pooling and Servicing Agreement.  The [_____] Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization.  The servicing arrangements under the [_____] Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.  For more detailed information, please see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the [Certificate Administrator][Trustee] for the benefit of the holders of Certificates.

The [Certificate Administrator][Trustee], concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan

Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the [Certificate Administrator][Trustee] the Mortgage File for each of the Mortgage Loans.  Except as expressly permitted by the Pooling and Servicing Agreement, all documents included in the Mortgage File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Sponsor’s interest in financial leases to the [Certificate Administrator][Trustee], as described in the Pooling and Servicing Agreement, has been retained by the recording office for the applicable jurisdiction or has not yet been returned from recordation, the related Sponsor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the related Sponsor will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the [Certificate Administrator][Trustee] as soon as available. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The [Certificate Administrator][Trustee] or Custodian will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the [Certificate Administrator][Trustee] is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the [Certificate Administrator][Trustee] receives notice that a Material Document Defect exists, the [Certificate Administrator][Trustee] will promptly notify the Depositor, the applicable Sponsor, the Special Servicer and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the [Certificate Administrator][Trustee] within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price. This substitution or purchase obligation will constitute the sole remedy available to the Certificateholders or the [Certificate Administrator][Trustee] for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans [(including the Serviced Loan Combinations, but excluding any Non-Serviced Loans)] for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party sub-servicers.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the [Certificate Administrator][Trustee], Certificateholders [and the holders of the Serviced Non-Trust Mortgage Loans] for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement.  Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

[With respect to each Non-Serviced Loan, the Non-Serviced Loan and the related Non-Trust Mortgage Loans are being serviced and administered in accordance with the [_____] Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan and the related Non-Trust Mortgage Loans will be effected in accordance with the [_____] Pooling and Servicing Agreement and the related intercreditor agreements).  Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to any Non-Serviced Loan, but instead such servicing and administration of the Non-Serviced Loan will be governed by the [_____] Pooling and Servicing Agreement.]

 The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans [(including the Serviced Loan Combinations, but not any Non-Serviced Loans)] and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans [(and Loan Combinations)] and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the Servicing Standard:

•	the higher of the following standards of care:

1.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

2.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans [or Loan Combinations];

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans [(or Loan Combinations)], or

2.
in the case of (a) a Specially Serviced Mortgage Loan or (b) a Mortgage Loan [or Loan Combination] as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) [(or, if a Loan Combination is involved, with a view to the maximization of recovery on the Loan Combination to the Certificateholders and the holders of the related Non-Trust Mortgage Loans (as a collective whole))] of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.
any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement,

2.
the ownership of any Certificate [(or any Non-Trust Mortgage Loan] or other indebtedness secured by the related Mortgaged Property [or any security backed by a Non-Trust Mortgage Loan]) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer,

3.	the obligation, if any, of the Master Servicer or the Special Servicer to make Advances,

4.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

5.
the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer (the “Servicing Standard”).

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The [Certificate Administrator][Trustee] or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan [and Non-Trust Mortgage Loan (other than the Non-Serviced Loan)]—

•	which is not a Specially Serviced Mortgage Loan, or

•	that is a Corrected Mortgage Loan.

 A “Specially Serviced Mortgage Loan” means any Mortgage Loan ([other than the Non-Serviced Loan but] [including the Serviced Loan Combinations and] REO Mortgage Loans]) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows[, unless the holder of the Non-Trust Mortgage Loan is exercising cure rights in accordance with the related intercreditor agreement]:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

•	except in the case of a Mortgage Loan [or Serviced Loan Combination] delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

•
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan [or Serviced Loan Combination] delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Master Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b) there has occurred a default (other than as described in clause (a) above [and other than an Acceptable Insurance Default]) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Subordinate Class Representative (except during a Collective Consultation Period or a Senior Consultation Period)) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan [or Serviced Loan Combination] or otherwise materially adversely affects the interests of Certificateholders [(or, in the case of the Loan Combination, the holder of the related Non-Trust Mortgage Loan)], and continues unremedied for the applicable grace period under the terms of the Mortgage Loan [(or, if no grace period is specified and the default is capable of being cured, for 30 days)]; provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a

Property Advance will be deemed to materially and adversely affect the interests of Certificateholders [(or, in the case of the Loan Combination, the holder of the related Non-Trust Mortgage Loan)]; or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Subordinate Class Representative (during a Subordinate Control Period)) determines that (i) a default (other than a payment default) under the Mortgage Loan [or Serviced Loan Combination] is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan [or Serviced Loan Combination] or otherwise materially adversely affect the interests of Certificateholders [or, in the case of Serviced Loan Combinations, the interests of the holder of the related Non-Trust Mortgage Loans], and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan [or Serviced Loan Combination] or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan [or Serviced Loan Combination]).

[It will be considered an “Acceptable Insurance Default” if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the Subordinate Class Representative (during a Subordinate Control Period)), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or around similar geographic regions as the Mortgaged Property (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Subordinate Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.]

A Mortgage Loan [(including the Serviced Loan Combinations)] will become a “Corrected Mortgage Loan” when:

•
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•
with respect to the circumstances described in clauses (b) and (g) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

[If a Servicing Transfer Event exists with respect to one loan in a Loan Combination, it will be considered to exist for the entire Loan Combination.]

The Special Servicer will be responsible for the servicing and administration of each Mortgage Loan [(including the Serviced Loan Combinations, but not any Non-Serviced Loans)] as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Mortgage Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the [Certificate Administrator][Trustee] required to be collected or prepared with respect to any Specially Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced Mortgage Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Mortgage Loans and, otherwise to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgage Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or sale of a defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the [Certificate Administrator][Trustee] Fee Rate) on a Mortgage Loan [(excluding each Non-Trust Mortgage Loan but including the Non-Serviced Loan)] that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.

The Master Servicer will also be obligated [(subject to the limitations described below) with respect to each Mortgage Loan (including each Serviced Loan Combination, but not a Non-Serviced Loan)] to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan [or Serviced Loan Combination], if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the [Certificate Administrator][Trustee] to make any P&I Advance that the Master Servicer was obligated, but failed to make.

The Special Servicer may request the Master Servicer to make Property Advances with respect to a Specially Serviced Mortgage Loan or REO Property under the Pooling and Servicing Agreement, in lieu of the Special Servicer’s making that advance itself.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master Servicer to make, regardless of whether or not the Master Servicer actually makes that advance.  The Special Servicer may elect to make certain Property Advances on an emergency basis.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the [Certificate Administrator][Trustee] will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance.

The Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee] will each be entitled to receive interest on Advances at the Prime Rate (the “Advance Rate”), compounded annually, as of each Master Servicer Remittance Date.  If the interest on such Advance is not recovered from default interest or late payments on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss.  The “Prime Rate” is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

The obligation of the Master Servicer or the [Certificate Administrator][Trustee], as applicable, to make Advances (and the right of the Special Servicer to elect to make emergency Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

None of the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee] will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standard, or the [Certificate Administrator][Trustee] in its respective good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee], as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the [Certificate Administrator][Trustee] in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee], as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans.  Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers’ certificate delivered to the [Certificate Administrator][Trustee], the Subordinate Class Representative (during a Subordination Control Period), the Master Servicer or the Special Servicer setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee], as applicable, forming the basis of such determination.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the [Certificate Administrator][Trustee] and (during a Subordination Control Period) the Subordinate Class Representative notice of such determination, which determination will be conclusive and binding on the Master Servicer and the [Certificate Administrator][Trustee].  Although the Special Servicer may determine whether an advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Advance to be made (or contemplated to be made) by the Master Servicer or the [Certificate Administrator][Trustee] is, or would be, recoverable.  In the absence of a determination by the Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the [Certificate Administrator][Trustee] will remain with the Master Servicer or [Certificate Administrator][Trustee], as applicable.  In addition, the [_____] Master Servicer under the [_____] Pooling and Servicing Agreement will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to the related Non-Serviced Loan.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders.

The Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee], as applicable, will be entitled to reimbursement for any Advance made by it, [including all Advances made with respect to the Loan Combination,] equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee], as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event.  In addition, the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee], as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon).  The Master Servicer, the Special Servicer, or the [Certificate Administrator][Trustee] will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee], as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the [Certificate Administrator][Trustee] to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee] will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s, the Special Servicer’s or the [Certificate Administrator’s][Trustee’s] decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee] or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  [The Master Servicer will also be required to establish and maintain a segregated companion collection account (the “Companion Collection Account”) with respect to any Serviced Loan Combination, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Loan Combination therein.  The Issuing Entity will only be entitled to amounts on deposit in the Companion Collection Account to the extent these funds are not otherwise payable to a Non-Trust Mortgage Loan holder.]

The [Certificate Administrator][Trustee] will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the “Lower-Tier Distribution Account” and the “Upper-Tier Distribution Account” and, collectively, the “Distribution Account”).  With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the [Certificate Administrator][Trustee] for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the [Certificate Administrator][Trustee] Fee.  In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the [Certificate Administrator][Trustee] will deposit all P&I Advances into the Lower-Tier Distribution Account as described in this prospectus supplement.  On each Distribution Date, the [Certificate Administrator][Trustee] (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class [R] Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The [Certificate Administrator][Trustee] will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the [Certificate Administrator][Trustee] for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the [Certificate Administrator][Trustee] will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account and the Gain-On-Sale Reserve Account will be held in the name of the [Certificate Administrator][Trustee] (or the Master Servicer on behalf of the [Certificate Administrator][Trustee]) on behalf of the holders of Certificates.  Each of the Collection Account, the Companion Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account and the Gain-On-Sale Reserve Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, the Companion Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and the Companion Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the [Certificate Administrator][Trustee].

Application of Penalty Charges, Modification Fees and Assumption Fees

 On or prior to the [___] business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted under any related intercreditor agreement) all Penalty Charges, Modification Fees and Assumption Fees received with respect to a Mortgage Loan [or Loan Combination] during the related one-month period ending on the related Determination Date (first to the extent of all Penalty Charges, then to the extent of all Modification Fees and then to the extent of all Assumption Fees):

first, to the extent of all Penalty Charges, Modification Fees and Assumption Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances) and the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees), in each case, with respect to such Mortgage Loan or Whole Loan;

second, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances);

third, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity);

fourth, (a) to the extent of all remaining Penalty Charges, to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances with respect to any Mortgage Loan or Whole Loan that have been determined to be Non-Recoverable Advances and related interest on Non-Recoverable Advances; and (b) to the extent of any remaining Modification Fees and any remaining Assumption Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation;

fifth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to any Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account, unless such amounts were previously paid or reimbursed by the borrower (and such amounts will be deposited in the Collection Account as recoveries of such Non-Recoverable Advances);

sixth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to any Mortgage Loan or Whole Loan previously paid from the Collection Account (and such amounts will be deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity); and

seventh, to the extent of all remaining Penalty Charges, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement:  (i) to remit on or before each Master Servicer Remittance Date (A) to the [Certificate Administrator][Trustee] for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the related Available Funds and any prepayment premiums or yield maintenance charges and (II) the [Certificate Administrator][Trustee] Fee for the related Distribution Date, (B) to the [Certificate Administrator][Trustee] for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the [Certificate Administrator][Trustee] for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, (ii) to pay or reimburse the Master Servicer and the [Certificate Administrator][Trustee], as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the [Certificate Administrator][Trustee]’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay to the Trust Advisor the Trust Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Trust Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee], the Trust Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the [Certificate Administrator][Trustee] or the Trust Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the [Certificate Administrator][Trustee] amounts requested by it to pay any taxes imposed on either the Upper-Tier REMIC or the Lower-Tier REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-on-Sale.  Subject to the discussion under “—Subordinate Class Representative” and “—Trust Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially

Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer, with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Subordinate Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive its rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation, or

•
such Mortgage Loan (A) represents less than [__]% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $[___] million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such No Downgrade Confirmation will be required if such Mortgage Loan has a principal balance less than $[______]).

Due-on-Encumbrance.  Subject to the discussion under “—Subordinate Class Representative” and “—Trust Advisor” below, the Master Servicer (with respect to non-Specially Serviced Mortgage Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Loan) may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan.  With respect to non-Specially Serviced Mortgage Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Subordinate Class Representative” below) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or Special Servicer, as applicable, has received a No Downgrade Confirmation,

•
such Mortgage Loan (A) represents less than [__]% the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $[___] million or less and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such No Downgrade Confirmation will be required if such Mortgage Loan has a principal balance less than $[______]).

See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the prospectus.

Transfers of Interests in Borrowers

The master servicer will generally have the right to consent, without the approval of the special servicer, to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower.  However, subject to the terms of the related mortgage loan documents and applicable law, if—

•
the subject mortgage loan is a mortgage loan that alone – or together with all other mortgage loans that have the same or a known affiliated borrower – is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $[20,000,000]; or has a principal balance at the time of such proposed transfer that is equal to or greater than [5]% of the then aggregate mortgage pool balance; and

•	the transfer is of an interest in the borrower of greater than 49%,

then the master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the certificates unless the mortgage loan documents grant the borrower a right to enter into such transaction without delivery of a Rating Agency Confirmation.  In addition, the pooling and servicing agreement may require the master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

Inspections

The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance or allocated loan amount of $[_____] or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance or allocated loan amount of less than $[_____], in each case commencing in 20[__]; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced Mortgage Loan as soon as practicable after it becomes a Specially Serviced Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be treated as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer and the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan) is required under the Pooling and Servicing Agreement (and each additional servicer will be required under its subservicing agreement) to deliver annually to the [Certificate Administrator][Trustee] and the Depositor [and the holder of the Non-Trust Mortgage Loan] on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or sub-servicing agreement in the case of an additional servicer (including, but not limited to, compliance with the applicable provisions of the Pooling and Servicing Agreement relating to policies and procedures with respect to informational restrictions) or the sub-servicing agreement, as applicable, in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any mortgage loan) and the [Certificate Administrator][Trustee], each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, each servicing function participant (other than another such party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship on or prior to the closing date with respect to the mortgage loans and (b) cause, each servicing function participant (other than another such party (other than itself) to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship after the closing date with respect to the mortgage loans, to furnish, each at its own expense), annually, to the [Certificate Administrator][Trustee], the Trust Advisor (in the case of the Special Servicer only), the Depositor [and the holder of the Non-Trust Mortgage Loan], a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer [and the Trust Advisor]

Each of the Master Servicer, the Special Servicer [and the Trust Advisor] may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a No Downgrade Confirmation.  The resigning Master Servicer, Special Servicer [or Trust Advisor], as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer [or the Trust Advisor], as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, the Special Servicer [or Trust Advisor], as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the [Certificate Administrator][Trustee].  No such resignation may become effective until the [Certificate Administrator][Trustee] or a successor Master Servicer, Special Servicer [or the Trust Advisor] has assumed the obligations of the Master Servicer, the Special Servicer [or the Trust Advisor] under the Pooling and Servicing Agreement.  The [Certificate Administrator][Trustee] or any other successor Master Servicer, Special Servicer [or Trust Advisor] assuming the obligations of the Master Servicer, the Special Servicer [or the Trust Advisor] under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer [or the Trust Advisor] would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain).  If no successor Master Servicer, Special Servicer [or Trust Advisor] can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer [or Trust Advisor] will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, [the Trust Advisor], or any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Issuing Entity or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, [the Trust Advisor] or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, [the Trust Advisor] and any director, officer, employee or agent of the Depositor, the Master Servicer, [or] the Special Servicer [or the Trust Advisor] will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling and Servicing Agreement, but excepting any such loss, liability or expense that is otherwise reimbursable and reimbursed pursuant to the Pooling and Servicing Agreement), other than any such loss, liability or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Property Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, [the Certificate Administrator] the Trustee [or the Trust Advisor] will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, [the Certificate Administrator] the Trustee [or the Trust Advisor] may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, [the Certificate Administrator] the Trustee [and the Trust Advisor] will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, [the Trust Advisor] , the Trustee or the [Certificate Administrator] under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special

Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Events of Default

 “Events of Default” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account [or any failure by the master servicer to deposit amounts to which any holder of a Non-Trust Mortgage Loan is entitled to the applicable serviced Non-Trust Mortgage Loan account or remit to the holder of the Non-Trust Mortgage Loan], on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the [Certificate Administrator][Trustee] for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the Special Servicer to deposit into any REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (3 days in the case of the Master Servicer’s failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class not less than [25]% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, [or the holder of a Non-Trust Mortgage Loan, as applicable,] and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the [Certificate Administrator][Trustee], or to the Master Servicer, the Special Servicer, the Depositor and the [Certificate Administrator][Trustee] by the holders of Certificates entitled to not less than [25]% of the Voting Rights [or the holder of a Non-Trust Mortgage Loan] if affected thereby, as applicable; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and

(f) [______], [______] or [_____] has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by [______], [______] or [_____], as applicable, within 60 days).

Rights Upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer occurs, then the [Certificate Administrator][Trustee] may and, at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation.

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, as the case may be, the [Certificate Administrator][Trustee] will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the [Certificate Administrator][Trustee] is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a No Downgrade Confirmation with respect to the [Certificate Administrator][Trustee] so acting, the [Certificate Administrator][Trustee] must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement[ provided that the [Certificate Administrator][Trustee] must obtain a No Downgrade Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity.  Pending such appointment, the [Certificate Administrator][Trustee] is obligated to act in such capacity.  The [Certificate Administrator][Trustee] and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer will be allocated to the Certificates in the same manner as Realized Losses.

[Notwithstanding the foregoing, if an Event of Default on the part of the Master Servicer affects only a Non-Trust Mortgage Loan, the [Certificate Administrator][Trustee], at the direction of the holder(s) of the Non-Trust Mortgage Loan will be required to direct the Master Servicer to appoint a sub-servicer that will be responsible for servicing the related Loan Combination but will not be entitled to terminate the Master Servicer.]

[Notwithstanding the foregoing discussion in this “—Rights Upon Event of Default” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clause (f) under “—Events of Default” above, the Master Servicer will have the right for a period of [__] days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer whose appointment [_____], [_____] and [_____] have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.]

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the [Certificate Administrator][Trustee] a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the [Certificate Administrator][Trustee] to institute such proceeding in its own name as [Certificate Administrator][Trustee] under the Pooling and Servicing Agreement and shall have offered to the [Certificate Administrator][Trustee] such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the [Certificate Administrator][Trustee], for 60 days after its receipt of such notice, request and offer of indemnity, have neglected or refused to institute such proceeding.

The [Certificate Administrator][Trustee] will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the [Certificate Administrator][Trustee] reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

Waivers of Events of Default

An Event of Default may be waived by the Certificateholders evidencing not less than [66-2/3]% of the aggregate Voting Rights of the Certificates (except a default in making any required deposits to or payments from the Collection Account, the Companion Collection Account, the Distribution Accounts or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement).  [If an Event of Default by the Master Servicer is waived in connection with a Loan Combination, the holder of the related Non-Trust Mortgage Loan may require that the Master Servicer appoint a sub-servicer to service the Loan Combination, which sub-servicer is the subject of a No Downgrade Confirmation.]

Termination of the Special Servicer Without Cause

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)      during a Subordination Control Period, the Special Servicer may be removed at the direction of the Subordinate Class Representative;

(b)      during a Collective Consultation Period or a Senior Consultation Period, the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates; and

(c)      during a Subordination Control Period, holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer during a Collective Consultation Period or a Senior Consultation Period will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the [Certificate

Administrator][Trustee] of the reasonable fees and expenses to be incurred by the [Certificate Administrator][Trustee] in connection with administering such vote and (iii) delivery by such holders to the [Certificate Administrator][Trustee] of a No Downgrade Confirmation (which confirmations will be obtained at the expense of such holders), the [Certificate Administrator][Trustee] will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their address appearing in the certificate register.  Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the [Certificate Administrator][Trustee] will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The [Certificate Administrator][Trustee] will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the [Certificate Administrator’s][Trustee’s] website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a No Downgrade Confirmation.  The [Certificate Administrator][Trustee] will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In no event may a successor Special Servicer be a current or former Trust Advisor or any affiliate of such current or former Trust Advisor.

Amendment

 The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or, [as applicable, the holders of the Serviced Non-Trust Mortgage Loans]:

(a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates [or the holders of the Serviced Non-Trust Mortgage Loans];

(b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement, with the description of the provisions in this prospectus supplement or the prospectus or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) [, or the holders of the Serviced Non-Trust Mortgage Loans and] (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity, provided that the [Certificate Administrator][Trustee] has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the residual Certificates to a non-permitted transferee (see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates” in the prospectus);

(e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder [or the holders of the Serviced Non-Trust Mortgage Loans], as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency;

(f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder [or the holders of the Serviced Non-Trust Mortgage Loans]; and

(g) to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act; provided that such modification does not materially increase the obligations of [the Certificate Administrator] the Trustee, [the Trust Advisor], the Master Servicer or the Special Servicer.

[Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement will be permitted if the amendment would adversely affect the holder of the Non-Trust Mortgage Loan without its consent or change in any manner the obligations of any Sponsor under the applicable Mortgage Loan Purchase Agreement without the consent of the related Sponsor.]

The Pooling and Servicing Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than [66 ⅔]% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate[, or that are required to be distributed to any holder of a Serviced Non-Trust Mortgage Loan] without the consent of the related holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment [or remove the requirement to obtain the consent of any holder of the Serviced Non-Trust Mortgage Loans] without the consent of the holders of all Certificates of that Class then outstanding [or the holders of the Serviced Non-Trust Mortgage Loans, as applicable], (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any Sponsor under a Mortgage Loan Purchase Agreement without the consent of the applicable Sponsor, (5) change the definition of “Servicing Standard” without either (a) the consent of [100]% of the Certificateholders or (b) a No Downgrade Confirmation, (6) without the consent of [100]% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Trust Advisor [or (7) adversely affect the holder of a Non-Trust Mortgage Loan without its consent of the holder of the Non-Trust Mortgage Loan].

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer and/or the [Certificate Administrator][Trustee] (in each case, only if requested by such party) having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity and will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Realization Upon Mortgage Loans

Specially Serviced Mortgage Loans; Appraisals.  Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”).  However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal.  The cost of any Updated Appraisal will be a Property Advance.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans.  In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the [Certificate Administrator][Trustee] and (during a Subordinate Control Period or a Collective Consultation Period) the Subordinate Class Representative.

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity [and, if applicable, the holder of any related Non-Trust Mortgage Loans], obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the [Certificate Administrator][Trustee], or the Issuing Entity or the holders of Certificates [or the holder of any related Non-Trust Mortgage Loans], would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity [and any holder of a related Non-Trust Mortgage Loan (as a collective whole as if the Issuing Entity and such holder of the Non-Trust Mortgage Loan constituted a single lender)] to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the [Certificate Administrator][Trustee], to a [co-certificate administrator][co-trustee] or to its nominee or a separate [certificate administrator][trustee] or [co-administrator][co-trustee] on behalf of the [Certificate Administrator][Trustee], on behalf of holders of Certificates [or, if applicable, the holder of the related Non-Trust Mortgage Loan].  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property shall be sold by the Issuing Entity and shall be reduced only by collections net of expenses.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the [Certificate Administrator][Trustee] receives an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Issuing Entity (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

To the extent that liquidation proceeds collected with respect to any Mortgage Loan are less than the sum of:  (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Issuing Entity expenses) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The [Certificate Administrator][Trustee], the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or [Certificate Administrator][Trustee] on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties.  Promptly upon a Mortgage Loan becoming a defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole) to attempt to sell such Mortgage Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the defaulted Mortgage Loan on behalf of the Certificateholders [and the related Non-Trust Mortgage Loan holder] in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify the Subordinate Class Representative of any inquiries or bids received regarding the sale of the defaulted Mortgage Loan or any REO Property.

The Special Servicer will be required to determine whether any cash bid constitutes a fair price for any defaulted Mortgage Loan if the highest bidder is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or [Loan Combination], the occupancy level and physical condition of the defaulted Mortgage Loan and the state of the local economy.

If the highest bidder is an Interested Person, then the [Certificate Administrator][Trustee] will be required to determine whether the cash bid constitutes a fair price.  However, no bid from an Interested Person will constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such defaulted Mortgage Loan, the [Certificate Administrator][Trustee] will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine-month period or, in the absence of any such appraisal, on a new appraisal.  The cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.  If any Interested Person is among those bidding with respect to a defaulted Mortgage Loan, the Special Servicer will require that all bids be submitted to the [Certificate Administrator][Trustee] in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders [and the holder of the related Non-Trust Mortgage Loan] and to sell each REO Property in the same manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines (in consultation with the Subordinate Class Representative), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders [and, in the case of a sale of an REO Property related to the Loan Combination, the holder of the Non-Trust Mortgage Loan (as a collective whole as if such Certificateholders and, if applicable, such Non-Trust Mortgage Loan holder constituted a single lender)], and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders [and, in the case of the Loan Combination, the Non-Trust Mortgage Loan holder (as a collective whole as if such Certificateholders and, if applicable, such Non-Trust Mortgage Loan holder constituted a single lender)].

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, [the Certificate Administrator] the Trustee, any Sponsor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications, Waivers and Amendments.  The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Mortgage Loan, the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Major Decision), or (b) with respect to any Specially Serviced Mortgage Loan, the Special Servicer, in each case subject to the consulting rights of the Trust Advisor and the consent or consulting rights of the Subordinate Class Representative [or the [Non-Trust Mortgage Loan] Directing Holder (as applicable)], to modify, waive or amend any term of any Mortgage Loan [or Loan Combination] if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan [or Loan Combination] pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either the Upper-Tier REMIC or the Lower-Tier REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Mortgage Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to make such determination, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Subordinate Class Representative” below [and “Description of the Mortgage Pool—The Loan Combinations”] in this prospectus supplement) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan [or Loan Combination] beyond a date that is 3 years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan [or Loan Combination] is secured by a ground lease, extend the maturity date of such Mortgage Loan [or Loan Combination] beyond a date which is 10 years prior to the expiration of the term of such ground lease.

[Any modification, waiver or amendment with respect to the Loan Combination may be subject to the approval of the holder of the Non-Trust Mortgage Loan as described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]

The Master Servicer or the Special Servicer, as applicable, is required to notify the [Certificate Administrator][Trustee], the Depositor, the Subordinate Class Representative (during a Subordinate Control Period) and the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period), in writing, of any modification, waiver or amendment of any term of any Mortgage Loan and the date of the modification and deliver a copy to the [Certificate Administrator][Trustee], the Subordinate Class Representative (during a Subordinate Control Period or a Collective Consultation Period) and the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period), and the original to the [Certificate Administrator][Trustee] of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the agreement.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan [(or Loan Combination, if applicable)] will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Trust Advisor (during a Collective Consultation Period or a Senior Consultation Period) and the Subordinate Class Representative (during a Subordinate Control Period or a Collective Consultation Period) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Subordinate Class Representative

General

During a Subordinate Control Period, the Subordinate Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Mortgage Loans and (2) the Special Servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

 [Except as otherwise described in the succeeding paragraphs below or under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement,] (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) during a Subordinated Control Period, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Subordinate Class Representative has objected in writing within ten business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day period, the Subordinate Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(ii) any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or any extension of the maturity date of such Mortgage Loan;

(iii) any sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price;

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v) any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii) any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $[2,500,000]) or franchise changes (with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan Documents);

(viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion;

(x) the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”; and

(xi) any determination of an Acceptable Insurance Default;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders [and, with respect to any applicable Loan Combination, the holder of the related Non-Trust Mortgage Loan (as a collective whole as if such Certificateholders and Non-Trust Mortgage Loan holders constituted a single lender)], the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Subordinate Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Subordinate Class Representative for any of the foregoing actions during a Collective Consultation Period or a Senior Consultation Period; provided, however, that during a Collective Consultation Period, the Special Servicer will be required to consult with the Subordinate Class Representative and the Trust Advisor in connection with any Major Decision and to consider alternative actions recommended by the Subordinate Class Representative and the Trust Advisor, but only to the extent that consultation with, or consent of, the Subordinate Class Representative would have been required during a Subordinate Control Period; provided further that such consultation is not binding on the Special Servicer.

In addition, the Subordinate Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan [or a Loan Combination, as applicable], as the Subordinate Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Subordinate Class Representative that would cause it to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Subordinate Class Representative” is the Controlling Class Certificateholder (or other representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Principal Amount, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Subordinate Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, that a Subordinate Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class will be the Subordinate Class Representative.

The initial Subordinate Class Representative will be [_____].

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the [Certificate Administrator][Trustee] from time to time.

The “Controlling Class” is (i) during a “Subordinate Control Period”, the most subordinate class of the Class [E], Class [F] and Class [G] certificates that has an outstanding certificate principal amount, as reduced or notionally reduced by any realized losses and appraisal reductions allocated to such class, that is equal to or greater than [25]% of the initial certificate principal amount of that class of certificates (as reduced by payments of principal) and (ii) during a “collective consultation period”, the most subordinate class of the Class [E], Class [F] and Class [G] certificates that has an outstanding certificate principal amount, without regard to any realized losses and appraisal reductions allocated to such class, that is equal to or greater than [25]% of the initial certificate principal amount of that class of certificates (as reduced by payments of principal). If all of the Control Eligible Certificates are Appraised-Out Classes, no Class will be considered the Controlling Class.

The Master Servicer or Special Servicer may request that the [Certificate Administrator][Trustee] determine which Class of Certificates is the then-current Controlling Class and the [Certificate Administrator][Trustee] must thereafter provide such information to the requesting party.  The Master Servicer or Special Servicer may request that the [Certificate Administrator][Trustee] provide, and the [Certificate Administrator][Trustee] must so provide, a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class.  The Master Servicer and Special Servicer may each rely on any such list so provided.

During a Senior Consultation Period, the Subordinate Class Representative will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Subordinate Class Representative.  However, the Subordinate Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

A “Subordinate Control Period” will exist when the Class [  ] Certificates have an aggregate principal balance, net of any Appraisal Reduction amounts notionally allocated in reduction of the principal balance of that Class, that is not less than [__]% of its initial principal balance.  In general, during a Subordinate Control Period, (i) the Subordinate Class Representative will be entitled to grant or withhold approval of asset status reports prepared, and Major Decisions proposed, by the Special Servicer, and (ii) the Subordinate Class Representative will be entitled to terminate and replace the Special Servicer with or without cause.  [The Trust Advisor generally will have no rights to approve or consult with respect to actions of the Special Servicer during a Subordinate Control Period.]

A “Collective Consultation Period” will exist when the Class [  ] Certificates have an aggregate principal balance that both (i) as notionally reduced by any Appraisal Reduction amounts allocable to that Class, is less than [__]% of its initial principal balance and (ii) without regard to any Appraisal Reduction amounts allocable to that Class, is [__]% or more of its initial principal balance.  In general, during a Collective Consultation Period, the Special Servicer will be required to consult with [each of the Subordinate Class Representative and the Trust Advisor] in connection with asset status reports and Major Decisions.  The Subordinate Class Representative will have no right to terminate and replace the Special Servicer during a Collective Consultation Period.

A “Senior Consultation Period” will exist when the Class [  ] Certificates have an aggregate principal balance, without regard to any Appraisal Reduction amounts allocable to that Class, that is less than [__]% of its initial principal balance.  In general, during a Senior Consultation Period, the Special Servicer will be required to consult with the Trust Advisor in connection with asset status reports and Major

Decisions.  During any Senior Consultation Period, no Subordinate Class Representative will be recognized or have any right to replace the Special Servicer or approve or be consulted with respect to “asset status reports” or Major Decisions.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Subordinate Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC provisions.

The Subordinate Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus supplement.

[Notwithstanding the foregoing, in the case of a [Non-Trust Mortgage Loan], for so long as the Non-Trust Mortgage Loan Holder is the [Non-Trust Mortgage Loan] Directing Holder, only the [Non-Trust Mortgage Loan] Non-Trust Mortgage Loan Holder may exercise the rights of the Subordinate Class Representative described in this “—Subordinate Class Representative” section.  In addition, for so long as the Non-Trust Mortgage Loan Holder is the [Non-Trust Mortgage Loan] Directing Holder, it will be unaffected by the termination of a Subordinate Control Period or a Collective Consultation Period, and it will have such additional rights as are described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]

Limitation on Liability of the Subordinate Class Representative

The Subordinate Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Subordinate Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

 Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Subordinate Class Representative:

(a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Subordinate Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Subordinate Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing

Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Trust Advisor

General Obligations

During a Collective Consultation Period or a Senior Consultation Period, the Trust Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans, each in accordance with the Trust Advisor Standard. In addition, during a Collective Consultation Period or a Senior Consultation Period, the Trust Advisor will consult with the Special Servicer in accordance with the Trust Advisor Standard with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and the Pooling and Servicing Agreement. The Trust Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary or other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Trust Advisor will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and the goal of the Trust Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  During a Collective Consultation Period or Senior Consultation Period, the Trust Advisor's review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support a servicing transfer, if needed, or to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Trust Advisor is not an "advisor" for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

During a Collective Consultation Period or a Senior Consultation Period, the Trust Advisor will have certain consultation rights with respect to Major Decisions as described under “—Subordinate Class Representative” and “—Asset Status Reports” in this prospectus supplement.

During a Subordinate Control Period, the Trust Advisor is required to promptly review all information available to Privileged Persons on the [Certificate Administrator’s][Trustee’s] website and each Final Asset Status Report.  Additionally, during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or the Pooling and Servicing Agreement.

During a Subordinate Control Period, the Trust Advisor will have no specific involvement with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

During a Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report. The Trust Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Subordinate Class Representative or [Non-Trust Mortgage Loan] Directing Holder in connection with the Subordinate Class Representative’s or the [Non-Trust Mortgage Loan] Directing Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Trust Advisor will not disclose such Privileged Information to any other person (including any Certificateholders other than the Subordinate Class Representative), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, if it has been advised that such information is Privileged Information, will not without the prior written consent of the Special Servicer, the Subordinate Class Representative [(with respect to any Mortgage Loan other than a Loan Combination)] and the [Non-Trust Mortgage Loan] Directing Holder [(with respect to the Loan Combination), as applicable,] disclose such information to any other person, except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation and/or (d) such disclosure is required by applicable law, unless the Trust Advisor is, as evidenced by an opinion of counsel to the Trust Advisor, the Special Servicer, the Subordinate Class Representative [(with respect to any Mortgage Loan other than the Loan Combination), the [Non-Trust Mortgage Loan] Directing Holder (with respect to the Loan Combination),] the [Certificate Administrator][Trustee], otherwise required by law to disclose such information.

In addition, during a Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized and the Trust Advisor will review such calculations but may not opine on, or otherwise call into question such Appraisal Reduction calculations and/or net present value calculations.

The “Trust Advisor Standard” means the Trust Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not to any particular Class of those Certificateholders (as determined by the Trust Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence between the Subordinate Class Representative or the [Non-Trust Mortgage Loan] Directing Holder and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the consent or consultation rights of the Subordinate Class Representative or the [Non-Trust Mortgage Loan] Directing Holder under the Pooling and Servicing Agreement, and (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party.

A “Final Asset Status Report” with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative or the [Non-Trust Mortgage Loan] Directing Holder, in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Subordinate Class Representative or the [Non-Trust Mortgage Loan] Directing Holder, as applicable, with respect to such Specially Serviced Mortgage Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, during a Subordinate Control Period the Subordinate Class Representative (other than with respect to the  Loan Combination prior to a [Non-Trust Mortgage Loan] Control Appraisal Event) or, prior to a [Non-Trust Mortgage Loan] Control Appraisal Event, the [Non-Trust Mortgage Loan] Directing Holder (with respect to the Loan Combination) has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action or the asset status report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

During a Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any Appraisal Reduction or net present value calculations to the Trust Advisor and the Trust Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor. The Trust Advisor will recalculate and verify the accuracy of those calculations and, in the event the Trust Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Trust Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations. In the event the Trust Advisor and Special Servicer are not able to resolve such matters, the Trust Advisor will promptly notify the [Certificate Administrator][Trustee] and the [Certificate Administrator][Trustee] will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Trust Advisor from performing its duties under the Pooling and Servicing Agreement.

Annual Report

During a Collective Consultation Period or Senior Consultation Period, based on the Trust Advisor’s review of any Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Subordinate Class Representative or the [Non-Trust Mortgage Loan] Directing Holder, as applicable, and the Special Servicer that would be Privileged Information) delivered to the Trust Advisor by the Special Servicer, the Trust Advisor will prepare an annual report to be provided to the [Certificate Administrator][Trustee] and the Rating Agencies for the benefit of the Certificateholders (and made available through the [Certificate Administrator’s][Trustee’s website]) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans and with respect to each asset status report during the prior calendar year.

The Special Servicer must be given an opportunity to review any annual report produced by the Trust Advisor at least 2 Business Days prior to its delivery to the [Certificate Administrator][Trustee].

During a Collective Consultation Period or a Senior Consultation Period, in each annual report, the Trust Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Mortgage Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Trust Advisor Termination Events

 The following constitute Trust Advisor termination events under the Pooling and Servicing Agreement (each, an “Trust Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the Trust Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the

Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Trust Advisor by the [Certificate Administrator][Trustee] or to the Trust Advisor and the [Certificate Administrator][Trustee] by the holders of Certificates having greater than [25]% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Trust Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the [Certificate Administrator][Trustee] with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the Trust Advisor to perform in accordance with the Trust Advisor Standard which failure continues unremedied for a period of 30 days;

(c) any failure by the Trust Advisor to be an Eligible Trust Advisor, which failure continues unremedied for a period of 30 days;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trust Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Trust Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Trust Advisor or of or relating to all or substantially all of its property; or

(f) the Trust Advisor admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the [Certificate Administrator][Trustee] of notice of the occurrence of any Trust Advisor Termination Event, the [Certificate Administrator][Trustee] will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Trust Advisor Termination Event has been remedied.

“Eligible Trust Advisor” means an institution (i) selected from the list of entities that is the special servicer on a transaction rated by [______] and a transaction rated by [______] but has not been the special servicer on a transaction for which [______] or [______] has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement and (iii) that is not the Subordinate Class Representative, the [Non-Trust Mortgage Loan] Directing Holder or one of their affiliates.

Rights Upon Trust Advisor Termination Event

If an Trust Advisor Termination Event occurs then, and in each and every such case, so long as such Trust Advisor Termination Event has not been remedied, then either (i) the [Certificate Administrator][Trustee] may or (ii) upon the written direction of holders of Certificates evidencing at least [25]% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Trust Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination, by written notice to the Trust Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Trust Advisor resigns or (ii) the [Certificate Administrator][Trustee] delivers such written notice of termination to the Trust

Advisor, the [Certificate Administrator][Trustee] will appoint a successor Trust Advisor that is an Eligible Trust Advisor, which successor Trust Advisor may be an affiliate of the [Certificate Administrator][Trustee].  If the [Certificate Administrator][Trustee] is the successor Master Servicer or the successor Special Servicer, neither the [Certificate Administrator][Trustee] nor any of its affiliates will be the successor Trust Advisor.  The [Certificate Administrator][Trustee] will be required to provide written notice of the appointment of an Trust Advisor to the Special Servicer and each Trust Advisor within one business day of such appointment.  The appointment of the Trust Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Trust Advisor and appointment of a successor to the Trust Advisor, the [Certificate Administrator][Trustee] will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Depositor, the Subordinate Class Representative (but only during a Subordinate Control Period or a Collective Consultation Period) and the Certificateholders.

Termination of the Trust Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Trust Advisor with a proposed successor Trust Advisor and (ii) payment by such holders to the [Certificate Administrator][Trustee] and the Trust Advisor, as applicable, of the reasonable fees and expenses to be incurred by the [Certificate Administrator][Trustee] and the Trust Advisor, as applicable, in connection with administering such vote, the [Certificate Administrator][Trustee] will promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the [Certificate Administrator][Trustee] will terminate all of the rights and obligations of the Trust Advisor under the Pooling and Servicing Agreement by written notice to the Trust Advisor, and the proposed successor Trust Advisor will be appointed.  The [Certificate Administrator][Trustee] will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the [Certificate Administrator’s][Trustee’s] website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The [Certificate Administrator][Trustee] will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Mortgage Loan.

Each asset status report will be delivered to the Subordinate Class Representative (but only during a Subordinate Control Period), the Trust Advisor (but only during a Subordinate Control Period or a Collective Consultation Period), each Rating Agency, [the Certificate Administrator] and the Trustee [and, in the case of the Loan Combination, the holder of the Non-Trust Mortgage Loan].  During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove of an asset status report within 10 business days, the Subordinate Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders [and the holders of any related Non-Trust Mortgage Loans], and (during a Subordinate Control Period) the Special Servicer has made a reasonable effort to contact the Subordinate Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, during a Subordinate Control Period, the Subordinate Class Representative disapproves such asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  During a Subordinate Control Period, the Special Servicer will revise such asset status report until the Subordinate Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders [and the holder of any related Non-Trust Mortgage Loan, if applicable].  In any event, during a Subordinate Control Period, if the Subordinate Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Subordinate Class Representative, provided such action does not violate the Servicing Standard.

During a Collective Consultation Period or a Senior Consultation Period, each of the Trust Advisor and (during a Collective Consultation Period) the Subordinate Class Representative will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any asset status report.  During a Collective Consultation Period or a Senior Consultation Period, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Trust Advisor or the Subordinate Class Representative, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Trust Advisor (and, during a Collective Consultation Period, the Subordinate Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Subordinate Class Representative may have.  [Notwithstanding the foregoing, with respect to the Loan Combination, the Subordinate Class Representative shall be entitled to a comparable asset status report, but the procedure and timing for approval by the Subordinate Class Representative of the related asset status report will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.]

[Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Trust Advisor, the [Non-Trust Mortgage Loan] Directing Holder or the Subordinate Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan [or Loan Combination], expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, result in the imposition of a tax upon either the Upper-Tier REMIC or the Lower-Tier REMIC or the loss of REMIC status or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.]

[Notwithstanding the foregoing, in the case of the [Non-Trust Mortgage Loan] Loan Combination, for so long as the Non-Trust Mortgage Loan Holder is the [Non-Trust Mortgage Loan] Directing Holder, only the Non-Trust Mortgage Loan Holder (without regard to whether it is a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period) may exercise the rights of the Subordinate Class Representative described in this “—Asset Status Reports” section, and neither the Subordinate Class Representative nor the Trust Advisor will have any of the above described consultation rights unless permitted under the intercreditor agreement or will exercise them in conjunction with the holder of the Non-Trust Mortgage Loan as described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.]

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the [Certificate Administrator][Trustee] and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described below under “—Optional Termination; Optional Mortgage Loan Purchase.”  Written notice of termination of the Pooling and Servicing Agreement will be given by the [Certificate Administrator][Trustee] to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans [(in the case of each of the Loan Combinations, subject to certain rights of the holders of Non-Trust Mortgage Loans provided for in the related intercreditor agreement)] and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than [10]% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans) or the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates, including the Class [X-B] Certificates (but excluding the Class [R] Certificates), for the Mortgage Loans and each REO Property remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts or Notional Amounts, as applicable, of the Class [A-1], Class [A-2], Class [X-A], Class [B], Class [C] and Class [D] Certificates have been reduced to zero and the payment to the Master Servicer of a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Offered Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

[Certificate Administrator][Trustee] Reports.  On each Distribution Date, the [Certificate Administrator][Trustee] will be required to provide or make available to each Certificateholder of record a Distribution Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

 In addition, the [Certificate Administrator][Trustee] will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the [Certificate Administrator][Trustee] or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the [Certificate Administrator][Trustee], and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex C to this prospectus supplement;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected mortgage loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC NOI adjustment worksheet;

(9)	a CREFC REO status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report;

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC loan setup file; and

(15)	a CREFC loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee] will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, any master servicer, special servicer or other similar party under the [_____] Pooling and Servicing Agreement pr by any other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the [Certificate Administrator][Trustee], as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the [Certificate Administrator][Trustee].

Before each Distribution Date, the Master Servicer will deliver to the [Certificate Administrator][Trustee] by electronic means:

•	a CREFC property file;

•	a CREFC financial file;

•	a CREFC loan setup file; and

•	a CREFC loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•
Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended [_____], 20[__], a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the [Certificate Administrator][Trustee], the Trust Advisor [and each holder of a related Non-Trust Mortgage Loan] by electronic means the operating statement analysis upon request.

•
Within 30 days after receipt by the Special Servicer or the Master Servicer of an annual operating statement beginning with the calendar year ended 20[__], a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage or loan agreement to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in bullet (1) above.  The Special Servicer or the Master Servicer will deliver to the [Certificate Administrator][Trustee], the Trust Advisor [and each holder of a related Non-Trust Mortgage Loan] by electronic means the CREFC net operating income adjustment worksheet upon request.

Beneficial owners [and any holder of a Non-Trust Mortgage Loan who have certified to the [Certificate Administrator][Trustee] their beneficial ownership of any Certificate or Non-Trust Mortgage Loan, as applicable,] may also obtain access to any of the [Certificate Administrator][Trustee] reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related beneficial owners only if DTC and its participants provide the information to beneficial owners.  See “Risk Factors—Book Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically.  The [Certificate Administrator][Trustee] will make available to any Privileged Person (except as set forth in (F) below) via the [Certificate Administrator’s][Trustee’s] internet website (provided that following information will also be available on EDGAR to the general public: this Prospectus Supplement, Distribution Date Statements, the Pooling and Servicing Agreement, the Loan Purchase Agreements and the SEC EDGAR filings referred to below, which will be the only information available to non-Privileged Persons):

(A)	the following “deal documents”:

•	this prospectus supplement; and

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the [Certificate Administrator][Trustee] from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following “periodic reports”:

•	the Distribution Date statements;

•	the CREFC bond level files;

•	the CREFC collateral summary files;

•	the CREFC Reports (provided they are received by the [Certificate Administrator][Trustee]); and

•	the annual reports prepared by the Trust Advisor;

(C)	the following “additional documents”:

•	the summary of any asset status report delivered to the [Certificate Administrator][Trustee] in electronic format; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the [Certificate Administrator][Trustee] in electronic format;

(D)	the following “special notices”:

•
all special notices sent by the [Certificate Administrator][Trustee] to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

•
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Trust Advisor;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Events of Default received by the [Certificate Administrator][Trustee];

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Trust Advisor or the [Certificate Administrator][Trustee] (and appointments of successors to the Master Servicer, the Special Servicer, the Trust Advisor or the [Certificate Administrator][Trustee]);

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any Assessment of Compliance delivered to the [Certificate Administrator][Trustee]; and

•	any Attestation Reports delivered to the [Certificate Administrator][Trustee];

(E)	the “Investor Q&A Forum”; and

(F)	solely to Certificateholders and beneficial owners, the “Investor Registry”.

The [Certificate Administrator][Trustee] will be required to make the “Investor Q&A Forum” available to Privileged Persons via the [Certificate Administrator’s][Trustee’s] website, where Certificateholders and beneficial owners may (a) submit inquiries to the [Certificate Administrator][Trustee] relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer, the Trust Advisor or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans [(or Loan Combinations)] or the Mortgaged Properties, (c) submit inquiries to the Trust Advisor relating to its annual reports or actions by the Special Servicer referenced in such annual report and (d) view previously submitted inquiries and related answers.  The [Certificate Administrator][Trustee] will forward such inquiries to the appropriate person.  The [Certificate Administrator][Trustee], the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that the inquiry is not of a type described above, that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the [Certificate Administrator][Trustee], the Trust Advisor, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer.  The [Certificate Administrator][Trustee] will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the [Certificate Administrator’s][Trustee’s] website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The [Certificate Administrator][Trustee] will be required to make the “Investor Registry” available to any Certificateholder and beneficial owner via the [Certificate Administrator’s][Trustee’s] website.  Certificateholders and beneficial owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or beneficial owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The [Certificate Administrator’s][Trustee’s]’s internet website will initially be located at [_____].

Access will be provided by the [Certificate Administrator][Trustee] to such persons upon receipt by the [Certificate Administrator][Trustee] from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the [Certificate Administrator’s][Trustee’s] internet website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the [Certificate Administrator’s][Trustee’s] internet website, the [Certificate Administrator][Trustee] may require registration and the acceptance of a disclaimer.  The [Certificate Administrator][Trustee] will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The [Certificate Administrator][Trustee] will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the [Certificate Administrator][Trustee] may disclaim responsibility for any information distributed by the [Certificate Administrator][Trustee] for which it is not the original source.  Assistance in using the website can be obtained by calling the [Certificate Administrator’s][Trustee’s] customer service desk at [_____].

“Privileged Person” means the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Subordinate Class Representative (during a Subordinate Control Period or a Collective Consultation Period only)[, the [Non-Trust Mortgage Loan] Directing Holder (but only prior to a [Non-Trust Mortgage Loan] Control Appraisal Event)], the [Certificate Administrator][Trustee], the Trust Advisor, a designee of the Depositor and any person who provides the [Certificate Administrator][Trustee] with an Investor Certification, which Investor Certification may be submitted electronically via the [Certificate Administrator’s][Trustee’s] website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

Other Information.  The [Certificate Administrator][Trustee] will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the [Certificate Administrator][Trustee]:

•	this prospectus supplement;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the [Certificate Administrator][Trustee] from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

•	all [Certificate Administrator][Trustee] reports made available to holders of each relevant class of Certificates since the Closing Date;

•	all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

•	all Assessments of Compliance and Attestation Reports delivered to the [Certificate Administrator][Trustee] since the Closing Date;

•
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the [Certificate Administrator][Trustee] for each Mortgaged Property;

•
any and all notices and reports delivered to the [Certificate Administrator][Trustee] with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

•
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans [(or Loan Combinations)] entered into or consented to by the Master Servicer or the Special Servicer and delivered to the [Certificate Administrator][Trustee];

•
the summary of any asset status report delivered to the [Certificate Administrator][Trustee] and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the [Certificate Administrator][Trustee] for each Mortgaged Property;

•	notices of all Trust Advisor, Master Servicer or Special Servicer terminations or resignations (and appointments of successors to the Trust Advisor, the Master Servicer or the Special Servicer);

•
notice of any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Trust Advisor;

•	all special notices sent by the [Certificate Administrator][Trustee] to the Certificateholders pursuant to the Pooling and Servicing Agreement;

•	any third party reports (or updates of third party reports) delivered to the [Certificate Administrator][Trustee] in electronic format; and

•	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A.

The [Certificate Administrator][Trustee] will provide copies of the items described above upon reasonable written request.  The [Certificate Administrator][Trustee] may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the [Certificate Administrator][Trustee], to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of

Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The [Certificate Administrator][Trustee] will make available all distribution date statements, CREFC Reports and supplemental notices (provided they are received by the [Certificate Administrator][Trustee]) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.).

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners [or any holder of a Non-Trust Mortgage Loan] regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible.  The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it.  Neither the Master Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

The [Certificate Administrator][Trustee] is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity. These reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements under Rule 15d-22(b) of the Exchange Act.  The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

USE OF PROCEEDS

RBS Commercial Funding Inc. expects to receive from this offering approximately $[_____], plus accrued interest from [_____], 20[__], before deducting expenses payable by the depositor.  The net proceeds from the sale of the Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat designated portions of the Issuing Entity as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC”, respectively, and each, a “REMIC” within the meaning of Sections 860A through 860G of the Code (the “REMIC Provisions”).  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage Loans, and any property (including a beneficial interest on real property in the case of the Non-Serviced Loan) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and the uncertificated Lower-Tier REMIC residual interest, represented by the Class [R] Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class [A-1], Class [A-2], Class [X-A], Class [X-B], Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] Certificates (the “Regular Certificates”) as classes of regular interests and the uncertificated Upper-Tier REMIC residual interest, represented by the Class [R] Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

On the Closing Date, [Cadwalader, Wickersham & Taft LLP], special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate and timely elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the law, including the any amendments to the Code or applicable Treasury Regulations, for federal income tax purposes, (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b)the Lower-Tier Regular Interests will evidence “regular interests” in the Lower-Tier REMIC and the Regular Certificates will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class [R] Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC Provisions.

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.   It is anticipated that for federal income tax purposes, (x) the Class [__] and Class [__] Certificates will be issued at a premium, (y) each of the Class [X-A] and Class [X-B] and Class [__] Certificates will be issued with more than a de minimis amount of original issue discount (“OID”) and (z) each of the Class [__] and Class [__] Certificates will be issued with a de minimis amount of OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0% (the “Prepayment Assumption”).  No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Except as provided below, Offered Certificates held by a real estate investment trust will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) the Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately [__]% of the Initial Pool Balance by allocated loan amount are secured by multifamily properties.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE TAX AND LOCAL CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto.  Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor issued substantially identical individual exemptions to each of [the Underwriters] (collectively, the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by [_____] and [_____]., provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.  First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”), DBRS Limited or DBRS, Inc.  Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter.  The “Restricted Group” consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.  Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services.  Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an

Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements:  (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.  See “ERISA Considerations” in the prospectus.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

[The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.]

[All of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one NRSRO.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the foregoing ratings test, effective July 21, 2012; depending on the standards established by the SEC, it is possible that one or more Classes of the Offered Certificates may no longer qualify as “mortgage related securities” for purposes of SMMEA as of July 21, 2012.]

[The Class [__] Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one NRSRO.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the foregoing ratings test, effective July 21, 2012; depending on the standards established by the SEC, it is possible that [one or more Classes] [the Class [__] Certificates] may no longer qualify as “mortgage related securities” for purposes of SMMEA as of July 21, 2012.  The [Class [__]] [other Classes of Offered Certificates] will not constitute “mortgage related securities” for purposes of SMMEA.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.  Except as to the status of the Offered Certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or the regulatory characteristics of, that Class of Offered Certificates.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.  See “Legal Investment” in the prospectus.

PLAN OF DISTRIBUTION

The Depositor, [_____], [_____] and [_____] (collectively, the “Underwriters”), have entered into an underwriting agreement with respect to the Offered Certificates pursuant to which, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below subject in each case to a variance of 5%.  [_____] and [_____] are acting as co-lead bookrunning managers with respect to [__]% and [__]%, respectively, of the total principal balance of the offered certificates and [_____], [_____] and [_____] are acting as co-managers.

Class	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]	[Underwriter]
Class [A-1]	$[____]	$[____]	$[____]	$[____]	$[____]	$[____]
Class [A-2]	$[____]	$[____]	$[____]	$[____]	$[____]	$[____]
Class [X-A]	$[____]	$[____]	$[____]	$[____]	$[____]	$[____]
Class [X-B]	$[____]	$[____]	$[____]	$[____]	$[____]	$[____]
Class [B]	$[____]	$[____]	$[____]	$[____]	$[____]	$[____]
Class [C]	$[____]	$[____]	$[____]	$[____]	$[____]	$[____]
Class [D]	$[____]	$[____]	$[____]	$[____]	$[____]	$[____]

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[_____].

The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

The Offered Certificates are a new issue of securities with no established trading market.  The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.  Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

RBS Securities Inc. is an affiliate of the Depositor and The Royal Bank of Scotland, which is [a][the] Sponsor and [an][the] Originator.  As such, RBS Securities Inc. has a conflict of interest in underwriting this offering.  See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York and for the Underwriters by [_______].

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

[Identify states and geographic regions relating to 10% or more of the Mortgage Loans by principal balance and describe unique legal aspects, to the extent material.]

[Identify any foreign countries in which Mortgaged Properties are located and describe unique legal aspects in compliance with 1100(e) of Regulation AB.]

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

[RATINGS]

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from the [_____] Ratings Agencies.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the [Certificate Administrator][Trustee], the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity and market value of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and, except in the case of interest-only certificates, the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date.  A rating takes into consideration the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on the mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls, or whether any compensating interest payments will be made or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or permitted charges.  See “Risk Factors” in this prospectus supplement. In addition, a securities rating on mortgage-pass through certificates does not represent an assessment of the yield to maturity that investors may experience.

In addition, any ratings downgrade of any Class of Offered Certificates below an investment grade rating by the Rating Agencies could affect the ability of a benefit plan or other investor to purchase or retain, or the regulatory characteristics of, those Offered Certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 under the Exchange Act.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Hired Agencies.  The issuance of unsolicited ratings on one or more classes of the Offered Certificates that are different from the ratings assigned by the Hired Agencies may impact the liquidity, market value and regulatory characteristics of that Class of Offered Certificates.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to [_____] NRSROs.  Based on preliminary feedback from those [__] NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered

Certificates and not the other NRSROs, due in part to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the Depositor selected the other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such NRSROs would have ultimately assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that [one or more] [either or both] of the Rating Agencies no longer qualifies as an NRSRO, or is longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity and market value of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a no downgrade confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained. See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the pooling and servicing agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

[Pursuant to an agreement between Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.]

[Although the Rating Agencies are not contractually obligated to monitor the ratings on the Offered Certificates, we believe that the Rating Agencies will continue to monitor the transaction while the Offered Certificates are outstanding. Ratings on the Offered Certificates may be lowered, qualified or withdrawn at any time.  A rating is based on the Rating Agency’s independent evaluation of the mortgage loans and the availability of any credit enhancement for the Offered Certificates.  A rating, or a change or withdrawal of a rating, by one Rating Agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other Rating Agency.  See “Risk Factors—Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.]

INDEX OF SIGNIFICANT DEFINITIONS

Page
30/360 Basis	S-119
Acceptable Insurance Default	S-168
Acting General Counsel’s Opinion	S-79
Actual/360	C-1
Actual/360 Basis	S-97
Administrative Fee Rate	S-119, S-120, S-137
ADR	C-1
Advance Rate	S-170
Advances	S-170
ALTA	S-117
Ancillary Fees	S-126
Annual Debt Service	C-1
Appraisal Reduction	S-147
Appraisal Reduction Event	S-146
Appraised Value	C-1
Appraised-Out Class	S-148
Appraiser	S-147
Article 122a	S-44
Assessment of Compliance	S-178
Assumption Fees	S-127
Attestation Report	S-178
Available Funds	S-134
Balloon Mortgage Loan	S-97
Balloon Payment	C-1
Bankruptcy Code	S-42
Base Interest Fraction	S-141
B-Piece Buyer	S-74
Business Day	S-135
Call Protection	C-1
Cash Flow Summary	C-2
CBE	S-160
Certificate Administrator	S-120
Certificate Administrator Fee	S-120
Certificate Administrator Fee Rate	S-120
Certificate Owners	S-151
Certificate Principal Amount	S-133
Certificate Registrar	S-150
Certificateholder	S-149
Certificates	S-132
Class	S-132
Class A Certificates	S-132
Class X Certificates	S-132
Class X Strip Rate	S-136
Clearstream	S-40, S-150
Clearstream Participants	S-152
Closing Date	S-84
CMBS	S-41
Code	S-38, S-82
Collection Account	S-173
Collection Period	S-135
Collective Consultation Period	S-191
Companion Collection Account	S-173
Compensating Interest Payment	S-145
Consent Fees	S-126
Control Eligible Certificates	S-149
Controlling Class	S-191
Controlling Class Certificateholder	S-191
Cooperative	S-153
Corrected Mortgage Loan	S-168
CPR	S-157
CREFC	S-200
CREFC Reports	S-200
Cross Over Date	S-140
Custodian	S-106, S-118
Cut-off Date	S-84
Cut-off Date Balance	S-84
Cut-off Date Loan-to-Value Ratio	C-3
Cut-off Date LTV Ratio	C-3
Debt Service Coverage Ratio	C-3
Defeasance	E-10
Defeasance Deposit	S-101
Defeasance Loans	S-101
Defeasance Lock-Out Period	S-101
Defeasance Option	S-101
Definitive Certificate	S-150
Depositor	S-84, S-114
Depositories	S-151
Determination Date	S-135
Disclosable Special Servicer Fees	S-125
Distribution Account	S-173
Distribution Date	S-134
DSCR	C-3
DTC	S-40, S-150
DTC Participants	S-151
Due Date	S-97
EEA	S-44
Effective Gross Income	C-2
Eligible Trust Advisor	S-196
Environmental Condition	C-13
ERISA	S-207
ERISA Plan	S-207
ESA	E-13
Euroclear	S-40, S-150
Euroclear Operator	S-153
Euroclear Participants	S-152
Events of Default	S-180
Excess Prepayment Interest Shortfall	S-145
Exchange Act	S-44
Excluded Plan	S-208
Exemption	S-207
FDIC	S-79
Final Asset Status Report	S-194

Fitch	S-207
Form 8-K	S-109
funded earnout	E-5
IDOT	S-84
Indirect Participants	S-151
Initial Pool Balance	S-84
Insolvency Qualifications	E-2
Insurance Rating Requirements	E-5
Interest Accrual Amount	S-135
Interest Accrual Period	S-135
Interest Distribution Amount	S-135
Interest Reserve Account	S-173
Interest Shortfall	S-135
Interested Person	S-188
Investor Certification	S-150
Investor Q&A Forum	S-203
Investor Registry	S-203
IRS	S-82
Issuing Entity	S-84, S-117
Largest Tenant	C-4
Largest Tenant Lease Expiration Date	C-4
Liquidation Fee	S-124, S-127
Liquidation Fee Rate	S-124
Loan Combination	S-90
Loan Per Unit	C-4
Lower-Tier Distribution Account	S-173
Lower-Tier Regular Interests	S-205
Lower-Tier REMIC	S-205
LTV Ratio at Maturity	C-4
Major Decision	S-189
Master Servicer	S-122
Master Servicer Remittance Date	S-169
Material Breach	S-107
Material Document Defect	S-107
Modeling Assumptions	S-157
Modification Fees	S-126
Monthly Payment	S-135
Moody’s	S-207
Mortgage	S-84
Mortgage File	S-106
Mortgage Loan Purchase Agreement	S-105
Mortgage Loan Rate	S-137
Mortgage Loan Schedule	S-164
Mortgage Loans	S-84
Mortgage Note	S-84
Mortgage Pool	S-84
Mortgaged Property	S-84
Most Recent NOI	C-4
Net Mortgage Rate	S-136
No Downgrade Confirmation	S-100
Non-Recoverable Advance	S-171
Non-Reduced Certificates	S-149
Non-Serviced Loan	S-90
Non-Trust Mortgage Loans	S-90
Notional Amount	S-133
NRSROs	S-93
Occupancy Rate	C-5
Offered Certificates	S-132
OID	S-206
Originators	S-84, S-115
P&I Advance	S-169
Pads	C-5
Pari Passu Non-Trust Mortgage Loan	S-90
Participants	S-150
Pass-Through Rate	S-136
PCR	S-116
Penalty Charges	S-126
Percentage Interest	S-134
Permitted Encumbrances	E-3
Permitted Special Servicer/Affiliate Fees	S-125
Plan	S-207
PML/SEL	E-6
Pooling and Servicing Agreement	S-164
Prepayment Assumption	S-206
Prepayment Interest Excess	S-144
Prepayment Interest Shortfall	S-145
Prime Rate	S-171
Principal Distribution Amount	S-137
Principal Shortfall	S-138
Privileged Information	S-194
Privileged Person	S-203
Property Advances	S-170
Qualified Substitute Mortgage Loan	S-108
Rated Final Distribution Date	S-156
Rating Agencies	S-93
REA	S-52
Realized Loss	S-144
Record Date	S-134
Regular Certificates	S-136, S-205
Regulation AB	S-132
Release Date	S-101
Remaining Term to Maturity	C-5
REMIC	S-205
REMIC Provisions	S-205
REO Account	S-133
REO Mortgage Loan	S-138
REO Non-Trust Mortgage Loan	S-138
REO Property	S-133
Repurchase Price	S-107
Requesting Holders	S-148
Restricted Group	S-207
RevPAR	C-5
Rooms	C-5
Rules	S-152
S&P	S-207
SEC	S-109
Securities Act	S-208
Senior Consultation Period	S-191
Sequential Pay Certificates	S-133
Serviced Loan Combinations	S-90
Servicing Fee	S-122, S-126
Servicing Fee Rate	S-122, S-126

Servicing Standard	S-167
Servicing Transfer Event	S-167
Similar Law	S-207
SMMEA	S-209
Special Cause of Loss Form	E-5
Special Servicer	S-123
Special Servicing Fee	S-124, S-127
Special Servicing Fee Rate	S-124
Specially Serviced Mortgage Loan	S-167
Sponsors	S-84
Stated Principal Balance	S-137
Subordinate Class Representative	S-190
Subordinate Control Period	S-191
Subordinate Non-Trust Mortgage Loan	S-90
Terms and Conditions	S-153
The Royal Bank of Scotland	S-109
Third Party Report	S-85
Title Policy	E-2
Total Expenses	C-2
Trailing 12 NOI	C-4
TRIA	E-9
TRIPRA	S-70
Trust Advisor	S-125
Trust Advisor Consulting Fee	S-131
Trust Advisor Fee	S-131
Trust Advisor Fee Rate	S-131
Trust Advisor Standard	S-194
Trust Advisor Termination Event	S-195
Trustee	S-118
Trustee Fee	S-119
Trustee Fee Rate	S-119
U/W DSCR	C-3
U/W NCF	C-5
U/W NCF Debt Yield	C-5
U/W NOI	C-5
Underwriter Entities	S-72
Underwriters	S-209
Underwritten Debt Service Coverage Ratio	C-3
Underwritten DSCR	C-3
Underwritten NCF	C-5
Underwritten NCF Debt Yield	C-5
Underwritten Net Cash Flow	C-5
Underwritten Net Operating Income	C-5
Underwritten NOI	C-5
Units	C-5
Unscheduled Payments	S-138
Updated Appraisal	S-185
Upper-Tier Distribution Account	S-173
Upper-Tier REMIC	S-205
Voting Rights	S-149
WAC Rate	S-136
Weighted Average Mortgage Loan Rate	C-5
Withheld Amounts	S-173
Workout Fee	S-124, S-127
Workout Fee Rate	S-124
Workout-Delayed Reimbursement Amount	S-172
YM Group A	S-140
YM Group B	S-140
YM Groups	S-140
Zoning Regulations	E-7

ANNEX A

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

A-1

ANNEX B
TOP TEN LOAN SUMMARIES

[Mortgage Loan Name]

Loan Information				Property Information
Mortgage Loan Seller:				Single Asset/Portfolio:
Credit Assessment ([__]/ [__]) :				Property Type:
Original Principal Balance:				Specific Property Type:
Cut-off Date Principal Balance:				Location:
% of Initial Pool Balance:				Size:
Loan Purpose:				Cut-off Date Principal
Borrower Name:				Balance Per Unit/SF:
Sponsor:				Year Built/Renovated:
Mortgage Rate:				Occupancy %:
Note Date:				Occupancy % Source Date:
Anticipated Repayment Date:				Title Vesting:
Maturity Date:				Property Manager:
IO Period:
Loan Term (Original):				3rd Most Recent NOI (As of):
Seasoning:				2nd Most Recent NOI (As of):
Amortization Term (Original):				Most Recent NOI (As of):
Loan Amortization Type:
Interest Accrual Method:				U/W Revenues:
Call Protection:				U/W Expenses:
Lockbox Type:				U/W NOI:
Additional Debt:				U/W NCF:
Additional Debt Type:				U/W NOI DSCR:
U/W NCF DSCR:
Escrows and Reserves:				U/W NOI Debt Yield:
U/W NCF Debt Yield:
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:
As-Is Appraisal Valuation Date:
Cut-off Date LTV Ratio:
LTV Ratio at Maturity or ARD:

The Mortgage Loan.  The mortgage loan (the “[_____] Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering a [describe property] located in [_____] (the “[_____] Property”).  The [_____] Mortgage Loan was originated on [_____] by [_____]. The [_____] Mortgage Loan had an original principal balance of $[_____], has an outstanding principal balance as of the Cut-off Date of $[_____] and accrues interest at an interest rate of [_____]% per annum.  The [_____] Mortgage Loan had an initial term of [_____] months, has a remaining term of [_____] months as of the Cut-off Date and requires payments of interest and principal based on [_____] schedule.  The [_____] Mortgage Loan matures on [_____].  The proceeds from the [_____] Mortgage Loan were used to [_____].

The Property.  The “[_____] Property” is a [Description of the Property].

The following table presents certain information relating to the tenancies at the “[_____] Property”:

Major Tenants
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost	Lease Expiration Date

Anchor Tenants – Collateral
	[_]/[_]/[_]	[___]	[___]%	$[___]	$[___]	[___]%	$[___]	[___]%	[_]/[_]/20[_]
	[_]/[_]/[_]	[___]	[___]%	$[___]	$[___]	[___]%	$[___]	[___]%	[_]/[_]/20[_]
Other Major Tenants - Collateral
	[_]/[_]/[_]	[___]	[___]%	$[___]	$[___]	[___]%	$[___]	[___]%	[_]/[_]/20[_]
	[_]/[_]/[_]	[___]	[___]%	$[___]	$[___]	[___]%	$[___]	[___]%	[_]/[_]/20[_]
	[_]/[_]/[_]	[___]	[___]%	$[___]	$[___]	[___]%	$[___]	[___]%	[_]/[_]/20[_]
	[_]/[_]/[_]	[___]	[___]%	$[___]	$[___]	[___]%	$[___]	[___]%	[_]/[_]/20[_]
Total Other Major Tenants - Collateral		[___]	[___]%	$[___]	$[___]	[___]%

Non-Major Tenants		[___]	[___]%	$[___]	$[___]	[___]%

Occupied Collateral Total		[___]	[___]%	$[___]	$[___]	[___]%

Vacant Space		[___]	[___]%

Collateral Total		[___]	[___]%

(1)	[Certain ratings are those of the parent company whether or not the parent guarantees the lease.]
(2)	[Sales per square foot are as of the full-year ending December 31, [___].]

The following table presents certain information relating to the lease rollover schedule at the “[_____] Property”:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
20[__]	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
Thereafter	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
Vacant	[___]	[___]	[___]%	[___]	[___]%	$[___]	$[___]
Total / Weighted Average	[___]	[___]	[___]%			$[___]	$[___]

*	Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the “[_____] Property”:

Historical Occupancy Percentages*

[_]/[_]/20[_]	[_]/[_]/20[_]	[_]/[_]/20[_]
[___]%	[___]%	[___]%

* Source: Information obtained from borrower rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the “[_____] Property”:

Cash Flow Analysis

	20[_]	20[_]	20[_]	U/W	U/W $ per SF
Gross Potential Rent	$[___]	$[___]	$[___]	$[___]	$[___]
Percentage Rent	$[___]	$[___]	$[___]	$[___]	$[___]
Total Reimbursables	$[___]	$[___]	$[___]	$[___]	$[___]
Other Income	$[___]	$[___]	$[___]	$[___]	$[___]
Less Vacancy & Credit Loss	$[___]	$[___]	$[___]	$[___]	$[___]
Effective Gross Income	$[___]	$[___]	$[___]	$[___]	$[___]
	$[___]	$[___]	$[___]	$[___]	$[___]
Total Operating Expenses	$[___]	$[___]	$[___]	$[___]	$[___]
	$[___]	$[___]	$[___]	$[___]	$[___]
Net Operating Income	$[___]	$[___]	$[___]	$[___]	$[___]
TI/LC	$[___]	$[___]	$[___]	$[___]	$[___]
Capital Expenditures	$[___]	$[___]	$[___]	$[___]	$[___]
Net Cash Flow	$[___]	$[___]	$[___]	$[___]	$[___]

NOI DSCR	[___]x	[___]x	[___]x	[___]x
NCF DSCR	[___]x	[___]x	[___]x	[___]x
NOI DY	[___]%	[___]%	[___]%	[___]%
NCF DY	[___]%	[___]%	[___]%	[___]%

Appraisal.  According to the appraisal, the “[_____] Property” had an “as-is” appraised value of $[_____] as of an effective date of [_____], 20[_].

Environmental Matters.  [Describe any Environmental Issues].

Market Overview and Competition. The “[_____] Property” is located in the [_____] metropolitan statistical area. [Description of the subject market].

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the “[_____] Property”:

Competitive Set*

	[______]	[______]	[______]	[______]	[______]
Market	[___]	[___]	[___]	[___]	[___]

Distance from Subject	––	[___]	[___]	[___]	[___]
Property Type	[___]	[___]	[___]	[___]	[___]
Year Built / Renovated	[__] / [__]	[__] / [__]	[__] / [__]	[__] / [__]	[__] / [__]
Anchors	[___]	[___]	[___]	[___]	[___]
Total GLA	[__] SF	[__] SF	[__] SF	[__] SF	[__] SF
Total Occupancy	[__]%	[__]%	[__]%	[__]%	[__]%

* Source: [_____].

The Borrower. The borrower is [_____], a [single-purpose, single-asset entity].  Legal counsel to the borrower [has] delivered a non-consolidation opinion in connection with the origination of the [_____] Loan.  The borrower of the [_____] Loan is [affiliation] [with/by] [_____].  [_____] is a guarantor of the non-recourse carve-outs, and an indemnitor of certain environmental obligations, under the [_____] Loan.

The Sponsor. The borrower, [_____], is indirectly owned by [_____]. [Description of the Sponsor(s)].

Escrows. The loan documents provide for certain escrows of [real estate taxes, insurance and tenant termination fees] to be funded during an event of default under the [          ] Loan.  [Description of Escrows].]

Lockbox and Cash Management. [Description of Cash Management Provisions].

Property Management. The [_____] Property is currently managed by [_____], [relationship to borrower], pursuant to a management agreement.  [Description of Property Management Provision(s)].

Assumption. [Description of Assumption Provision(s)].

Release. The borrower is permitted under the loan documents to obtain the release [of all or any part] of the [_____] Property.  [Description of Release Provision(s)].]

Real Estate Substitution. [Description of Substitution Provision(s)].

Subordinate and Mezzanine Indebtedness. [Description of Subordinate and Mezzanine Indebtedness Provision(s)].

Ground Lease. [Description of Ground Lease(s)].

Terrorism Insurance.  The [_____] Loan documents require that the commercial property and business income insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to [_____].  [Description of Coverage Requirements].

ANNEX C

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

 Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding.  The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date.  When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C to this prospectus supplement.  The loan amount used for purposes of calculating the loan-to-value ratio, debt service coverage ratio and Cut-off Date principal balance/unit for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes.

(1) “Actual/360” means the related Mortgage Loan accrues interest on the basis of a 360 day year and the actual number of days in the related month.

(2) [“ADR” means, for any hospitality property, average daily rate.]

(3) [“Annual Debt Service” means, for any Mortgage Loan, the current annualized debt service payable as of [_____] 20[__] on the related Mortgage Loan; provided that, with respect to each Mortgage Loan with a partial interest-only period, the annual debt service is calculated based on the debt service due under the Mortgage Loan during the amortization period, except as described in the following two sentences.  With respect to the Mortgage Loan identified as [_____] on Annex A to this prospectus supplement, which has a non-standard amortization schedule, the annual debt service is calculated based on the payments due under the Mortgage Loan for the first [__] months following the expiration of the [__] month interest-only period.  With respect to the Mortgage Loan identified as [_____] on Annex A to this prospectus supplement, which also has a non-standard amortization schedule, the annual debt service is calculated based on the payments due under the Mortgage Loan for the first [__] months following the Closing Date.]

(4) “Appraised Value” means, for any Mortgaged Property, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date.  The Appraisals for certain of the Mortgaged Properties state a “stabilized value” as well as an “as-is” value for such Mortgaged Properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as is” value is presented as the Appraised Value in this prospectus supplement, except where we specifically state otherwise.  See the footnotes to Annex A of this prospectus supplement.

(5) “Balloon Payment” means, for any Mortgage Loan, the payment of principal due upon its stated maturity date.

(6) “Call Protection” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the mortgage loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply.

•
“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of the related Mortgaged Property.

•
“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•
“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•
“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a yield maintenance charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•
“GRTR#% or YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a yield maintenance charge and a prepayment premium and the lender is not entitled to require a defeasance in lieu of prepayment.

(7) “Cash Flow Summary” is, with respect to the one or more mortgaged properties securing a mortgage loan among the ten largest mortgage loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

•
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Effective Gross Income.

•
“Total Expenses” means, with respect to any mortgaged property, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

Selected historical income, expenses and net income associated with the operation of the related mortgaged property securing each mortgage loan appear in each Cash Flow Summary contained in the Summaries of the [10] Largest Mortgage Loans attached as Annex B to this prospectus supplement.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any Underwriters, the mortgage loan sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(8) “Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the cut-off date principal balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals”.  See “Description of the Mortgage Pool—Additional Information” and the footnotes to Annex A in this prospectus supplement.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-Off Date Loan-to-Value Ratio of a mortgage loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus supplement, even after taking into account amortization since origination.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect Current or Future Market Value of each Property” in this prospectus supplement.  The Cut-off Date Loan-to-Value Ratio information for the Mortgage Loans contained in any group of cross-collateralized mortgage loans, if any, is calculated on the basis of the aggregate Cut-Off Date Balance of all those mortgage loans and the aggregate Appraised Value of all the related Mortgage Properties securing the group.  Except as otherwise specifically stated, the Cut-off Date Loan-to-Value Ratio with respect to each Mortgage Loan that forms part of a loan combination is presented in this prospectus supplement in a manner that reflects the Cut-off Date Balance of the Mortgage Loan without regard to the cut-off date principal balance of the Non-Trust Mortgage Loan.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the related Cut-off Date P Mortgage Property or the amount that would be realized upon a sale of that property.

(9) “Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service as shown in Annex A to this prospectus supplement.  In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-Off Date but will expire prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), 12 months of principal and interest payments is used as the Annual Debt Service.  In the case of Mortgage Loans that provides for payments of interest-only for its entire term, 12 months of interest-only payments is used as the Annual Debt Service.  The Underwritten Debt Service Coverage Ratio for the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans, if any, is calculated on the basis of the aggregate cash flow generated by all the Mortgaged Properties securing the group and the Aggregate Debt Service payable under all of those Mortgage Loans.  In the case of each loan combination when the DSCR of the entire Loan Combination is presented, the Annual Debt Service on the entire Loan Combination is the 12 payments due on the Loan Combination beginning on the [         ] 201[ ] due date.  In addition, except as otherwise specifically stated, the Underwritten Debt Service Coverage Ratio with respect to each Mortgage Loan that forms a part of a Loan Combination, is presented in this prospectus supplement in a manner that reflects the portion of the debt service on the Mortgage Loan, without regard to the debt service on the Non-Trust Mortgage Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a mortgaged property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(10) “Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

(11) “Largest Tenant Lease Expiration Date” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

(12) [“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.]

(13) “LTV Ratio at Maturity” generally means the ratio, expressed as a percentage, of (a) (1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals”.  Because the Appraised Values of the mortgaged properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each mortgaged property.  In a declining real estate market, the appraised value of a mortgaged property may have decreased from the appraised value determined at origination and the current actual loan-to-value ratio at maturity of a mortgage loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.

(14) [“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.]

(15) “Occupancy Rate” means (i) in the case of multifamily rental properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain mortgage loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.  In the case of some of the mortgage loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within six to twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A to this prospectus supplement.

(16) “Remaining Term to Maturity” means, with respect to any mortgage loan, the number of months from the cut-off date to the stated maturity date.

(17) [“RevPAR” means, with respect to any hospitality property, revenues per available room.]

(18) “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

(19) “Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” means, with respect to any mortgage loan, the related Underwritten NCF divided by the cut-off date principal balance of that mortgage loan.

(20) “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

(21) [“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.]

(22) [“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.]

[Earnout Loans

“Earnout Loans” are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests.  All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan.  For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption “Earliest Defeasance or Prepay Date.”  For all of the Earnout Loans, the underwritten NCF, DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans.  Those underwritten DSCRs and LTVs are also shown beneath the caption “Net of Earnout NCF DSCR” and “Net of Earnout LTV” in the table below.  The amounts beneath the captions “Full Loan Amount LTV” and “Full Loan Amount NCF DSCR” are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the as is appraised value and Underwritten Net Cash Flow figures.  The following table sets forth certain information regarding the Earnout Loans:

Property Name	Earnout Reserve	Earnout Amount	Current Balance	Full Loan Amount LTV	Net of Earnout LTV	Full Loan Amount NCF DSCR	Net of Earnout NCF DSCR	Earliest Defeasance or Prepay Date	Defease/ Prepay	If Prepay, Yield Maint. Applicable
[__________]	$[_____]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[_____]	[___]	[___]
[__________]	$[_____]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[_____]	[___]	[___]
[__________]	$[_____]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[_____]	[___]	[___]
[__________]	$[_____]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[_____]	[___]	[___]
[__________]	$[_____]	$[_____]	$[_____]	[___]%	[___]%	[___]%	[___]%	[_____]	[___]	[___]

ANNEX D

Structural and Collateral Term Sheet

$[__]
(Approximate Total Mortgage Pool balance)

$[__]
(Approximate Offered Certificates)

[RBS Commercial Mortgage Securities Trust] [_____]
as Issuing Entity
RBS Commercial Funding Inc.
as Depositor

The Royal Bank of Scotland
[__]
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series [___]

[___], 20[__]

RBS
Co-Lead Manager and Joint Bookrunner

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

Nothing in this document constitutes an offer of securities for sale in the United States or any other jurisdiction.  Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities described herein.  If at any time there should commence an offering of securities, any decision to invest in any such offer and to subscribe for or acquire such securities must be based wholly on the information contained in a final prospectus supplement and accompanying prospectus relating to the securities described herein (together, the “Prospectus Supplement”) and not on the contents hereof.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final Prospectus Supplement.  These materials are subject to change, completion, supplement or amendment from time to time.

This document contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of RBS Securities Inc. (“RBSSI”), [______] (“[______]”),[______] (“[______]”) or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.  The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE CERTIFICATES

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS SUPPLEMENT) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES WHICH SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF THE CERTIFICATES DESCRIBED IN THESE MATERIALS.  THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATIVE PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST.  THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED HEREIN SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

[RBS Commercial Mortgage Securities Trust] [_____]

Certificate Structure

Class	Approx. Initial Principal Balance [or Notional Amount](1)	Approx. % of Aggregate Cut-off Date Balance	Approx. Initial Credit Support	Approx. Initial Pass- Through Rate(2)	Pass-Through Rate Description	[Ratings [_____](6)	Weighted Average Life(4)	Expected Principal/ Notional Window
Offered Certificates
[A-1]	$ [_____]	[_____]%	[_____](5)%	[_____]%	[_____]	[_____](sf)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[A-2]	$ [_____]	[_____]%	[_____](5)%	[_____]%	[_____]	[_____](sf)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[X-A]	$[_____](3)	[NAP]	[NAP]	[_____]%	[Variable] (7)	[NAP]	[_____]	[NAP]
[X-B]	$[_____](3)	[NAP]	[NAP]	[_____]%	[Variable] (7)	[NAP]	[_____]	[NAP]
[B]	$ [_____]	[_____]%	[_____]%	[_____]%	[_____](8)	[_____](sf)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[C]	$ [_____]	[_____]%	[_____]%	[_____]%	[_____](8)	[_____](sf)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[D]	$ [_____]	[_____]%	[_____]%	[_____]%	[_____](8)	[_____](sf)	[_____]	[ ]/20[ ] – [ ]/20[ ]
Non-Offered Certificates
[E]	$ [_____]	[_____]%	[_____]%	[_____]%	[_____](9)	[_____](sf)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[F]	$ [_____]	[_____]%	[_____]%	[_____]%	[_____](9)	[_____](sf)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[G]	$ [_____]	[_____]%	[_____]%	[_____]%	[_____](9)	[_____](sf)	[_____]	[ ]/20[ ] – [ ]/20[ ]
[R](10)	N/A	N/A	N/A	N/A	N/A	N/A]	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	Approximate as of the closing date.
(3)
The Class [X-A] and Class [X-B] certificates will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class [X-A] and Class [X-B] certificates at their respective pass-through rate based upon their respective notional amount.  The notional amount of the Class [X-A] certificates will initially be $[_____], which will be equal to the aggregate initial principal amounts of the Class [A-1] and Class [A-2] certificates.  The notional amount of the Class [X-B] certificates will initially be $[_____], which will be equal to the aggregate initial principal amounts of the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] certificates.

(4)	Assuming no prepayments and according to the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.
(5)	The credit support percentages set forth for the Class [A-1] and Class [A-2] certificates are represented in the aggregate.
(6)
[Ratings shown are those of [_____]. Subject to the discussion under [Ratings] in the Prospectus Supplement, the ratings on the Certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable Rated Final Distribution Date.  Certain nationally recognized statistical rating organizations  (“NRSROs”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that were not hired by the Depositor may use information they receive pursuant to Rule 17g-5 under the Exchange Act, to rate the Certificates.  We cannot assure you as to what ratings a non-hired NRSRO would assign. See “Risk Factors—Risks Related to the Offered Certificates—Other Rating Agencies May Have Assigned Different Ratings to the Certificates, and Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Prospectus Supplement.  [Name Rating Agencies] have informed us that the “sf” designation in the ratings represents an identifier of structure finance product ratings and was implemented by those rating agencies for ratings of structured finance products as of August 2010.  For additional information about this identifier, prospective investors can go to [insert applicable rating agency website internet address].]

(7)
The pass-through rate on the Class [X-A] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class [A-1] and Class [A-2] certificates as described in the Prospectus Supplement.  The pass-through rate on the Class [X-B] certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class [B], Class [C], Class [D], Class [E], Class [F] and Class [G] certificates as described in the Prospectus Supplement.

(8)
For any distribution date, the pass-through rates on the Class [B], Class [C] and Class [D] certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)
For any distribution date, the pass-through rates on the Class [E], Class [F] and Class [G] certificates will each be equal to a per annum rate equal to the lesser of [___]% and the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)
The Class [R] certificates will not have a certificate principal amount, notional amount, pass-through rate, [rating] or rated final distribution date.  The Class [R] certificates represent the residual interests in each trust REMIC, as further described in the Prospectus Supplement.  The Class [R] certificates will not be entitled to distributions of principal or interest.

I.	TRANSACTION HIGHLIGHTS

Originators and Mortgage Loan Sellers:
Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
The Royal Bank of Scotland(1)	The Royal Bank of Scotland(1)	[ ]	[ ]	$[__________]	[____]%
[______________________]	[______________________]	[ ]	[ ]	$[__________]	[____]%
Total:		[ ]	[ ]	$[_________]	100.0%

(1)        With respect to the mortgage loans originated and being sold to the trust by The Royal Bank of Scotland, (a) [____] mortgage loan, identified on Annex A to the Prospectus Supplement as [____], having a cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated by The Royal Bank of Scotland plc and RBS Financial Products Inc., and is being sold to the trust jointly by The Royal Bank of Scotland plc and RBS Financial Products Inc., (b) [____] mortgage loans, having an aggregate cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the Trust, by The Royal Bank of Scotland plc and (c) [____] mortgage loans, having an aggregate cut-off date principal balance of $[____] and representing [____]% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were originated, and are being sold to the trust, by RBS Financial Products Inc.]

Asset Pool:
Cut-off Date Balance:
Number of Mortgage Assets:
Average Cut-off Date Balance per Mortgage Asset:
Number of Mortgaged Properties:
Average Cut-off Date Balance per Mortgaged Property(1):
Weighted Average Mortgage Interest Rate:
Ten Largest Mortgage Assets as % of Cut-off Date Pool Balance:
Weighted Average Original Term to Maturity (months)(2):
Weighted Average Remaining Term to Maturity (months)(2):
Weighted Average Original Amortization Term (months)(3):
Weighted Average Remaining Amortization Term (months)(3):
Weighted Average Seasoning (months):

(1)
Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property specific release prices set forth in related loan documents.  [_____] ([__]) mortgage loans are senior notes in a split loan structure, and all statistical information is calculated based on the mortgage loan only, without regard to the related subordinate loans.  See “IV. Characteristics of the Mortgage Pool—B. Mortgage Loans with Additional Secured and Mezzanine Financing.”

(2)
[_____] ([__]) mortgage loans are “hyperamortizing loans” that provides incentives for the related borrower to repay the loan on or before an “anticipated repayment date”.  The original term to maturity and remaining term to maturity of each such loan are calculated as if such loan matured on its related anticipated repayment date.

(3)	Excludes any mortgage loan that does not amortize.

Credit Statistics(1):
Weighted Average U/W Net Cash Flow DSCR(1):
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):
Weighted Average Cut-off Date Loan-to-Value Ratio(1):
Weighted Average Balloon or ARD Loan-to-Value Ratio:
% of Mortgage Assets with Additional Debt:
% of Mortgage Assets with Single Tenants(2):

(1)
Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property specific release prices set forth in related loan documents.  [[_____] ([__]) mortgage loans are senior notes in a split loan structure, and all statistical information is calculated based on the mortgage loans only, without regard to the related subordinate loans.]  See “IV. Characteristics of the Mortgage Pool—

B.  Mortgage Loans with Additional Secured and Mezzanine Financing.” [Considering the entire split loan in each such case (and weighting based on the entire split loan principal balance), the Weighted Average U/W Net Cash Flow DSCR is [__]x, the Weighted Average U/W Net Operating Income Debt Yield Ratio is [__]% and the Weighted Average Cut-off Date LTV Ratio is [__]%.]

(2)	Excludes mortgage loans that are secured by multiple single-tenant properties and land leased fee interests.

Loan Structural Features:

Amortization: Based on the Cut-off Date Balance, [__]% of the mortgage pool ([__] mortgage loans) has scheduled amortization, as follows:

[__]% ([__] mortgage loans) require amortization during the entire term

[__]% ([__] mortgage loans) provide for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Balance, [__]% of the mortgage pool ([__] mortgage loans) provides for interest-only payments during the entire loan term.

The weighted average Cut-off Date LTV Ratio for the interest-only loans is [    ]%.

Hard Lockboxes: Based on the Cut-off Date Balance, [__]% of the mortgage pool ([__] mortgage loans) has hard lockboxes in place.  Such hard lockboxes may have either in place cash management or springing cash management.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:
Insurance Premiums:
Capital Replacements:
TI/LC:
* The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, mixed-use and industrial properties.

Call Protection/Defeasance: Based on the Cut-off Date Balance, the mortgage pool has the following call protection and defeasance features:

[__]% of the mortgage pool ([__] mortgage loans) features a lockout period, then defeasance only until an open period

[__]% of the mortgage pool ([__] mortgage loans) features a lockout period, then greater of a prepayment premium or yield maintenance until an open period

[__]% of the mortgage pool ([__] mortgage loan) features a lockout period, then greater of a prepayment premium or yield maintenance, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

[__]% of the mortgage pool ([__] mortgage loan) allows for prepayment of principal with the payment of the greater of a prepayment premium or yield maintenance, then defeasance only until an open period

[__]% of the mortgage pool ([__] mortgage loan) features a lockout period, then defeasance, then defeasance or a prepayment premium until an open period

Please refer to Annex A to the Prospectus Supplement for further description of individual loan call protection.

II.	ISSUE CHARACTERISTICS

Securities Offered:	$[__] monthly pay, multi-class, commercial mortgage REMIC pass-through certificates

Mortgage Loan Sellers:	The Royal Bank of Scotland (“RBS”); [______](“[______]”) and [______](“[______]”)

[Co-]lead Bookrunning
Manager[s]:	RBS Securities Inc. and [______]

[Co-Managers]:	[______] and [______]

Rating Agencies:	[______] and [______]

Master Servicer:	[______]

Special Servicer:	[______]

Certificate Administrator:	[______]

Trustee:	[______]

Trust Advisor:	[______]

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in [______] 20[__].

Expected Closing Date:	On or about [______] 20[__].

Determination Dates:	The 11th day of each month (or if such 11th day is not a business day, the next succeeding business day), commencing in [_____] 2011.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in [______] 20[__].

Rated Final Distribution
Date:	The Distribution Date in [______] 20[__].

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$[10,000] for each Class of Certificates other than the Class [X-A] and Class [X-B] Certificates, and $[1,000,000] for the Class [X-A] and Class [X-B] Certificates.  Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	[__]%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	All of the Offered Classes are expected to be ERISA eligible. No Class of Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PROSPECTUS SUPPLEMENT.

Bond Information:	Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

III.	CHARACTERISTICS OF THE MORTGAGE POOL(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cutoff Date Balance (%)	Property Type	Number of SF or Rooms	Cut-off Date Balance Per SF or Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)

B.	Mortgage Loans with Additional Secured and Mezzanine Financing(2)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Subordinate loan Cutoff Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cutoff Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)

(1)
In the case of each mortgage loan related to a split loan structure, the debt service coverage ratio, loan-to-value ratio and debt yield ratio information is generally presented herein without regard to the related subordinate loan.

(2)	In addition, the borrowers under certain of the mortgage loans also have incurred unsecured additional debt as described in the Prospectus Supplement.

(3)
Such mortgage loan is a senior note in a split loan structure.  Generally, prior to an event of default, principal payments on the split note will be allocated pro rata to the senior and junior notes after interest has been applied based on the respective allocated interest rates of each such note, and, after an event of default, payments on the split loan will be applied to interest and principal on the senior note until it is paid in full before any portion thereof is applied to the junior note.

(4)
It is anticipated that, as of the closing date, the mezzanine loan will be held by the mortgage loan seller in respect of the related mortgage loan or an affiliate thereof.  However, such mortgage loan seller or affiliate thereof will reserve the right to sell the mezzanine loan to a third party at any time.

C.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class [A-1](1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Balance at Maturity /ARD ($)	% of Class A-1 Certificate Principal Balance (%)	Units/ SF/ Rooms	Loan per Unit/ SF/ Room	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class [A-1] Certificates, assuming a prepayment rate of 0% CPR and applying the structuring assumptions set forth in “Yield and Maturity Considerations” described in the Prospectus Supplement, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date.  Each class of Certificates, including the Class [A-1] Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Balance at Maturity /ARD ($)	% of Class A-2 Certificate Principal Balance (%)	Units/ SF/ Rooms	Loan per Unit/ SF/ Room	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class [A-2] Certificates, assuming a prepayment rate of 0% CPR and applying the structuring assumptions set forth in “Yield and Maturity Considerations” described in the Prospectus Supplement, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date.  Each class of Certificates, including the Class [A-2] Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

Class [A-3](1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Balance at Maturity /ARD ($)	% of Class A-3 Certificate Principal Balance (%)	Units/SF/Rooms	Loan per Unit/ SF/ Room	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class [A-3] Certificates, assuming a prepayment rate of 0% CPR and applying the structuring assumptions set forth in “Yield and Maturity Considerations” described in the Prospectus Supplement, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date.  Each class of Certificates, including the Class [A-3] Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

[INSERT PREVIOUS SECURITIZATION HISTORY CHART]

D.	Property Type Distribution

[INSERT CHART SHOWING PROPERTY TYPE DISTRIBUTIONS]

Property Type(1)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(2)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)

(1)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents).

E.	Geographic Distribution

[INSERT CHART SHOWING GEOGRAPHIC DISTRIBUTIONS]

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(1)	(%) of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)

*	The Mortgaged Properties are located in [__] states.

(1)
[For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes 93600 and below.]

(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents).

F.	Characteristics of the Mortgage Pool*

CUT-OFF DATE BALANCE

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO

Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

*
In the case of each mortgage loan related to a partitioned mortgage loan, the debt service coverage ratio, loan-to-value ratio and debt yield ratio information is generally presented herein without regard to the related subordinate loan.

LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

MORTGAGE RATE

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cutoff Date Balance	% of Cutoff Date Balance

UNDERWRITTEN NOI DEBT YIELD

Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

UNDERWRITTEN NCF DEBT YIELD

Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

ORIGINAL TERM TO MATURITY(1)

Range of Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

REMAINING TERM TO MATURITY (1)

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

ORIGINAL AMORTIZATION TERM

Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

* Excludes the non-amortizing loans.

REMAINING STATED AMORTIZATION TERM*

Range of Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

*   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

LOCKBOXES

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

(1)
[___] ([_]) mortgage loans are “hyperamortizing loans” that provides incentives for related borrowers to repay the related loans on or before an “anticipated repayment date”.  The original term to maturity and remaining term to maturity of each such loan is calculated as if the loan matured on its related anticipated repayment date.

CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

BALLOON or ARD LOAN-TO-VALUE RATIO

Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

AMORTIZATION TYPE

Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS*

IO Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

* Excludes non-amortizing loans and amortizing loans that do not provide for a partial interest-only period.

SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Balance

IV.	CERTAIN TERMS AND CONDITIONS

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrues at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest otherwise distributable on all Classes of Certificates (other than the Class [__] Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date.  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class [__] Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution
Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any nonrecoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Nonrecoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss to the Class [__] Certificates (with any losses on the Class [__] Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class [__] Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class [__] Certificates: To interest on the Class [__] Certificates, pro rata, according to their respective interest entitlements.

2.
Class [__] Certificates: To principal on the Class [__] Certificates in the following amounts and order of priority: (i) first, to principal on the Class [__] Certificates until their Certificate Principal Balance is reduced to zero, up to the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class [__] Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class [__] Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (iv) fourth, to principal on the Class [__] Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates other than the Class [__] Certificates has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and the Class [__] Certificates remain outstanding, then the Principal Distribution Amount will be distributed on the Class [__] Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.
Class [__] Certificates: To reimburse the holders of the Class [__], [__] Certificates, pro rata, for any previously unreimbursed losses [(other than certain Trust Advisor expenses)] on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.
Class [__] Certificates: To make distributions on the Class [__] Certificates as follows: (a) first, to interest on Class [__] Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class [__] Certificates), to principal on Class [__] Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse Class [__] Certificates for any previously unreimbursed losses [(other than certain Trust Advisor expenses)] on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.
After the Class [__] Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts [(other than certain Trust Advisor expenses)] on the Class [__] Certificates sequentially in that order in a manner analogous to the Class [__] Certificates.

Allocation of Yield Maintenance
and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (the “YM Group A”) of the Class [__] Certificates and the Class [__] Certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class [__] Certificates, based upon the aggregate of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the total amount of principal distributed to all the certificates in that YM Group for that distribution date.  Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the class of the Class [__] Certificates in such YM Group.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class [__] Certificates.  The holders of the Class [__] Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class [__] Certificates are retired.  For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A to the Prospectus Supplement.  See also “Certain Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in the Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class [__] Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date.  Such losses [(other than certain Trust Advisor expenses)] will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class [__]; second, to Class [__]; third, to Class [__]; fourth, to Class [__]; fifth, to Class [__]; sixth, to Class [__]; and, finally, pro rata, to Classes [__], based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Classes [__] Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class [__] Certificates (with any write-offs on the Class [__] Certificates allocated pro-rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date).  The notional amount of the Class [__] Certificates will be reduced by the amount of all losses that are allocated to the Class [__] Certificates.  The notional amount of the Class [__] Certificates will be reduced by the amount of all losses that are allocated to the Class [__] Certificates.

P&I Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent monthly mortgage loan payments [(other than balloon payments, ARD additional interest and default interest)] and assumed monthly mortgage loan payments on the mortgage loans, except to the extent they are deemed non-recoverable from collections on the related mortgage loan.  In addition, if an appraisal reduction exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Offered Certificates in reverse alphabetical order of the Class designation (except that interest payments on the Class [__] Certificates would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.

Appraisal Reductions:
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Prospectus Supplement) plus other amounts overdue or advanced in connection with such mortgage loan or loan combination, as applicable, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  With respect to a mortgage loan that is part of a split loan structure, any appraisal reduction will be allocated to the related subordinate non-trust mortgage loan to the extent of its principal balance prior to being allocated to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal reductions will affect the amount of debt service advances on the related mortgage loan.  Appraisal reductions will also be taken into account in the determination of the identity of the Classes that are entitled to appoint the subordinate class representative [and, in the case of the mortgage loan that consists of a senior note in a split loan structure, whether the holder of the subordinate non-trust mortgage loan has control rights].

Clean-Up Call and Exchange
Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below [1]% of the initial aggregate principal balance of the mortgage loans of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement.  Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class [__] Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class [__] Certificates (but excluding the residual interest certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of appraisal reductions, and then as a recovery of principal until all principal has been recovered.  Any liquidation proceeds remaining thereafter will be applied as a recovery to delinquent interest that was not advanced as a result of appraisal reductions.

Majority Subordinate Certificateholder
and Subordinate Class Representative:
A subordinate class representative may be appointed by the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class [__] Certificates that has a total principal balance, net of appraisal reductions, that is at least equal to [25]% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class [__] Certificates that has a total principal balance, without regard to appraisal reductions, that is at least equal to [25]% of its total initial principal balance.  The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time.

Control and Consultation:
The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.  A “subordinate control period” will exist when the Class [__] Certificates have an aggregate principal balance, net of any appraisal reductions notionally allocated in reduction of the principal balance of that class, that is not less than 25% of the initial principal balance of that class.  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause.  A “collective consultation period” will exist when the Class [__] Certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reductions allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reductions allocable to that class, is 25% or more of its initial principal balance.  In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions.  A “senior consultation period” will exist when the Class [__] Certificates have an aggregate principal balance, without regard to any appraisal reductions allocable to that class, that is less than 25% of its initial principal balance.  In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct, or consult with respect to servicing matters.

During any “subordinate control period”, the majority subordinate certificateholder will be entitled to terminate the special servicer, with or without cause, and appoint itself or another person as the successor special servicer.  It will be a condition to such appointment that

[______] confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.

Notwithstanding the provisions described above, in connection with the mortgage loan that consists of a senior note in a split loan structure, the holder of the subordinate non-trust mortgage loan will generally be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and to terminate and replace the Special Servicer with respect to the related mortgage loan with or without cause, for as long as the principal balance of the subordinate non-trust mortgage loan, as notionally reduced by appraisal reductions, is at least 25% of its initial balance.  For as long as the holder of the subordinate loan has such rights, neither the subordinate class representative nor the Trust Advisor will have approval, consultation or special servicer replacement rights with respect to the related mortgage loan, other than the right of the subordinate class representative to consent with the holder of the subordinate non-trust mortgage loan.

Replacement of Special Servicer
by General Vote of Certificateholders:
Other than during a “subordinate control period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than [75]% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than [25]% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the special servicer without cause must cause [______] and [______] to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative will have the right (at its expense) to request that the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties.  If the senior note in a split loan structure becomes a defaulted mortgage loan, the holder of the subordinate non-trust mortgage loan will have no right to approve or be consulted with respect to a sale of such defaulted mortgage loan.  Provisions for the sale of defaulted mortgage loans do not limit the rights granted to any related subordinate loan holder or mezzanine lender to purchase the related mortgage loan under the applicable participation or intercreditor agreement.

Age of Appraisals:
Appraisals must be no more than [_] months old for purposes of determining appraisal reductions, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $[_].

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on one or more of: (a) during a subordinate control period, a single, final loan resolution (if any), (b) during a collective consultation period or senior consultation period, certain additional information and/or (c) during a senior consultation period, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices in light of the servicing standard.  In general, no review or report will be required for any year in which no “asset status report” is prepared (or, during a subordinate control period, finalized) in connection with a defaulted asset.  In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with material special servicing actions.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than [50]% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than [15]% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause [______] and [______] to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld).

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Prospectus Supplement, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Subordinate Class
Representative:	It is expected that [__] or an affiliate thereof, or investment funds managed, advised or represented thereby, will be the initial Subordinate Class Representative.

V.	TRANSACTION CONTACT INFORMATION

Questions regarding this Structural and Collateral Term Sheet may be direct to any of the following individuals:

[INSERT CONTACT INFORMATION]

ANNEX E

SPONSOR REPRESENTATIONS AND WARRANTIES

Mortgage Loan Representations and Warranties

The Mortgage Loan Seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Schedule 1 to this Annex E.  Such exceptions will be set forth on Schedule C referred to in the representations and warranties.  Capitalized terms used but not otherwise defined in this Annex e shall have the meanings set forth in this prospectus supplement or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related mortgage loan seller, on the one hand, and the trust fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the mortgage loans, mortgaged properties or other matters.  We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1. Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments which show a complete chain of assignment to the Loan Seller), participation or pledge, and the Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2. Loan Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment or yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan Documents.

3. Mortgage Provisions.  The Mortgage Loan Documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

4. Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its obligations under the Mortgage Loan in whole or any material part.

5. Lien; Valid Assignment.  Subject to the Insolvency Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from the Loan Seller constitutes a legal, valid and binding assignment from the Loan Seller.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan, Loan Group or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), as applicable, except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (9) below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

6. Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, [ground rents,] water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Documents do not, or the Loan Seller did not, require to be subordinated to the lien of such Mortgage; [(f) condominium declaration of record and identified in such Title Policy]; and (g) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, provides that none of which items (a) through (g), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by Loan Seller thereunder and no claims have been paid thereunder. Neither the Loan Seller, nor to the Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgage Property consists of two or more adjoining parcels, such parcels are contiguous.

7. Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property.  Except as set forth on Schedule [__], the Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

8. Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

9. Financing Statements.  Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests, (3) personal property that is leased equipment and (4) personal property that cannot be pledged pursuant to the applicable contract or applicable law.  Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, of such financing statement to the Loan Seller was in suitable form for filing in the filing office in which such financing statement was filed.

10. Condition of Property.  Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-Off Date, which indicates that, except as set forth in such engineering report or property condition assessment or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to either (x) cost less than $50,000 in the aggregate per Mortgaged Property or (y) not exceed 5% of the original principal balance of the related Mortgage Loan; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.  The Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report or property condition assessment and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

11. Taxes and Assessments.  To the Loan Seller’s knowledge, as of the date of origination and as of the Cut-Off Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

12. Condemnation.  To the Loan Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

13. Actions Concerning Mortgage Loan.  To the Loan Seller’s knowledge, as of the date of origination and as of the Cut-Off Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan Documents, (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (g) the current principal use of the Mortgaged Property.

14. Escrow Deposits.  All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan Documents are being conveyed by the Loan Seller to Depositor or its servicer and identified as such with appropriate detail.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Loan Documents.

15. No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, (a “funded earnout”)), and any requirements or conditions to disbursements of any loan proceeds held in a funded earnout have been satisfied with respect to any disbursement of any such funded earnout prior to the Cut-off Date.

16. Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “Special Cause of Loss Form” or an “All Risk Form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A- VIII”  from A.M. Best Company, Inc., or “A3” (or the equivalent) from Moody's Investors Service, Inc., or “A-” from Standard & Poor's Ratings Service (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for  depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business income or loss of rents insurance for a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as a Special Hazard Flood Area, the related Mortgagor  is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by Loan Seller originating mortgage loans for securitization.

If the Special Form or All Risk property policy excludes coverage for named windstorm and/or any other windstorm related perils, , Mortgagor is required to maintain coverage for named windstorm and/or any windstorm related perils on a stand-alone policy issued by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the Probable Maximum Loss/Scenario Expected Loss (“PML/SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML/SEL or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML/SEL or equivalent would exceed 20% of the amount of the replacement cost of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A- VIII” by A.M. Best Company, Inc., or “A3” (or the equivalent) from Moody's Investors Service, Inc., or “A-”  by Standard & Poor's Ratings Service, in an amount not less than 100% of the PML/SEL or the equivalent.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid. All property insurance policies name the lender, under the Mortgage Loan and its successors and assigns, as mortgagee and loss payee under a standard mortgagee endorsement or, in the case of the general liability insurance policy, as additional insured.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the lender to maintain such insurance at the Mortgagor's cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial general liability policies) require at least 10 days' prior notice to the lender of cancellation (or such other period, not less than 10 days, as may be required by applicable law) arising because of nonpayment of a premium, and at least 30 days prior notice to the lender of cancellation arising for any reason other than non-payment of a premium, and no such notice has been received by Loan Seller.

17. Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments.  To Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable affirmative insurance or endorsements obtained with respect to the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by affirmative insurance or endorsements obtained with respect to the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by affirmative insurance or endorsements obtained with respect to the Title Policy.

19. No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Loan Seller.

20. REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business.  To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

23. Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, and except in connection with a trustee’s or similar foreclosure sale after a default by the related Mortgagor, no fees are payable to such trustee except for de minimis fees paid.

24. Local Law Compliance.  To the Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances building codes and land laws (collectively “Zoning Regulations”) or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

25. Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises, certificates of occupancy, consents and other approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws or the Mortgaged Property is otherwise considered a legal non-conforming use or structure.

26. Recourse Obligations.  The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) misappropriation of rents, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan Documents; or (v) commission of material physical waste at the Mortgaged Property.

27. Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (31) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value by the Seller in the underwriting of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the

Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

28. Financial Reporting and Rent Rolls.  Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

29. Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30. Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers of an interest in a Mortgagor that do not result in a change in the ability to manage the day to day affairs of the Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, such as a qualified equityholder, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (26) and (31) herein, or (vii) as set forth on Exhibit [_] by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on Exhibit [__] or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on Exhibit [__] or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31. Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Principal Balance of $25 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance.  [For fixed-rate pools only]  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan Documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33. Fixed Interest Rates.  [For fixed-rate pools only.]  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

34. Ground Leases.  For purposes of this Agreement, a “ground lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in material part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of Loan Seller, its successors and assigns, Loan Seller represents and warrants that:

(A)           The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage.  No material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)           The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)           The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(D)           The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)           The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)           The Loan Seller has not received any written notice of default under or notice of termination of such ground lease.  To the Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease and to the Loan Seller’s knowledge, such ground lease is in full force and effect as of the Cut-off Date;

(G)           The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)           The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Loan Seller in connection with loans originated for securitization;

(J)           Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)           In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

35. Servicing.  The servicing and collection practices used by the Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Loan Seller’s customary commercial mortgage servicing practices.

36. No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments as of the Cut-off Date.  To the Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the security intended to be provided by the Mortgage Loan or the use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Loan Seller in this Annex E.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

37. Bankruptcy.  As of the date of origination and to the Loan Seller’s knowledge as of the Closing Date, no Borrower, guarantor or tenant occupying 100% of a Mortgaged Property is a debtor in a state or federal bankruptcy, insolvency or similar proceeding.

38. Environmental Conditions.  At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan and except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) the existence of an Environmental Condition was indicated in any such ESA, then at least one of the following statements is true:  (A)  an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed”); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; (F) a party related to the Mortgagor is required to take action; or (G) the expenditure of funds reasonably necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan.  To Loan Seller’s knowledge, except as set forth in the ESA, there are no Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

39. Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute and, to the Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the

Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

40. Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

41. Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Schedule [___].

42. Advance of Funds by the Loan Seller.  After origination, no advance of funds has been made by Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

43. Compliance with Anti-Money Laundering Laws.  Loan Seller has complied in all material respects with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Loan Seller’s knowledge” or “the Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

[INSERT ANY APPLICABLE EXCEPTIONS]

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement.  You must not rely on any unauthorized information or representations.  This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus and prospectus supplement is current only as of its date.

Prospectus Supplement
		$[_____] (APPROXIMATE) RBS Commercial Mortgage Securities Trust [_____] (as Issuing Entity) RBS Commercial Funding Inc. (as Depositor) Commercial Mortgage Pass-Through Certificates, Series [_____]
Summary of Prospectus Supplement	S-11
Risk Factors	S-41
Risks Related to the Offered Certificates	S-41
Risks Related to Mortgage Loans and Mortgaged Properties	S-49
Risks Related to Conflicts of Interest	S-71
Other Risks	S-78
Description of the Mortgage Pool	S-84
Transaction Parties	S-109
Description of the Offered Certificates	S-132
[Description of the Credit Enhancement, Liquidity Support or Derivatives Instrument]	S-154
Yield and Maturity Considerations	S-154
The Pooling and Servicing Agreement	S-164
Use of Proceeds	S-205
Federal Income Tax Consequences	S-205
State Tax and Local Considerations	S-207
ERISA Considerations	S-207
Legal Investment	S-209
Plan of Distribution	S-209
Legal Matters	S-210
Certain Legal Aspects of the Mortgage Loans	S-211
[Ratings]	S-211
Index of Significant Definitions	S-213
Annex A— Statistical Characteristics of the Mortgage Loans	A-1
Annex B— Top Ten Loan Summaries	B-1
Annex C— Mortgage Pool Information	C-1
Annex D— Structural and Collateral Term Sheet	D-1
Annex E— Sponsor Representations and Warranties	E-1
		Class [A-1]	$ [_____]
Prospectus		Class [A-2]	$ [_____]
Table of Contents	2	Class [X-A]	$ [_____]
Summary of Prospectus	4	Class [X-B]	$ [_____]
Risk Factors	5	Class [B]	$ [_____]
The Prospectus Supplement	14	Class [C]	$ [_____]
The Depositor	16	Class [D]	$ [_____]
The Sponsor	16	PROSPECTUS SUPPLEMENT RBS [______] [_____], 20[__]
Use of Proceeds	17
Description of the Certificates	18
The Mortgage Pools	25
Servicing of the Mortgage Loans	29
Credit Enhancement	36
Swap Agreement	39
Yield Considerations	40
Certain Legal Aspects of the Mortgage Loans	41
Federal Income Tax Consequences	62
State and Local Tax Considerations	92
ERISA Considerations	92
Legal Investment	94
The Appraisal Regulations	94
Plan of Distribution	95
Incorporation of Certain Information by Reference	97
Legal Matters	98
Ratings	98
Index of Defined Terms	99

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PROSPECTUS

RBS COMMERCIAL FUNDING INC.
Depositor
Commercial Mortgage Pass-Through
Certificates (Issuable in Series by Separate Issuing Entities)

RBS Commercial Funding Inc. from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are trusts. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of  mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, any sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 5 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 96 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

[•], 2011

Important Notice About Information Presented in this
Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail.  These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 100 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to RBS Commercial Funding Inc.

If you require additional information, the mailing address of our principal executive offices is RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901 and the telephone number is (203) 897-2700. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 106 of this prospectus.

SUMMARY OF PROSPECTUS	4
RISK FACTORS	5
THE PROSPECTUS SUPPLEMENT	14
THE DEPOSITOR	16
THE SPONSOR	16
USE OF PROCEEDS	17
DESCRIPTION OF THE CERTIFICATES	18
THE MORTGAGE POOLS	25
SERVICING OF THE MORTGAGE LOANS	29
CREDIT ENHANCEMENT	36
SWAP AGREEMENT	39
YIELD CONSIDERATIONS	40
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	41
FEDERAL INCOME TAX CONSEQUENCES	62
STATE AND LOCAL TAX CONSIDERATIONS	92
ERISA CONSIDERATIONS	92
LEGAL INVESTMENT	94
THE APPRAISAL REGULATIONS	95
PLAN OF DISTRIBUTION	96
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	97
LEGAL MATTERS	98

RATINGS	98
INDEX OF DEFINED TERMS	100

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus.  It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates.  To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	RBS Commercial Funding Inc., a Delaware corporation. Our telephone number is (203) 897-2700.

Description of Certificates;
Ratings
The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes.  The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund.  Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement.  Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

•
the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

•	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

•	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

•	the tax status of certificates; and

•	whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors.  Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the applicable prospectus supplement.  Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund.  As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans— Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants in common for under a mortgage loans will be special purpose entities.  Each related tenant in common borrower waived its right to partition, reducing the risk of partition.  However, there can be no assurance that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers.  Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests.  We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans.  Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums.  The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.  The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes.  Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default.  As a result, as delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by a servicer may be limited by several factors.  First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers.  Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans.  In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates.  In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction.  The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates.  You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”).  If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the related servicing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of such related servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer.  An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume such servicing agreement and assign it to a third party.  An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state.  We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund's claim to collections in that servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected.  In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over A Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the related trust or trust fund.  These decisions are generally made, subject to the express terms of the applicable servicing agreement, by the servicer or the trustee.  Any decision made by any of those parties in respect of the related trust or trust fund in accordance with the terms of such servicing agreement or indenture, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee.  In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

•	the prepayment provisions of the related mortgage notes;

•	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus.  We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See

 “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

Environmental Law Considerations

Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of a trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

•	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

•	whether the trust will be treated for federal income tax purposes as one or more grantor trusts or REMICs;

•	the identity of each class within a series;

•	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

•
certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

•	the identity of the master servicer;

•	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

•	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

•	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

•	the final scheduled distribution date of each class of offered certificates;

•	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

•	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate certificates;

•	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

•	the distribution dates for each class of offered certificates;

•	the representations and warranties to be made by us or another entity relating to the mortgage loans;

•	information with respect to the terms of the subordinate certificates or residual certificates, if any;

•
additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

•	additional information with respect to the plan of distribution;

•	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

•	any significant obligors in accordance with Regulation AB under the Securities Act (17 CFR 229.1100 - 229.1123 (“Regulation AB” ));

•
if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

•
if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

•
if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

•
whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

RBS Commercial Funding Inc. (the “Depositor”) was incorporated in the State of Delaware on November 18, 1999 as Greenwich Capital Commercial Funding Corp., for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The Depositor changed its name to RBS Commercial Funding Inc. on [____].  The principal executive offices of the Depositor are located at 600 Washington Boulevard, Stamford, Connecticut 06901. Its telephone number is (203) 897-2700. The Depositor will not have any material assets other than the trust funds.]

Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor, if specifically set forth in the Agreement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended.  In addition, the bylaws of the Depositor provide that the Depositor will indemnify to the full extent permitted by law any person for any and all liabilities incurred by reason of the fact that the person is or was a director, officer, employee or agent of the Depositor or, at the request of the Depositor, served another corporation, partnership, joint venture, trust or other enterprise in such capacity.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSOR

Overview

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series.  The related prospectus supplement may identify a sponsor to be The Royal Bank of Scotland plc or RBS Financial Products Inc. (collectively, “The Royal Bank of Scotland”).

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliated entities and each of them is an affiliate of the depositor.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of RBS Holdings, Inc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc and RBS Financial Products Inc. are indirect subsidiaries of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., who may be listed as an underwriter in the related Prospectus Supplement.  The principal offices of The Royal Bank of Scotland plc and RBS Financial Products Inc. in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

RBS’s Commercial Mortgage Securitization Program.  The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of mortgage loans that The Royal Bank of Scotland originates:

•
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties.  These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

•
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, including RBS Commercial Mortgage Funding Inc., or another entity that acts in a similar capacity, who in turn transfers those mortgage loans to the issuing trust fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998.  During the period commencing on January 1, 1998 and ending on September 30, 2011, The Royal Bank of Scotland affiliates were the sponsors of 35 commercial mortgage-backed securitization transactions.  Approximately $40.9 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade,” typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate offered certificates of the related series will be referred to as a “Rating Agency” in the related Prospectus Supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity and market value of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i)              a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii)              all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii)              all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement.  Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.  See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

*      Whenever used in this prospectus the terms “certificates,” “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i)              mortgage principal prepayment effects on the weighted average lives of the classes;

(ii)              the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii)              the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1)      all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)      all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3)      all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4)      all proceeds from the liquidation of a mortgage loan (“Liquidation Proceeds”), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5)      all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

(6)      any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7)      any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8)      any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i)              remit certain amounts for the related Distribution Date into the Distribution Account;

(ii)              to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii)              pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv)              reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i)              make remittances to the Collection Account as required by the Agreement;

(ii)              pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii)              provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i)              to cure any ambiguity;

(ii)              to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii)              to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv)              for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

•
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

•	reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates then outstanding; or

•	alter the servicing standard set forth in the related Agreement.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i)              the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii)              the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii)              the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv)              mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i)              information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii)              updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii)              financial information relating to the underlying Mortgaged Properties;

(iv)              information with respect to delinquent mortgage loans;

(v)              information on mortgage loans which have been modified; and

(vi)              information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan or lease is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1.           mortgage loans with fixed interest rates;

2.           mortgage loans with adjustable interest rates;

3.           mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

4.           mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

5.           mortgage loans that provide for recourse against only the Mortgaged Properties; and

6.           mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i)              the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii)              the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii)              the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv)              the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v)              the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi)              the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

(vii)              the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii)              the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix)              the debt service coverage ratios relating to the mortgage loans;

(x)              information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi)              information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii)              payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans  to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

(i)              the mortgage note, endorsed to the order of the Trustee without recourse;

(ii)              the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii)              any assumption, modification or substitution agreements relating to the mortgage loan;

(iv)              a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v)              if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi)              a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii)              any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i)              have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii)              have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii)              have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv)              comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

•
negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

•	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

•	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Trust Advisor

If so specified in the related prospectus supplement, an advisor (the “Trust Advisor”) may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Trust Advisor; (ii) the method of selection of the Trust Advisor; (iii) certain decisions as to which the Trust Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Trust Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—

Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency.  Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Trust Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer (or any other party as may be identified in the related prospectus supplement) or us, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any,

nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i)              with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

(ii)              with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii)              with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv)              with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)              with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi)              with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full.  If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap.  In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps.  In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors.  In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars.  An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap.  In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class  for the rate of interest on  that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses

(in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) and, therefore, could be rescinded in favor of the bankrupt’s estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent “fair consideration” (“reasonably equivalent value” under the Bankruptcy Code).  Although the reasoning and result of Durrett in respect of the Bankruptcy Code were rejected by the United States Supreme Court in May 1994, in BFP v. Resolution Trust Corp., the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, a lender may be unwilling to purchase the property from the trustee or referee for less than an amount equal to the principal amount of the mortgage, accrued or unpaid interest and the expenses of foreclosure.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks”

below.  As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere substantially with and delay the ability of a secured mortgage lender to obtain payment of a loan, to exercise remedies to realize upon collateral and/or to enforce a deficiency judgment.  The delay and consequences of the delay caused by an automatic stay can be significant.  For example, upon the filing of a voluntary or involuntary petition for relief under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to obtain property of or from a debtor’s estate are subject to the automatic stay of Section 362(a) of the Bankruptcy Code.  Often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, a bankruptcy filing by or with respect to a third party may adversely affect a mortgage lender’s rights.  For example, the filing of a petition under the Bankruptcy Code by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is "necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.  At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior lien holder.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances.  The amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan of reorganization or lien avoidance proceeding or claims objection proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan.  Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease conditioned upon the commencement of a bankruptcy case or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases.  In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing an assignment of rents, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents.  For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  An assignment of rents and leases be unenforceable in bankruptcy (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a perfected security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.  In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code.  This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the "ordinary course" exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract conditioned upon the commencement of a bankruptcy case or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this offering circular with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. If such an order were entered, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in trust or trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

•	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

•
as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

•	involving radon; or

•	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as the Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption.  In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.  Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”).  The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses.  Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, we cannot assure you that the defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties.  The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement.  You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates issued by a REMIC Pool are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Cadwalader, Wickersham & Taft LLP will render its opinion that, assuming (i) the making of appropriate and timely elections, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, for federal income tax purposes, (a) each REMIC Pool will qualify as a REMIC, (b) the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and (c) the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs.  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day,” which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, loans secured by timeshare interests that represent undivided fractional fee interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification or as of the Startup Day. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the case of each REMIC Pool, the Regular Certificates will constitute one or more classes of regular interests, and the Residual Certificates will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter.  Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate.  Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate.  A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below the holder’s basis in the Regular Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments.  Losses attributable to interest previously reported as income and losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business.  Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion.  Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities.  Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative.  In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates.  Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC Pool.  A Residual Certificateholder must account separately for its interest in each REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions.  The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates.  However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income.  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.  A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income:  (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.  Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium

Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount

The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium

Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations

If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer.  This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any non-U.S. Person or its agent other than (i) a non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests

The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A)      the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B)      the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors

The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Similar rules apply to excess inclusions allocable to Non-U.S. Persons through certain other pass-through entities.  Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property,” taxable at the highest corporate rate.  Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners.  In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding.  However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement.  Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool.  The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced to zero for taxable years beginning in 2010-2012. Under current law, the limitation will be fully reinstated for the taxable year beginning in 2013 and thereafter.  In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non resident aliens, foreign corporations or other Non-U.S. Persons (i.e., any person that is not a U.S. Person) will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section

881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investorwho are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related Agreement.

Foreign Accounting Tax Compliance Act

Legislation enacted in March 2010 requires “foreign financial institutions” to enter into an agreement with the Treasury requiring them to obtain and to disclose to the Treasury information about certain investors. The legislation also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS.  The legislation imposes a 30% withholding tax on certain payments of income and capital gains to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into the agreement otherwise fails to comply with the requirements of the legislation.  The legislation is expected to be effective for payments made after December 31, 2013, but would not apply to obligations, such as any REMIC Regular Certificates outstanding at any time before March 18, 2012.  If, with respect to any REMIC Regular Certificates issued on or after March 18, 2012, a Non-U.S. Person that is subject to the legislation fails to comply with the requirements of the legislation, payments with respect to a REMIC Regular Certificate held by such Non-U.S. Person would be subject to a 30% withholding tax.  Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% (increasing to 31% after 2013) on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates
as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year.  The applicable limitation is reduced to zero for the taxable years beginning in 2010-2012.  Under current law, the limitation will be fully reinstated for taxable year beginning in 2013.  As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.           A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.           A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3.           A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where  the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each

Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations other than in the case of an interest-only Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “— Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the Closing Date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities  dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

For a discussion of requirements that may be imposed on “foreign financial institutions” under the Foreign Accounting Tax Compliance Act, see “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Foreign Accounting Act Compliance Act” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans.

Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans.  Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan.  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code.  However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets,” it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity.  The Pension Protection Act of 2006 adds a provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

Certain exceptions are provided in the Regulations, through which an investing Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which are defined as ERISA Plans, Code Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s or a Code Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s or a Code Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates.”

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Code Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates.  Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable Underwriter that this investment meets all relevant legal requirements with respect to  investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO;

 and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  Accordingly, depending on the standards established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to July 21, 2012, and specified to be “mortgaged related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of offered certificates may not qualify, either.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase those certificates, may be subject to significant interpretive uncertainties.  Except as to the status of certain classes of the offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates. Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or the regulatory characteristics of, that class of offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by means of this prospectus and the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of offered certificates will describe the method of offering of the series, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of offered certificates may be made through a combination of two or more of these methods:

1.      By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

2.      By placements by the Depositor with investors through dealers; and

3.      By direct placements by the Depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by RBS Securities Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. RBS Securities Inc. is an affiliate of the Depositor and, as such, RBS Securities Inc. will have a conflict of interest in underwriting any offered certificates.  The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, RBS Securities Inc., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the offered certificates.

If specified in the prospectus supplement relating to a series of offered certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the offered certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of such certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of offered certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement.  The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the offered certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.  The offering may be restricted in the manner specified in the prospectus supplement.  The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved).  Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.  Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement.  All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.  As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901 (phone: (203) 897-2700).

This prospectus and the prospectus supplement for each series are parts of our registration statement filed with the SEC pursuant to the Securities Act File No. 333-[__] (the “Registration Statement”). This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in the Registration Statement. For further information, please see the Registration Statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the SEC upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C.  20549.  Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C.  20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.  The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.  Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 600 Washington Boulevard, Stamford, Connecticut 06901 (phone: (203) 897-2700), [Attention: Prospectus Department].

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the Registration Statement, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets.  These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any.  Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated.  As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

1
1986 Act	65
A
ADA	61
Advances	33
Agreement	18
Appraisal Regulations	95
Assessment of Compliance	34
B
Balloon Payments	40
Bankruptcy Code	44
beneficial owner	19
C
CERCLA	54
Certificateholders	20
Closing Date	27
Code	62
Collection Account	21
Cut-Off Date	20
D
Defective Mortgage Loans	29
Department	93
Depositor	16
Depository	19
Disqualified Non-U.S. Person	78
Disqualified Organization	94
Distribution Account	21
Distribution Date	20
E
EDGAR	25
Environmental Condition	54
ERISA	92
ERISA Plans	92
Event of Default	35
Exchange Act	18
F
FDIA	12
Financial Intermediary	19
FIRREA	95
FIRREA Appraisal	95
Form 8-K	26
G
Garn-St Germain Act	57
H
Holders	20
I
Insurance Proceeds	21
IRS	65
L
Lender Liability Act	54
Letter of Credit Bank	37
Liquidation Proceeds	21
M
Master Servicer	29
Master Servicer Remittance Date	22
Mortgage Loan File	28
Mortgage Loan Schedule	27
Mortgaged Property	25
Mortgages	25
N
NRSRO	18
O
OID Regulations	66
P
Pass-Through Entity	77
Permitted Investments	23
Plans	93
Prepayment Assumption	67
Prepayment Premium	22
Property Protection Expenses	22
R
Random Lot Certificates	66
Rating Agency	18
Registration Statement	98
Regular Certificateholder	65
Regulation AB	15

Regulations	93
Relief Act	58
REMIC	23
REMIC Pool	63
REMIC Regulations	62
REO Account	22
REO Property	21
Repurchase Price	28
Residual Certificateholder	73
Responsible Party	28
S
SEC	16
Secured-Creditor Exemption	54
Securities Act	16
Senior Certificates	37
Servicing Fee	32
Similar Law	93
SMMEA	94
Special Servicer	29
Specially Serviced Mortgage Loans	29
Standard Certificateholder	85
Standard Certificates	85
Startup Day	64
Stripped Certificateholder	89
Stripped Certificates	85
Subordinate Certificates	37
Substitute Mortgage Loans	29
T
The Royal Bank of Scotland	16
Title V	59
Title VIII	59
Treasury	62
TRIPRA	61
Trust Advisor	30
Trust Fund	18
Trustee	25
U
U.S. Person	79
Underwriter’s Exemption	94
V
Voting Rights	36

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.  All such expenses, except for the SEC Registration Fee, are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be equal to $1,000,000 of Securities registered hereby.

SEC Registration Fee (actual)	$114.60*
Printing and Engraving Expenses.	$200,000.00
Trustee’s Fees and Expenses	$125,000.00
Legal Fees and Expenses	$800,000.00
Accounting Fees and Expenses	$150,000.00
Blue Sky Fees and Expenses	$6,000.00
Rating Agency Fees	$2,500,000.00
Miscellaneous	$200,000.00

Total	$3,981,114.60
____________
* Includes $114.60 previously paid in connection with the initial filing of this Registration Statement on November 10, 2011 and an additional $115,983.90 in filing fees anticipated to be paid at the time of the filing of an additional amendment to this Registration Statement prior to the offering of any Certificates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation, as amended, of RBS Commercial Funding Inc. (the “Registrant”) provides that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended.  In addition, the bylaws of the Depositor provide that the Depositor will indemnify to the full extent permitted by law any person for any and all liabilities incurred by reason of the fact that the person is or was a director, officer, employee or agent of the Depositor or, at the request of the Depositor, served another corporation, partnership, joint venture, trust or other enterprise in such capacity.

Any Underwriters who execute and Underwriting Agreement will agree, under certain circumstances to indemnify certain officers, directors and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.  The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

The Pooling and Servicing Agreement may provide that no director, officer, employee or agent of the Registrant is liable to the trust fund or the certificateholders, except for (i) any breach of warranty or representation with respect to such respective party or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement with respect to such respective party.  Such agreement may provide further that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related certificates, other than any such loss, liability or expenses (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of obligations or duties under the Pooling and Servicing Agreement, in each case by the person being indemnified, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling and Servicing Agreement, (iii) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof or (iv) which constitutes a property advance that is otherwise reimbursable under the Pooling and Servicing Agreement.

ITEM 16.  EXHIBITS.

1.1—	Form of Underwriting Agreement*
3.1—	Certificate of Incorporation of RBS Commercial Funding Inc., as amended*
3.2—	Amended and Restated Bylaws of RBS Commercial Funding Inc.*
4.1—	Form of Pooling and Servicing Agreement*
4.2—	Form of Mortgage Loan Purchase Agreement*
5.1—	Opinion of Cadwalader, Wickersham & Taft LLP with respect to the legality of the Certificates**
8.1—	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (incorporated in Exhibit 5.1)**
23.1—	Form of Consent of Cadwalader, Wickersham & Taft LLP (incorporated in Exhibit 5.1)**
24.1—	Power of Attorney (included on page II-8)*
_________________
*	Previously filed
**	Filed herewith

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission filed pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this paragraph 4 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; and

provided, further, however, that paragraphs (i) and (ii) of this paragraph 5 do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

2.   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

5.  That, for the purpose of determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6.  For purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

8.  For purposes of determining any liability under the Securities Act, that the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

10.  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

11.  For purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

12.  Except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it reasonably believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and therefore it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities will be investment grade securities at the time of sale), and it has duly caused this Pre-Effective No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on March 5, 2012.

RBS COMMERCIAL FUNDING INC.

By:	/s/ Adam Ansaldi
Name: Adam Ansaldi
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Director	March 5, 12012
Doug Tiesi
*	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	March 5, 2012
Jason Hauf
*	Director	March 5, 2012
John Burke

*By: /s/ Adam Ansaldi
Name: Adam Ansaldi
Attorney-In-Fact1

1 Adam Ansaldi, by signing his name hereto, does sign this document on behalf of persons indicated above pursuant to a power of attorney executed by such persons and filed as an exhibit to the initial filing of this Registration Statement (File No. 333-177891) on Form S-3 and incorporated herein by reference.

EXHIBIT INDEX

1.1—	Form of Underwriting Agreement*
3.1—	Certificate of Incorporation of RBS Commercial Funding Inc., as amended*
3.2—	Amended and Restated Bylaws of RBS Commercial Funding Inc.*
4.1—	Form of Pooling and Servicing Agreement*
4.2—	Form of Mortgage Loan Purchase Agreement*
5.1—	Opinion of Cadwalader, Wickersham & Taft LLP with respect to the legality of the Certificates**
8.1—	Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (incorporated in Exhibit 5.1)**
23.1—	Form of Consent of Cadwalader, Wickersham & Taft LLP (incorporated in Exhibit 5.1)**
24.1—	Power of Attorney (included on page II-8)*
_________________
*	Previously filed
**	Filed herewith